As filed with the Securities and Exchange Commission on April 29, 2013

Registration No. 333-187364

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

Form S-4

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

PENSKE AUTOMOTIVE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	5500	22-3086739
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

SEE TABLE OF ADDITIONAL SUBSIDIARY GUARANTOR REGISTRANTS

LISTED ON THE FOLLOWING PAGE

2555 Telegraph Road, Bloomfield Hills, MI 48302; 248-648-2500
(Address, including Zip code, and telephone number, including area code, of registrant’s principal executive offices)

Shane M. Spradlin, Esq.
Executive Vice President and Secretary
Penske Automotive Group, Inc.
2555 Telegraph Road
Bloomfield Hills, MI 48302

(Name, address, including Zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:   As soon as practicable after the effective date of this registration statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.   ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒  Accelerated filer ☐  Non-accelerated filer ☐  Smaller reporting company ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

Exact Name of Registrant Guarantor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
ATLANTIC AUTO FUNDING CORPORATION	Delaware	16-1480801
ATLANTIC AUTO SECOND FUNDING CORPORATION	Delaware	16-1502671
ATLANTIC AUTO THIRD FUNDING CORPORATION	Delaware	16-1505549
AUTO MALL PAYROLL SERVICES, INC.	Florida	65-0168491
AUTOMOTIVE MEDIA HOLDINGS, LLC	Delaware	27-0487960
BRETT MORGAN CHEVROLET-GEO, INC.	Delaware	62-1666250
CENTRAL FORD CENTER, INC.	Arkansas	71-0472936
CJNS, LLC	Delaware	86-1024936
CLASSIC AUTO GROUP, INC.	New Jersey	22-3115638
CLASSIC ENTERPRISES, LLC	Delaware	22-3115638
CLASSIC IMPORTS, INC.	New Jersey	22-3528527
CLASSIC MANAGEMENT COMPANY, INC.	New Jersey	22-3271563
CLASSIC MOTOR SALES, LLC	Delaware	22-3555425
CLASSIC NISSAN OF TURNERSVILLE, LLC	Delaware	52-2097845
CLASSIC OLDSMOBILE-PONTIAC-GMC TRUCK, LTD.	Texas	74-2355160
CLASSIC SPECIAL, LLC	Texas	74-2974736
CLASSIC SPECIAL ADVERTISING, INC.	Texas	74-2821777
CLASSIC SPECIAL AUTOMOTIVE, LTD.	Texas	74-2974762
CLASSIC SPECIAL AUTOMOTIVE GP, LLC	Texas	74-2974762
CLASSIC SPECIAL HYUNDAI, LTD.	Texas	74-2974736
CLASSIC TURNERSVILLE, INC.	New Jersey	22-3523436
COUNTY AUTO GROUP PARTNERSHIP	New Jersey	13-3678489

Exact Name of Registrant Guarantor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
COVINGTON PIKE DODGE, INC.	Delaware	62-1470261
CYCLE HOLDINGS, LLC	Delaware	26-1860955
DAN YOUNG CHEVROLET, INC.	Indiana	35-1123225
DAN YOUNG MOTORS, LLC	Delaware	35-2035179
DANBURY AUTO PARTNERSHIP	Connecticut	06-1349205
DEALER ACCESSORIES, LLC	Delaware	26-0111056
DIFEO CHRYSLER PLYMOUTH JEEP EAGLE PARTNERSHIP	New Jersey	22-3186252
DIFEO HYUNDAI PARTNERSHIP	New Jersey	22-3186280
DIFEO LEASING PARTNERSHIP	New Jersey	22-3193493
DIFEO NISSAN PARTNERSHIP	New Jersey	22-3186257
DIFEO PARTNERSHIP, LLC	Delaware	22-3145559
DIFEO TENAFLY PARTNERSHIP	New Jersey	22-3186285
D. YOUNG CHEVROLET, LLC	Delaware	35-2035177
EUROPA AUTO IMPORTS, INC.	California	95-2305855
FLORIDA CHRYSLER PLYMOUTH, INC.	Florida	59-2676162
FRN OF TULSA, LLC	Delaware	74-2870051
GENE REED CHEVROLET, INC.	South Carolina	57-0714181
GMG MOTORS, INC.	California	95-2691214
GOODSON NORTH, LLC	Delaware	74-2962022
GOODSON PONTIAC-GMC, LLC	Delaware	74-2962015
GOODSON SPRING BRANCH, LLC	Delaware	74-2962017
HBL, LLC	Delaware	38-3635872
HILL COUNTRY IMPORTS, LTD.	Texas	74-2585314
HT AUTOMOTIVE, LLC	Delaware	41-2251059
HUDSON MOTORS PARTNERSHIP	New Jersey	22-3186282
JS IMPORTS, LLC	Delaware	06-1174009
KMPB, LLC	Delaware	33-0959285
KMT/UAG, INC.	California	95-3189650
LANDERS AUTO SALES, LLC	Delaware	84-1664308
LANDERS BUICK-PONTIAC, INC.	Arkansas	71-0765000
LANDERS FORD NORTH, INC.	Arkansas	71-0833592
LANDERS UNITED AUTO GROUP NO. 2, INC.	Arkansas	71-0796323
LATE ACQUISITION I, LLC	Delaware	33-1011098
LATE ACQUISITION II, LLC	Delaware	33-1011096
MICHAEL CHEVROLET-OLDSMOBILE, INC.	South Carolina	57-0917132
MOTORCARS ACQUISITION II, LLC	Delaware	38-3526433
MOTORCARS ACQUISITION III, LLC	Delaware	38-3526235
MOTORCARS ACQUISITION IV, LLC	Delaware	38-3569545
MOTORCARS ACQUISITION V, LLC	Delaware	87-0721680
MOTORCARS ACQUISITION VI, LLC	Delaware	86-1121782
MOTORCARS ACQUISITION, LLC	Delaware	38-3526432
NATIONAL CITY FORD, INC.	Delaware	33-0834429
OCT PARTNERSHIP	New Jersey	22-3248303
PAG ACQUISITION 27, LLC	Delaware	27-0398643
PAG ACQUISITION 28, LLC	Delaware	27-0398588
PAG ACQUISITION 36, LLC	Delaware	n/a
PAG ACQUISITION 40, LLC	Delaware	n/a

Exact Name of Registrant Guarantor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
PAG ACQUISITION 41, LLC	Delaware	n/a
PAG ARKANSAS F1, LLC	Delaware	45-3265105
PAG ARKANSAS F2, LLC	Delaware	45-4552146
PAG ARKANSAS MIT, LLC	Delaware	27-2867327
PAG ATLANTA MANAGEMENT, INC.	Delaware	13-3865530
PAG AUSTIN H1, LLC	Delaware	n/a
PAG AUSTIN S1, LLC	Delaware	26-1206577
PAG AVONDALE H1, LLC	Delaware	27-1773574
PAG AZ PROPERTIES, LLC	Delaware	26-1377262
PAG BEDFORD A1, LLC	Delaware	27-3969879
PAG BEDFORD P1, LLC	Delaware	27-3969933
PAG BEDFORD PROPERTIES, LLC	Delaware	n/a
PAG CHANTILLY M1, LLC	Delaware	26-1377251
PAG CLOVIS T1, INC.	Delaware	26-1857570
PAG DISTRIBUTOR S1, LLC	Delaware	87-0766681
PAG EAST, LLC	Delaware	35-2036025
PAG EDISON B1, LLC	Delaware	n/a
PAG GOODYEAR F1, LLC	Delaware	86-1024935
PAG GREENWICH M1, LLC	Delaware	45-2342875
PAG INVESTMENTS, LLC	Delaware	27-5082711
PAG MADISON L1, LLC	Delaware	46-0992715
PAG MADISON T1, LLC	Delaware	46-0983205
PAG MARIN M1, INC.	Delaware	27-4171554
PAG MENTOR A1, INC.	Ohio	34-1403202
PAG MICHIGAN HOLDINGS, LLC	Delaware	30-0193048
PAG MICHIGAN S1, LLC	Delaware	26-1108872
PAG NORTHERN CALIFORNIA MANAGEMENT, INC.	Delaware	27-1068131
PAG NORTH SCOTTSDALE BE, LLC	Delaware	26-1363608
PAG ONTARIO B1, INC.	Delaware	46-0738871
PAG ORANGE COUNTY MANAGEMENT COMPANY, INC.	Delaware	45-3981423
PAG ORANGE COUNTY RR1, INC.	Delaware	45-4896142
PAG ORLANDO GENERAL, INC.	Delaware	26-1207380
PAG ORLANDO LIMITED, INC.	Delaware	26-1206643
PAG ORLANDO PARTNERSHIP, LTD.	Florida	26-1340023
PAG SAN FRANCISCO N1, INC.	Delaware	27-3979807
PAG SAN JOSE S1, INC.	Delaware	26-4473239
PAG SANTA ANA AVW, INC.	Delaware	27-1339782
PAG SANTA ANA B1, INC.	Delaware	45-2267865
PAG SURPRISE T1, LLC	Delaware	n/a
PAG TEMPE M1, LLC	Delaware	26-1377292
PAG TEXAS MANAGEMENT COMPANY, LLC	Delaware	45-3981193
PAG TURNERSVILLE AU, LLC	Delaware	26-4426061
PAG WEST, LLC	Delaware	13-3914611
PAG WEST ACQUISITION 7, INC.	Delaware	n/a
PAG WEST ACQUISITION 8, INC.	Delaware	n/a
PAG WEST ACQUISITION 9, INC.	Delaware	n/a
PAG WEST BAY MIT, LLC	Delaware	27-3042965

Exact Name of Registrant Guarantor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
PALM AUTO PLAZA, LLC	Delaware	65-1272503
PEACHTREE NISSAN, INC	Georgia	58-1273321
PENSKE CAR RENTAL HOLDINGS, LLC	Delaware	46-0788554
PENSKE CAR RENTAL INDIANA, LLC	Delaware	80-0877574
PENSKE CAR RENTAL MEMPHIS, LLC	Delaware	35-2452611
PENSKE DIRECT, LLC	Delaware	26-1556185
PENSKE WHOLESALE OUTLET, LLC	Delaware	26-1377275
PETER PAN MOTORS, INC.	California	94-1747384
PMRC, LLC	Delaware	22-3881752
RELENTLESS PURSUIT ENTERPRISES, INC.	California	93-1008771
SA AUTOMOTIVE, LTD.	Arizona	86-0583813
SAU AUTOMOTIVE, LTD.	Arizona	86-0839423
SCOTTSDALE 101 MANAGEMENT, LLC	Delaware	n/a
SCOTTSDALE FERRARI, LLC	Arizona	86-0981831
SCOTTSDALE JAGUAR, LTD.	Arizona	86-0527896
SCOTTSDALE MANAGEMENT GROUP, LTD.	Arizona	86-0573438
SCOTTSDALE PAINT & BODY, LLC	Delaware	n/a
SDG AUTOMOTIVE INVESTMENTS, LLC	Ohio	20-1680626
SIGMA MOTORS INC.	Arizona	86-1047752
SK MOTORS, LLC	Delaware	32-0212884
SL AUTOMOTIVE, LLC	Delaware	38-3763696
SOMERSET MOTORS PARTNERSHIP	New Jersey	22-3186283
SOMERSET MOTORS, INC.	New Jersey	22-2986160
SUN MOTORS, LLC	Delaware	30-0438071
TAMBURRO ENTERPRISES, INC.	Nevada	88-0485938
TRI-CITY LEASING, INC.	California	95-2690090
TURNERSVILLE AUTO OUTLET, LLC	Delaware	26-1444871
UAG ARKANSAS FLM, LLC	Delaware	87-0766675
UAG ATLANTA H1, LLC	Delaware	30-0282545
UAG ATLANTA IV MOTORS, INC.	Georgia	58-1092076
UAG CAPITOL, INC.	Delaware	76-0759095
UAG CAROLINA, INC.	Delaware	13-3959601
UAG CENTRAL NJ, LLC	Delaware	90-0131625
UAG CENTRAL REGION MANAGEMENT, LLC	Indiana	38-3537233
UAG CHANTILLY AU, LLC	Delaware	87-0766680
UAG CHCC, INC.	New Jersey	22-2990922
UAG CHEVROLET, INC.	New Jersey	22-2762327
UAG CITRUS MOTORS, LLC	Delaware	59-3525335
UAG CLASSIC, INC.	Delaware	13-3987807
UAG CLOVIS, INC.	Delaware	76-0759096
UAG CONNECTICUT, LLC	Delaware	06-1589742
UAG DULUTH, INC.	Texas	58-1786146
UAG EAST, LLC	Delaware	13-3944970
UAG ESCONDIDO A1, INC.	Delaware	20-3697398
UAG ESCONDIDO H1, INC.	Delaware	20-3697348
UAG ESCONDIDO M1, INC.	Delaware	20-3697423
UAG FAYETTEVILLE I, LLC	Delaware	71-0858576
UAG FAYETTEVILLE II, LLC	Delaware	71-0858577

v

Exact Name of Registrant Guarantor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
UAG FAYETTEVILLE III, LLC	Delaware	71-0858578
UAG FINANCE COMPANY, INC.	Delaware	13-3953915
UAG GD, LTD.	Texas	06-1664576
UAG GN, LTD.	Texas	06-1664569
UAG GP, LTD.	Texas	06-1664579
UAG GRACELAND II, INC.	Delaware	13-3991339
UAG GW, LTD.	Texas	06-1664570
UAG HOUSTON ACQUISITION, LTD.	Texas	38-3542915
UAG HUDSON CJD, LLC	Delaware	87-0766678
UAG HUDSON, INC.	New Jersey	22-1919268
UAG INTERNATIONAL HOLDINGS, INC.	Delaware	51-0393682
UAG KISSIMMEE MOTORS, INC.	Delaware	58-2361341
UAG LANDERS SPRINGDALE, LLC	Delaware	71-0846659
UAG LOS GATOS, INC.	Delaware	76-0759098
UAG MARIN, INC.	Delaware	76-0759100
UAG MEMPHIS II, INC.	Delaware	62-1722683
UAG MEMPHIS IV, INC.	Delaware	62-1722679
UAG MEMPHIS MANAGEMENT, INC.	Delaware	62-1722677
UAG MENTOR ACQUISITION, LLC	Delaware	38-3553602
UAG MICHIGAN CADILLAC, LLC	Delaware	38-3543705
UAG MICHIGAN H1, LLC	Delaware	42-1539792
UAG MICHIGAN H2, LLC	Delaware	06-1732404
UAG MICHIGAN PONTIAC-GMC, LLC	Delaware	38-3543709
UAG MICHIGAN T1, LLC	Delaware	38-3543711
UAG MICHIGAN TMV, LLC	Delaware	38-3544903
UAG MINNEAPOLIS B1, LLC	Delaware	76-0819658
UAG NANUET II, LLC	Delaware	22-3784978
UAG NEVADA LAND, LLC	Delaware	86-1008719
UAG NORTHEAST, LLC	Delaware	13-3914694
UAG OLDSMOBILE OF INDIANA, LLC	Indiana	38-3523400
UAG PHOENIX VC, LLC	Delaware	06-1590478
UAG REALTY, LLC	Delaware	38-3543708
UAG ROYAL PALM, LLC	Delaware	80-0072974
UAG ROYAL PALM M1, LLC	Delaware	06-1774003
UAG SAN DIEGO A1, INC.	Delaware	20-3697335
UAG SAN DIEGO AU, INC.	Delaware	20-3955972
UAG SAN DIEGO H1, INC.	Delaware	20-3697304
UAG SAN DIEGO JA, INC.	Delaware	47-0957524
UAG SAN DIEGO MANAGEMENT, INC.	Delaware	20-3955897
UAG SPRING, LLC	Delaware	74-2981371
UAG STEVENS CREEK II, INC.	Delaware	47-0957526
UAG SUNNYVALE, INC.	Delaware	76-0759097
UAG TEXAS II, INC.	Delaware	13-3933083
UAG TEXAS, LLC	Delaware	13-3933080
UAG TULSA HOLDINGS, LLC	Delaware	51-0410923
UAG TURNERSVILLE MOTORS, LLC	Delaware	84-1629421
UAG TURNERSVILLE REALTY, LLC	Delaware	38-3543708
UAG VK, LLC	Delaware	38-3590846

Exact Name of Registrant Guarantor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
UAG WEST BAY AM, LLC	Delaware	61-1442389
UAG WEST BAY FM, LLC	Delaware	86-1088680
UAG WEST BAY IA, LLC	Delaware	30-0150593
UAG WEST BAY IAU, LLC	Delaware	61-1442390
UAG WEST BAY IB, LLC	Delaware	35-2196049
UAG WEST BAY II, LLC	Delaware	38-3672787
UAG WEST BAY IL, LLC	Delaware	30-0150590
UAG WEST BAY IM, LLC	Delaware	37-1458215
UAG WEST BAY IN, LLC	Delaware	04-3805793
UAG WEST BAY IP, LLC	Delaware	32-3360132
UAG WEST BAY IV, LLC	Delaware	32-0060125
UAG WEST BAY IW, LLC	Delaware	36-4521984
UAG YOUNG II, INC.	Delaware	13-3985679
UAG-CARIBBEAN, INC.	Delaware	13-3980142
UNITED AUTO LICENSING, LLC	Delaware	38-3556189
UNITED AUTO SCOTTSDALE PROPERTY HOLDINGS, LLC	Delaware	86-1123497
UNITED AUTOCARE PRODUCTS, LLC	Delaware	13-3922210
UNITED FORD BROKEN ARROW, LLC	Delaware	26-0111055
UNITED FORD NORTH, LLC	Delaware	26-0111052
UNITED NISSAN, INC.	Georgia	58-2038392
UNITED NISSAN, INC.	Tennessee	62-0790848
UNITED RANCH AUTOMOTIVE, LLC	Delaware	86-1008720
UNITEDAUTO DODGE OF SHREVEPORT, INC.	Delaware	72-1393145
UNITEDAUTO FIFTH FUNDING, INC.	Delaware	16-1549850
UNITEDAUTO FINANCE, INC.	Delaware	16-1456003
UNITEDAUTO FOURTH FUNDING INC.	Delaware	16-1543345
WEST PALM AUTO MALL, INC.	Florida	65-0050208
WEST PALM NISSAN, LLC	Delaware	06-1773996
WEST PALM S1, LLC	Delaware	14-1961285
WESTBURY SUPERSTORE, LTD.	New York	11-2983989
WTA MOTORS, LTD.	Texas	33-1011102
YOUNG AUTOMOTIVE HOLDINGS, LLC	Delaware	35-2035053
YOUNG MANAGEMENT GROUP, INC.	Indiana	35-1897920

The information in this prospectus is not complete and may be changed. We may not sell these securities or accept any offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 29, 2013

PROSPECTUS

$550,000,000

5.75% Senior Subordinated Exchange Notes due 2022

EXCHANGE OFFER FOR

5.75% SENIOR SUBORDINATED NOTES DUE 2022

Penske Automotive Group, Inc. is offering, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal, to exchange an aggregate principal amount of up to $550,000,000 of new registered 5.75% senior subordinated notes due 2022 (which we refer to as the exchange notes) for an equal principal amount of our outstanding unregistered 5.75% senior subordinated notes due 2022. When we refer to “old notes,” we are referring to the outstanding unregistered 5.75% senior subordinated notes due 2022. The exchange notes will represent the same debt as the old notes and we will issue the exchange notes under the same indenture.

The exchange offer expires at 5:00 p.m., New York City time,

on         , 2013, unless extended.

Terms of the Exchange Offer

•                  All old notes that are validly tendered and not withdrawn prior to the expiration of the exchange offer will be exchanged for an equal principal amount of exchange notes.

•                  You may withdraw tendered old notes at any time prior to the expiration of the exchange offer.

•                  The terms of the exchange notes are identical in all material respects (including principal amount, interest rate, maturity and redemption rights) to the old notes for which they may be exchanged, except that the exchange notes generally will not be subject to transfer restrictions or be entitled to registration rights.

•                  Certain of our subsidiaries will guarantee our obligations under the exchange notes, including the payment of principal of, premium, if any, and interest on the exchange notes. These guarantees of the exchange notes will be senior subordinated unsecured obligations of the subsidiary guarantors. Additional subsidiaries will be required to guarantee the exchange notes, and the guarantees of the subsidiary guarantors will terminate, in each case in the circumstances described under “Description of Exchange Notes — Note Guarantees.”

•                  The exchange of old notes for exchange notes generally will not be a taxable event for U.S. federal income tax purposes. See the discussion under the caption “Material United States Federal Income Tax Considerations.”

•                  There is no existing market for the exchange notes to be issued, and we do not intend to apply for listing or quotation on any securities exchange or market.

See “Risk Factors” beginning on page 8 for a discussion of the factors you should consider in connection with the exchange offer.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is                                   , 2013

References to Additional Information

This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus.  You may obtain, without charge, documents that we file with the Securities and Exchange Commission (“SEC” or “Commission”) and incorporated by reference into this prospectus by requesting the documents, in writing or by telephone, from the SEC or from:

Penske Automotive Group, Inc.
2555 Telegraph Road
Bloomfield Hills, Michigan 48302
Attention:  Shane M. Spradlin, Esq.
Telephone:  (248) 648-2500

If you would like to request copies of these documents, please do so by                                , 2013 in order to receive them before the expiration of the exchange offer. See “Where You Can Find More Information.”

In this prospectus, the terms “Penske Automotive” and the “Company” refer to Penske Automotive Group, Inc.; the term “subsidiary guarantors” refers to those subsidiaries of Penske Automotive that guarantee the exchange notes and the old notes; “we,” “us” and “our” refer to Penske Automotive and its subsidiaries (including the subsidiary guarantors); and “notes” refers to the old notes and the exchange notes collectively.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state or other jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date printed on the front of this prospectus.

Any broker-dealer who holds old notes that were acquired for its own account as a result of market-making activities or other trading activities (other than old notes acquired directly from us), may exchange such old notes pursuant to the exchange offer; however, such broker-dealer may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended or the Securities Act, and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the exchange notes received by such broker-dealer in the exchange offer, which prospectus delivery requirement may be satisfied by the delivery by such broker-dealer of this prospectus. We have agreed that, for a period of as long as 180 days after the expiration date of the exchange offer, we will amend or supplement this prospectus in order to expedite or facilitate the disposition of any exchange notes by such broker-dealers. See “Plan of Distribution.”

Manufacturer disclaimer

No domestic or foreign manufacturer or distributor or any of their affiliates has been involved, directly or indirectly, in the preparation of this prospectus or in the exchange offer being made hereby. No automobile manufacturer or distributor or any of their affiliates has made or been authorized to make any statements or representations in connection with this prospectus, no manufacturer or distributor or any of their affiliates has provided any information or materials that were used in connection with the prospectus, and no automobile manufacturer or distributor or any of their affiliates has any responsibility for the accuracy or completeness of this prospectus or for the exchange offer.

Forward-looking statements

This prospectus and the documents incorporated by reference in this prospectus include, and public statements by our directors, officers and other employees may include, “forward-looking statements.” Forward-looking statements generally can be identified by the use of terms such as “may,” “will,” “should,” “expect,” “anticipate,” “believe,” “intend,” “plan,” “estimate,” “predict,” “potential,” “forecast,” “continue” or variations of such terms, or the use of these terms in the negative. Forward-looking statements include statements regarding our current plans, forecasts, estimates, beliefs or expectations, including, without limitation, statements with respect to:

•              our future financial and operating performance;

•              future acquisitions and dispositions;

•              future potential capital expenditures and securities repurchases;

•              our ability to realize cost savings and synergies;

•              our ability to respond to economic cycles;

•              trends in the automotive retail industry and in the general economy in the various countries in which we operate;

•              our ability to access the remaining availability under our credit agreements;

•              our liquidity;

•              performance of joint ventures, including Penske Truck Leasing Co., L.P. (“PTL”);

•              future foreign exchange rates;

•              the outcome of various legal proceedings;

•              results of self-insurance plans;

•              trends affecting our future financial condition or results of operations; and

•              our business strategy.

Forward-looking statements involve known and unknown risks and uncertainties and are not assurances of future performance. Actual results may differ materially from anticipated results due to a variety of factors, including the factors identified in the “Risk Factors” section included elsewhere in this prospectus and in our filings with the SEC, which are incorporated by reference herein. Important factors that could cause actual results to differ materially from our expectations include the following:

•              our business and the automotive retail industry in general are susceptible to adverse economic conditions, including changes in interest rates, foreign exchange rates, consumer demand, consumer confidence, fuel prices, unemployment rates and credit availability;

x

•              the number of new and used vehicles sold in our markets;

•              automobile manufacturers exercise significant control over our operations, and we depend on them and continuation of our franchise agreements in order to operate our business;

•              we depend on the success, popularity and availability of the brands we sell, and adverse conditions affecting one or more automobile manufacturers, including the adverse impact on the vehicle and parts supply chain due to natural disasters or other disruptions that interrupt the supply of vehicles and parts to us, may negatively impact our revenues and profitability;

•              a restructuring of any significant automotive manufacturers or automotive suppliers;

•              our dealership operations may be affected by severe weather or other periodic business interruptions;

•              we have substantial risk of loss not covered by insurance;

•              we may not be able to satisfy our capital requirements for acquisitions, dealership renovation projects, financing the purchase of our inventory, or refinancing of our debt when it becomes due;

•              our level of indebtedness may limit our ability to obtain financing generally and may require that a significant portion of our cash flow be used for debt service;

•              higher interest rates may significantly increase our variable rate interest costs and, because many customers finance their vehicle purchases, decrease vehicle sales;

•              non-compliance with the financial ratios and other covenants under our credit agreements and operating leases;

•              our operations outside of the U.S. subject our profitability to fluctuations relating to changes in foreign currency valuations;

•              import product restrictions and foreign trade risks that may impair our ability to sell foreign vehicles profitably;

•              with respect to PTL, changes in the financial health of its customers, labor strikes or work stoppages by its employees, a reduction in PTL’s asset utilization rates and industry competition which could impact distributions to us;

•              we are dependent on continued availability of our information technology systems;

•              if we lose key personnel, especially our Chief Executive Officer, or are unable to attract additional qualified personnel;

•              new or enhanced regulations relating to automobile dealerships;

•              changes in tax, financial or regulatory rules or requirements;

•              we are subject to numerous legal and administrative proceedings which, if the outcomes are adverse to us, could have a material adverse effect on our business;

•              if state dealer laws in the U.S. are repealed or weakened, our automotive dealerships may be subject to increased competition and may be more susceptible to termination, non-renewal or renegotiation of their franchise agreements; and

•              some of our directors and officers may have conflicts of interest with respect to certain related party transactions and other business interests.

We urge you to carefully consider these factors and the information described under “Risk Factors” in evaluating all forward-looking statements regarding our business. We caution you not to place undue reliance on the forward-looking statements contained in this prospectus. All forward-looking statements attributable to us are qualified in their entirety by this cautionary statement. Except to the extent required by the federal securities laws and SEC rules and regulations, we have no intention or obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise.

Summary

This summary highlights information more fully described elsewhere in this prospectus and in the documents incorporated by reference in this prospectus.  Because it is a summary, it is not complete and does not contain all the information that is important to you. You should read the entire prospectus and the documents incorporated in the prospectus by reference carefully.  In addition, all references in this prospectus to either “franchises” or “dealerships” are to the dealerships operated by us in accordance with our separate franchise agreements with a particular automobile manufacturer to sell that manufacturer’s brand of vehicle at one of our facilities. Each of our facilities may contain multiple franchises or dealerships at one particular location.

Penske Automotive Group, Inc.

We are the second largest automotive retailer headquartered in the U.S. as measured by the $13.2 billion in total revenue we generated in 2012. As of December 31, 2012, we operated 344 retail automotive franchises, of which 173 franchises are located in the U.S. and 171 franchises are located outside of the U.S. The franchises outside the U.S. are located primarily in the U.K. In 2012, we retailed and wholesaled more than 402,000 vehicles. We are diversified geographically, with 64% of our total revenues in 2012 generated in the U.S. and Puerto Rico and 36% generated outside the U.S. We offer approximately 40 vehicle brands, with 96% of our total retail revenue in 2012 generated from brands of non-U.S. based manufacturers, and 70% generated from premium brands, such as Audi, BMW, Mercedes-Benz and Porsche. Each of our dealerships offers a wide selection of new and used vehicles for sale. In addition to selling new and used vehicles, we generate higher-margin revenue at each of our dealerships through maintenance and repair services and the sale and placement of third-party finance and insurance products, third-party extended service and maintenance contracts and replacement and aftermarket automotive products.

We were incorporated in Delaware in December 1990 and began dealership operations in October 1992. Our executive offices are located at 2555 Telegraph Road, Bloomfield Hills, MI 48302. Our telephone number is (248) 648-2500.

Summary Terms of the Exchange Offer

The following is a brief summary of the terms of the exchange offer. For a more complete description of the exchange offer, see “Exchange Offer.”

The exchange offer	We are offering to exchange up to $550,000,000 in aggregate principal amount of our exchange notes, for an equal principal amount of the old notes.

Expiration of the exchange offer; Withdrawal of tender

The exchange offer will expire at 5:00 p.m., New York City time, on            , 2013, or a later date and time to which we may extend it. We do not currently intend to extend the expiration of the exchange offer. You may withdraw your tender of old notes in the exchange offer at any time before the expiration of the exchange offer. Any old notes not accepted for exchange for any reason will be returned without expense to you promptly after the expiration or termination of the exchange offer.

Conditions to the exchange offer

The exchange offer is not conditioned upon any minimum aggregate principal amount of old notes being tendered for exchange. The exchange offer is subject to customary conditions, which we may waive. See “Exchange Offer — Conditions” for more information regarding the conditions to the exchange offer.

Procedures for tendering exchange notes

To tender old notes held in book-entry form through the Depository Trust Company, or DTC, you must transfer your old notes into the exchange agent’s account in accordance with DTC’s Automated Tender Offer Program, or ATOP, system. In lieu of delivering a letter of transmittal to the exchange agent, a computer-generated message, in which the holder of the old notes acknowledges and agrees to be bound by the terms of the letter of transmittal, must be transmitted by DTC on behalf of a holder and received by the exchange agent before 5:00 p.m., New York City time, on the expiration date. In all other cases, a letter of transmittal must be manually executed and received by the exchange agent before 5:00 p.m., New York City time, on the expiration date.

By signing, or agreeing to be bound by, the letter of transmittal, you will represent to us that, among other things:

• any exchange notes to be received by you will be acquired in the ordinary course of your business;

• you have no arrangement, intent or understanding with any person to participate in the distribution of the exchange notes (within the meaning of the Securities Act);

• you are not our “affiliate” (as defined in Rule 405 under the Securities Act); and

• if you are a broker-dealer that will receive exchange notes for your own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities, you will deliver or make available a prospectus in connection with any resale of the exchange notes.

Special procedures for beneficial owners

If you are a beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you want to tender old notes in the exchange offer, you should contact the registered owner promptly and instruct the registered holder to tender on your behalf. If you wish to tender on your own behalf, you must, before completing and executing the letter of transmittal and delivering your old notes, either make appropriate arrangements to register ownership of the old notes in your name or obtain a properly completed bond power from the registered holder. See “Exchange Offer — Procedures for Tendering.”

Guaranteed delivery procedures

If you wish to tender your old notes, and time will not permit your required documents to reach the exchange agent by the expiration date, or the procedure for book-entry transfer cannot be completed on time, you may tender your old notes under the procedures described under “Exchange Offer — Guaranteed Delivery Procedures.”

Consequences of failure to exchange

Any old notes that are not tendered in the exchange offer, or that are not accepted in the exchange, will remain subject to the restrictions on transfer. Since the old notes have not been registered under the U.S. federal securities laws, you will not be able to offer or sell the old notes except under an exemption from the registration requirements of the Securities Act or unless the old notes are registered under the Securities Act. Upon the completion of the exchange offer, we will have no further obligations, except under limited circumstances, to provide for registration of the old notes under the U.S. federal securities laws. See “Exchange Offer — Consequences of Failure to Tender.”

Certain U.S. federal income tax considerations	The exchange of old notes for exchange notes in the exchange offer generally will not constitute a taxable exchange for U.S. federal income tax purposes. See “Material United States Federal Income Tax Considerations.”

Transferability

Under existing interpretations of the Securities Act by the staff of the SEC contained in several no-action letters to third parties, and subject to the immediately following sentence, we believe that the exchange notes will generally be freely transferable by holders after the exchange offer without further compliance with the registration and prospectus delivery requirements of the Securities Act (subject to certain representations required to be made by each holder of old notes, as set forth under “Exchange Offer — Procedures for Tendering”). However, any holder of old notes who:

• is one of our “affiliates” (as defined in Rule 405 under the Securities Act),

• does not acquire the exchange notes in the ordinary course of business,

• distributes, intends to distribute, or has an arrangement or understanding with any person to distribute the exchange notes as part of the exchange offer, or

• is a broker-dealer who purchased old notes from us in the initial offering of the old notes for resale pursuant to Rule 144A or Regulation S or any other available exemption under the Securities Act,

will not be able to rely on the interpretations of the staff of the SEC, will not be permitted to tender old notes in the exchange offer and, in the absence of any exemption, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes.

Our belief that transfers of exchange notes would be permitted without registration or prospectus delivery under the conditions described above is based on SEC interpretations given to other, unrelated issuers in similar exchange offers. We cannot assure you that the SEC would make a similar interpretation with respect to our exchange offer. We will not be responsible for or indemnify you against any liability you may incur under the Securities Act.

Each broker-dealer that receives exchange notes for its own account under the exchange offer in exchange for old notes that were acquired by the broker-dealer as a result of market-making or other trading activity must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. See “Plan of Distribution.”

Use of proceeds	We will not receive any cash proceeds from the issuance of the exchange notes pursuant to the exchange offer.

Exchange agent

The Bank of New York Mellon Trust Company, N.A. is the exchange agent for the exchange offer. The address and telephone number of the exchange agent are set forth under “Exchange Offer — Exchange Agent.”

Summary Terms of the Exchange Notes

The summary below describes the principal terms of the exchange notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of Exchange Notes” section of this prospectus contains a more detailed description of the terms and conditions of the exchange notes.

The exchange notes will be identical in all material respects to the old notes for which they have been exchanged, except:

•                  the offer and sale of the exchange notes will have been registered under the Securities Act, and thus the exchange notes generally will not be subject to the restrictions on transfer applicable to the old notes or bear restrictive legends,

•                  the exchange notes will not be entitled to registration rights, and

•                  the exchange notes will not have the right to earn additional interest under circumstances relating to our registration obligations.

Issuer	Penske Automotive Group, Inc.

Exchange notes offered	$550,000,000 aggregate principal amount of 5.75% senior subordinated notes due 2022.

Maturity date	October 1, 2022.

Interest rate	5.75% per year.

Interest payment dates	April 1 and October 1, commencing on April 1, 2013.

Guarantees

All of our existing wholly owned domestic subsidiaries and certain future domestic subsidiaries, jointly and severally, will guarantee the exchange notes on an unsecured senior subordinated basis. Our existing non-wholly owned domestic subsidiaries and our foreign subsidiaries will not guarantee the exchange notes. See “Description of Exchange Notes—Guarantees.”

Ranking	The exchange notes will be our direct, unsecured senior subordinated obligations and will be:

• junior in right of payment to all of our existing and future senior debt;

• equal in right of payment to all of our existing and future unsecured senior subordinated debt;

• senior in right of payment to any of our future subordinated debt;

• effectively junior in right of payment to all of our existing and any of our future secured debt, to the extent of the value of the assets securing such debt; and

•                  effectively junior in right of payment to all existing and future indebtedness and liabilities, including trade payables, of our subsidiaries that do not guarantee the exchange notes, including all of our foreign subsidiaries and our non-wholly owned domestic subsidiaries.

As of December 31, 2012, we had approximately $937.5 million of total long-term debt outstanding and $2.1 billion of floor plan notes payable outstanding, and our guarantor subsidiaries had outstanding $1.7 billion of senior indebtedness, excluding inter-company debt and guarantees under the U.S. Credit Agreement. We also had $450.3 million of additional senior debt capacity under our U.S. and U.K. Credit Agreements. Our non-guarantor subsidiaries had $857.5 million of senior debt and other liabilities excluding inter- company liabilities. The foregoing amounts do not include trade payables of our subsidiaries.

Optional redemption

We may redeem some or all of the notes at any time on or after October 1, 2017 at the redemption prices set forth under “Description of Exchange Notes-Optional Redemption.” In addition, prior to October 1, 2015, we may also redeem up to 40% of the aggregate principal amount of the notes, using the proceeds of certain equity offerings. We may also redeem some or all of the notes at any time prior to October 1, 2017 at a redemption price equal to 100% of the principal amount of the notes redeemed plus a “make-whole” premium. The redemption prices are described under “Description of Exchange Notes—Optional Redemption.”

Change of control

If we experience specific kinds of changes of control, we will be required to make an offer to purchase the exchange notes at a purchase price of 101% of the principal amount thereof, plus accrued but unpaid interest to the purchase date. See “Description of Exchange Notes—Purchase of Exchange Notes Upon a Change of Control.” We may not have sufficient funds to purchase the notes upon a change of control and the terms of other debt agreements may prohibit us from purchasing the notes.

Certain covenants	The indenture governing the exchange notes restricts our ability and the ability of our restricted subsidiaries to, among other things:

• incur additional indebtedness;

• make certain distributions, investments and other restricted payments;

• create certain liens;

• sell assets;

• enter into transactions with affiliates;

• create restrictions on our ability to receive dividends or other payments from restricted subsidiaries;

• create or designate unrestricted subsidiaries; and

• merge, consolidate or transfer all or substantially all of our assets.

These covenants are subject to important exceptions and qualifications described under “Description of Exchange Notes.”

Forms and denominations

We will issue the exchange notes in fully registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Each of the exchange notes will be represented by one or more global securities registered in the name of a nominee of DTC. You will hold beneficial interests in the exchange notes through DTC, and DTC and its direct and indirect participants will record your beneficial interest in their books. Except under limited circumstances, we will not issue certificated exchange notes.

Absence of public market for the exchange notes

The exchange notes generally are freely transferable but are also new securities for which there is not initially a market. Accordingly, there can be no assurance as to the development or liquidity of any market for the exchange notes.

Risk factors	See “Risk Factors” for a discussion of some of the key factors you should carefully consider before deciding to exchange your old notes for exchange notes.

Selected Consolidated Financial Data

The following table sets forth our selected historical consolidated financial and other data as of and for each of the five years in the period ended December 31, 2012, which has been derived from our audited consolidated financial statements.  During the periods presented, we made a number of acquisitions and have included the results of operations of the acquired dealerships from the date of acquisition. As a result, our period to period results of operations vary depending on the dates of the acquisitions. Accordingly, this selected financial data is not necessarily comparable or indicative of our future results. During the periods presented, we also sold or made available for sale certain dealerships which have been treated as discontinued operations in accordance with generally accepted accounting principles. You should read this selected consolidated financial data in conjunction with our audited consolidated financial statements and related footnotes incorporated by reference into this prospectus.

	Year Ended December 31,
	2012(1)	2011(2)	2010(3)	2009(4)	2008 (5)
	(In millions, except per share data)
Income Statement Data:
Total revenues	$13,163.5	$11,127.5	$9,943.4	$8,716.2	$10,518.6
Gross profit	2,012.9	1,761.8	1,585.3	1,459.0	1,626.1
Income(loss) from continuing operations attributable to Penske Automotive Group common stockholders(6)	193.0	174.8	121.1	77.6	(434.0)
Net income(loss) attributable to Penske Automotive Group common stockholders	185.5	176.9	108.3	76.5	(420.0)
Ratio of earnings to fixed charges(7)	3.0	2.8	2.2	1.8	—
Cash dividends per share	$0.46	$0.24	$—	$—	$0.36

Balance Sheet Data (at each of period):
Total assets	$5,379.0	$4,499.4	$4,066.9	$3,793.2	$3,959.1
Floor plan notes payable (including non-trade)	2,125.0	1,635.2	1,353.5	1,115.7	1,370.0
Long-term debt	937.5	850.2	776.1	946.4	1,063.4
Total equity attributable to Penske Automotive Group common stockholders	1,304.2	1,145.1	1,050.7	951.7	813.8

(1)         Includes charges of $17.8 million ($13.0 million after-tax), or $0.14 per share, relating to costs associated with the repurchase and redemption of our 7.75% senior subordinated notes.

(2)         Includes benefit of $17.0 million, or $0.19 per share, from the resolution of certain tax items in the U.K. offset by a reduction in U.K. deferred tax assets of $6.0 million, or $0.07 per share.

(3)         Includes gains of $5.3 million ($3.6 million after-tax), or $0.04 per share, and $1.6 million ($1.1 million after-tax), or $0.01 per share, relating to a gain on the sale of an investment and the repurchase of $155.7 million aggregate principal amount of our 3.5% senior subordinated convertible notes, respectively, offset by a charge of $4.1 million ($2.8 million after-tax), or $0.03 per share, associated with costs related to franchise closure and relocation costs.

(4)         Includes a gain of $10.4 million ($6.5 million after-tax), or $0.07 per share, relating to the repurchase of $68.7 million aggregate principal amount of our 3.5% senior subordinated convertible notes and charges of $5.2 million ($3.4 million after-tax), or $0.04 per share, relating to costs associated with the termination of the acquisition of the Saturn brand, our election to close three franchises in the U.S. and charges relating to our interest rate hedges of variable rate floor plan notes payable as a result of decreases in our vehicle inventories, and resulting decreases in outstanding floor plan notes payable, below hedged levels.

(5)         Includes charges of $661.9 million ($505.2 million after-tax), or $5.37 per share, including $643.5 million ($493.2 million after-tax), or $5.25 per share, relating to goodwill and franchise asset impairments, as well as, an additional $18.4 million ($12.0 million after-tax), or $0.13 per share, of dealership consolidation and relocation costs, severance costs, other asset impairment charges, costs associated with the termination of an acquisition agreement, and insurance deductibles relating to damage sustained at our dealerships in the Houston market during Hurricane Ike.

(6)         Excludes income from continuing operations attributable to non-controlling interests of $1.6 million, $1.4 million, $1.1 million, $0.5 million, and $1.1 million in 2012, 2011, 2010, 2009, and 2008, respectively.

(7)        For the purpose of determining the ratio of earnings to fixed charges, earnings consist of income from continuing operations before minority interests, income taxes and fixed charges. Fixed charges consist of interest expense (including amortization of deferred financing costs), capitalized interest, and an estimate of the interest included in rent expense.  In the year ended December 31, 2008, earnings were insufficient to cover fixed charges by $569.6 million due to a non-cash impairment charge of $643.5 million.

Risk Factors

If any of the following risks actually occur, our business, financial condition, results of operations or prospects may suffer. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also adversely affect our business, financial condition, results of operations and prospects. If any of these risks occur, we may be unable to repay the principal of, premium, if any, and interest on the exchange notes, and you could lose all or part of your investment.

Risks Relating to the Exchange Notes

Our substantial amount of debt and lease commitments may limit our ability to obtain financing for acquisitions, make us more vulnerable to adverse economic conditions and make it more difficult for us to make payments on the notes and our other debt and lease obligations.

We have a substantial amount of debt. As of December 30, 2012, we had approximately $937.5 million of total long-term debt outstanding and $2.1 billion of floor plan notes payable outstanding. We also had $325.0 million of additional debt capacity under our U.S. Credit Agreement and $125.3 million available under our U.K. Credit Agreement, assuming the borrowing conditions of these facilities were met.

Our debt instruments, including our credit agreements and the indenture governing the notes, also permit us to incur additional debt in the future. Any such additional debt could be senior to the notes. In addition, we may incur significant indebtedness in connection with any acquisitions or similar transactions. If we incur additional debt in the future, the risks associated with our substantial indebtedness would intensify.

We have historically structured our operations so as to minimize our ownership of real property. As a result, we lease or sublease substantially all of our dealerships properties and other facilities. These leases are generally for a period of between five and 20 years, and are typically structured to include renewal options at our election. Our total rent obligations under those leases, including extension periods we may exercise at our discretion and assuming constant consumer price indices, is currently estimated to be approximately $4.8 billion.

Our substantial debt and lease commitments could have important consequences to you. For example, they could:

•                  make it more difficult for us to obtain additional financing in the future for our acquisitions and operations, working capital requirements, capital expenditures, debt service or other general corporate requirements;

•                  require us to dedicate a substantial portion of our cash flows from operations to the repayment of our debt and the interest associated with our debt rather than to other areas of our business;

•                  limit our operating flexibility due to financial and other restrictive covenants, including restrictions on incurring additional debt, creating liens on our properties, making acquisitions or paying dividends;

•                  make it more difficult for us to satisfy our obligations with respect to the notes;

•                  place us at a competitive disadvantage compared to our competitors that have less debt; and

•                  make us more vulnerable in the event of adverse economic and industry conditions or a downturn in our business.

Our ability to meet our debt service and lease obligations depends on our future financial and operating performance, which will be impacted by general economic conditions and by financial, business and other competitive factors, many of which are beyond our control. These factors could include operating difficulties, increased operating costs, competition, regulatory developments and delays in implementing our business strategies. Our ability to meet our debt service and lease obligations may depend in significant part on the extent to which we can successfully implement our business strategy. We may not be able to implement our business strategy and the anticipated results of our strategy may not be realized.

If our business does not generate sufficient cash flow from operations or future sufficient borrowings are not available to us under our credit agreements or from other sources we might not be able to service our debt and lease commitments, including the notes, or to fund our other liquidity needs. If we are unable to service our debt and lease commitments, due to inadequate liquidity or otherwise, we may have to delay or cancel acquisitions, sell equity securities, sell assets or restructure or refinance our debt. We might not be able to sell our equity securities, sell our assets or restructure or refinance our debt on a timely basis or on satisfactory terms or at all. In addition, the terms of our existing or future franchise agreements, agreements with manufacturers or debt agreements, including the indenture governing the notes and our existing and future credit agreements, may prohibit us from pursuing any of these alternatives.

To service our debt, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control.

Our ability to make payments on our debt, including these exchange notes, and to refinance our debt and fund planned capital expenditures will depend on our ability to generate cash in the future. This ability, to some extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

We believe our cash flow from operating activities and our existing capital resources, including the liquidity provided by our credit agreements and our floor plan financing arrangements, will be sufficient to fund our operations and commitments for the next twelve months. We cannot assure you, however, that our business will generate sufficient cash flow from operations or that future borrowings will be available to us under our revolving credit facilities in an amount sufficient to pay our debt, including these exchange notes, or to fund our other liquidity needs. We may need to refinance some or all of our debt, including these exchange notes, on or before maturity, sell assets, reduce or delay capital expenditures or seek additional equity financing. We cannot assure you that efforts to refinance any of our debt will be successful.

Our significant debt and other commitments expose us to a number of risks, including:

Cash requirements for debt and lease obligations. A significant portion of the cash flow we generate must be used to service the interest and principal payments relating to our various financial commitments, including $2.1 billion of floor plan notes payable, $937.5 million of long-term debt and $4.8 billion of future lease commitments (including extension periods and assuming constant consumer price indices), as of December 31, 2012. A sustained or significant decrease in our operating cash flows could lead to an inability to meet our debt service requirements or to a failure to meet specified financial and operating covenants included in certain of our agreements. If this were to occur, it may lead to a default under one or more of our commitments. In the event of a default for this reason, or any other reason, the potential result could be the acceleration of amounts due, which could have a significant and adverse effect on us.

Availability. Because we finance the majority of our operating and strategic initiatives using a variety of commitments, including floor plan notes payable and revolving credit facilities, we are dependent on continued availability of these sources of funds. If these agreements are terminated or we are unable to access them because of a breach of financial or operating covenants or otherwise, we will likely be materially affected.

Interest rate variability. The interest rates we are charged on a substantial portion of our debt, including the floor plan notes payable we issue to purchase the majority of our inventory, are variable, increasing or decreasing based on changes in certain published interest rates. Increases to such interest rates would likely result in significantly higher interest expense for us, which would negatively affect our operating results. Because many of our customers finance their vehicle purchases, increased interest rates may also decrease vehicle sales, which would negatively affect our operating results.

The exchange notes will be junior to our senior debt and the guarantees will be junior to guarantor senior debt.

The exchange notes will be unsecured senior subordinated obligations and will be junior to all of our existing and future senior debt, including debt under our credit facilities and floor plan financing. As of December 31, 2012, we and our subsidiaries had senior debt of approximately $3.1 billion including $2.1 billion of floor plan notes payable, and total senior subordinated debt of approximately $550.0 million, consisting of the notes. We also had $325.0 million of additional debt capacity under our U.S. Credit Agreement and $125.3 million of additional debt capacity under our U.K. Credit Agreement.

Substantially all of our wholly owned domestic subsidiaries will guarantee the exchange notes. These guarantees will be unsecured senior subordinated obligations and will be junior to all existing and future senior debt of the guarantors. As of December 31, 2012, the guarantors had outstanding $1.7 billion of senior debt (not including inter-company debt, trade payables and subsidiary guarantees of debt under our U.S. Credit Agreement) ranking senior to the senior subordinated guarantees. We may also incur significant additional senior debt under the terms of our credit facilities and floor plan financing. If we become bankrupt, liquidate or dissolve, our assets would be available to pay obligations on the exchange notes only after our senior debt has been paid. Similarly, if one of our guarantor subsidiaries becomes bankrupt, liquidates or dissolves, that subsidiary’s assets would be available to pay obligations on its guarantee only after payments have been made on its senior debt.

If we fail to pay any of our senior debt, we may make payments on the exchange notes only if either we first pay our senior debt or the holders of certain senior debt waive the payment default. Moreover, if any non-payment default exists under our senior debt, we may not make any cash payments on the exchange notes for a period of up to 179 days in any 360-day period, unless we cure the non-payment default, the holders of the senior debt waive the default or rescind acceleration of the debt or we repay the debt in full. In the event of a non-payment default, we may not have sufficient assets to pay amounts due on the exchange notes.

In the event of a bankruptcy, liquidation, reorganization or similar proceeding relating to us, holders of the exchange notes will participate ratably with all of our general unsecured creditors. However, until all of our senior debt is repaid, amounts otherwise payable to holders of the exchange notes in a bankruptcy or similar proceeding must be paid to holders of senior debt first. Therefore, note holders may receive less, ratably, than our other general unsecured creditors in any such proceeding. In any of these cases, we may not have sufficient funds to pay all of our creditors, including the holders of the exchange notes.

The exchange notes will be structurally junior to the liabilities of our current and future non-guarantor subsidiaries.

The notes are effectively junior to all existing and future debt and other liabilities of our subsidiaries that are not guarantors, including all of our foreign subsidiaries and existing non-wholly owned domestic subsidiaries. As of December 31, 2012, our non-guarantor subsidiaries had approximately $857.5 million of debt and other liabilities outstanding, not including inter-company liabilities. In addition, as of December 31, 2012 our U.K. Credit Agreement had $125.3 million of available capacity. In addition, our future domestic subsidiaries may not be required to guarantee the exchange notes until certain conditions are met. If one of these non-guarantor subsidiaries becomes bankrupt, liquidates or dissolves, that non-guarantor subsidiary’s assets would not be available to us or the holders of the exchange notes until after payments have been made on all of its liabilities. As a result, the payment of principal, premium and interest on the exchange notes is structurally subordinated in right of payment to all debt and liabilities of the non-guarantor subsidiaries and, therefore, if our assets are insufficient to pay the exchange notes in full, the assets of the non-guarantor subsidiaries may not be available to pay the exchange notes.

The exchange notes are not secured by any of our assets. However, our credit agreements and floor plan financing are secured by substantially all of our assets. As a result, if we become insolvent, secured lenders will have a prior claim on our assets.

The exchange notes are not secured by any of our assets. However, our floor plan financing is secured by substantially all of our subsidiaries’ assets, and our credit agreements are secured by substantially all of our assets and a pledge of the capital stock of many of our subsidiaries. Additionally, the terms of the indenture and our existing credit facilities permit us to incur additional secured debt in the future. Accordingly, in addition to the contractual subordination described elsewhere in this prospectus, the payment of principal, premium and interest on the exchange notes is effectively subordinated in right of payment to all of our secured debt with respect to the assets securing such secured debt, and the payment under the guarantees is effectively subordinated in right of payment to all secured debt of the guarantors to the extent of the assets securing such guarantees.

If we become insolvent or are liquidated, or if payment under any of the instruments governing our secured debt is accelerated, the lenders under these instruments will be entitled to exercise the remedies available to a secured lender under applicable law and pursuant to instruments governing such debt. In that event, because the exchange notes will not be secured by any of our assets, it is possible that there will be no assets remaining from which claims of holders of the exchange notes can be satisfied or, if any assets remain, the remaining assets might be insufficient to satisfy those claims in full.

As of December 31, 2012, we had $383.4 million of secured debt (not including our floor plan debt), and the ability to incur up to $450.3 million of additional secured debt under our U.S. Credit Agreement and our U.K. Credit Agreement. As of December 31, 2012, the guarantors had outstanding $1.7 billion of secured debt (including floor plan debt but not including subsidiary guarantees of debt under our U.S. Credit Agreement).

The agreements governing our debt contain various covenants that limit our discretion in the operation of our business, could prohibit us from engaging in transactions we believe to be beneficial and could lead to the acceleration of our debt.

Our existing and future debt agreements impose and will impose operating and financial restrictions on our activities. These restrictions require us to comply with or maintain certain financial tests and ratios and restrict our ability and our subsidiaries’ ability to:

•                  incur additional debt;

•                  create liens;

•                  make acquisitions;

•                  redeem and/or prepay certain debt;

•                  sell preferred stock of subsidiaries or other assets;

•                  make certain investments;

•                  enter new lines of business;

•                  engage in consolidations, mergers and acquisitions;

•                  repurchase or redeem capital stock;

•                  guarantee obligations;

•                  engage in certain transactions with affiliates; and

•                  pay dividends and make other distributions.

Our credit agreements also require us to comply with certain financial ratios that could harm our business by restricting our ability to, among other things, take advantage of financing, mergers and acquisitions and other corporate opportunities.

Failure to comply with covenants to our existing or future financing agreements could result in cross- defaults under some of our financing agreements which could jeopardize our ability to pay the exchange notes.

Various risks, uncertainties and events beyond our control could affect our ability to comply with the covenants in our existing and future financing agreements, such as those in our indenture and U.S. and U.K. Credit Agreements, and maintain the financial tests and ratios required by our financing agreements. Failure to comply with any of the covenants in our existing or future financing agreements could result in a default under those agreements and under other agreements containing cross-default provisions, including the indenture governing the exchange notes. A default would permit lenders to cease lending to us, accelerate debt repayment under these agreements and foreclose upon any collateral securing that debt. Under these circumstances, we might not have sufficient funds or other resources to satisfy all of our obligations, including our obligations under the exchange notes. In addition, the limitations imposed by financing agreements on our ability to incur additional debt and to take other actions might significantly impair our ability to obtain other financing. We also may amend the provisions and limitations of our credit facilities from time to time without the consent of the holders of exchange notes.

Our debt agreements contain prepayment or acceleration rights at the election of the holders upon a covenant default or change of control, which acceleration rights, if exercised, could constitute an event of default under the exchange notes. It is possible that we would be unable to fulfill all of these obligations and make payments on the exchange notes simultaneously.

We may be unable to purchase the exchange notes upon a change of control, which would cause defaults under the exchange notes and our other debt agreements.

Holders of the exchange notes may require us to repurchase the exchange notes for cash following the occurrence of a change of control at a purchase price equal to 101% of the principal amount of the exchange notes, plus accrued interest.  We are limited by our U.S. Credit Agreement, and may be prohibited under future financing agreements, from purchasing any of these exchange notes prior to their stated maturity. In such circumstances, we will be required to repay or obtain the requisite consent from the affected lenders to permit the repurchase of such exchange notes. If we are unable to repay all of such debt or are unable to obtain the necessary consents, we will be unable to repurchase the exchange notes, which would constitute an event of default under the exchange notes, which itself would also constitute a default under our credit agreements, our other notes and our other existing financing arrangements, and could constitute a default under the terms of any future debt that we may incur. In addition, we may not have sufficient funds available at the time we are required to repurchase the exchange notes.

We could enter into various transactions, such as acquisitions, refinancings, recapitalizations or other highly leveraged transactions, which would not constitute a change of control under the terms of the exchange notes, but which could nevertheless adversely affect holders of the exchange notes.

Under the terms of the exchange notes, a variety of acquisition, refinancing, recapitalization or other highly leveraged transactions would not be considered change of control transactions. As a result, we could enter into any such transactions without being required to make an offer to repurchase the exchange notes even though the transaction could increase the total amount of our outstanding debt, adversely affect our capital structure or credit ratings or otherwise materially adversely affect the holders of the exchange notes.

We are a holding company and as a result rely on payments from our subsidiaries in order to meet our cash needs and service our debt, including the exchange notes. Our subsidiaries may not be able to distribute the necessary funds to us and this could adversely affect our ability to make payments on the exchange notes.

As a holding company without independent means of generating operating revenues, we depend on dividends, distributions and other payments, including payments of management fees, from our subsidiaries to fund our obligations and to meet our cash needs. If the operating results of our subsidiaries at any given time are insufficient to make distributions to us, we would be unable to make payments on the exchange notes. Our expenses include salaries of our executive officers, insurance, professional fees and debt or interest payments. Most of our subsidiaries are subject to restrictions on the payment of dividends under certain circumstances pursuant to their franchise agreements, dealer agreements, other agreements with manufacturers and floor plan agreements. For example, most of the agreements contain minimum working capital or net worth requirements and some manufacturers’ dealer agreements specifically prohibit distribution to us if the distribution would cause the dealership to fail to meet such manufacturer’s capitalization guidelines, including net working capital. These restrictions limit our ability to apply profits generated from one subsidiary for use in other subsidiaries or, in some cases, at the parent company.

Additionally, many of the floor plan lending agreements for our dealership subsidiaries include limitations on the subsidiary’s ability to make distributions of its property or assets other than in the ordinary course of business or make loans or other advances of funds. Furthermore, our foreign subsidiaries and existing domestic non-wholly owned subsidiaries, who are subject to the limitations described above on their ability to distribute or transfer funds, will not guarantee the exchange notes and certain future subsidiaries will not be required to guarantee the exchange notes until certain conditions are met. See “Description of Exchange Notes— Guarantees.” If our subsidiaries are unable to make distributions available to us, we may be unable to make payments on the exchange notes.

Federal and state statutes allow courts, under specific circumstances, to void guarantees of the exchange notes. In such event, holders of exchange notes would be structurally subordinated to creditors of the issuer of the voided guarantee.

Federal and state statutes allow courts, under specific circumstances, to void guarantees, subordinate claims under the guarantees to the guarantor’s other debt or take other action detrimental to holders of the guarantees of exchange notes. Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, the guarantees made by our subsidiaries could be voided or subordinated to other debt if, among other things:

•                  any subsidiary guarantor issued the guarantee to delay, hinder or defraud present or future creditors; or

•                  any subsidiary guarantor received less than reasonably equivalent value or fair consideration for issuing such subsidiary guarantee and, at the time it issued its subsidiary guarantee, any subsidiary guarantor:

•                  was insolvent or rendered insolvent by reason of such incurrence; or

•                  was engaged in a business or transaction for which such guarantor’s remaining unencumbered assets constituted unreasonably small capital; or

•                  intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature; or

•                  was a defendant in an action for money damages, or had a judgment for money damages docketed against it if, in either case, after final judgment, the judgment is unsatisfied.

Among other things, a legal challenge of a guarantee on fraudulent conveyance grounds may focus on the benefits, if any, realized by the guarantor as a result of our issuance of the exchange notes. The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a subsidiary guarantor would be considered insolvent if, at the time it incurred the debt,

•                  the sum of its debts is greater than the fair value of all of its assets;

•                  the present fair saleable value of its assets was less than the amount that would be required in order to pay its probable liability on its existing debts and liabilities, including contingent liabilities, as they become absolute and mature; or

•                  it could not pay or is generally not paying its debts as they become due.

There is no way to predict with certainty what standards a court would apply to determine whether a guarantor was solvent at the relevant time. It is possible that a court could view the issuance of guarantees as a fraudulent conveyance. To the extent that a guarantee were to be voided as a fraudulent conveyance or were to be held unenforceable for any other reason, holders of the exchange notes would cease to have any claim in respect of the guarantor and would be creditors solely of ours and of the guarantors whose guarantees had not been avoided or held unenforceable. In this event, the claims of the holders of the exchange notes against the issuer of an invalid guarantee would be subject to the prior payment in full of all other liabilities of the guarantor thereunder. After providing for all prior claims, there may not be sufficient assets to satisfy the claims of the holders of the exchange notes relating to the voided guarantees. Although each guarantee entered into by a subsidiary will contain a provision intended to limit that guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer, this provision may not be effective to protect those guarantees from being voided under fraudulent transfer law, or may reduce that guarantor’s obligation to an amount that effectively makes its guarantee worthless. In a Florida bankruptcy case, this kind of provision was found to be unenforceable and, as a result, the subsidiary guarantees in that case were found to be fraudulent conveyances. We do not know if that case will be followed if there is litigation on this point under the indenture. However, if it is followed, the risk that the guarantees will be found to be fraudulent conveyances will be significantly increased. This Florida bankruptcy case is currently on appeal.

The guarantees may be released under certain circumstances upon resale, exchange or transfer by us of the stock of the related guarantor or all or substantially all of the assets of the guarantor to a non-affiliate.

Your ability to transfer the exchange notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the exchange notes.

The exchange notes will constitute a new issue of securities for which there is no established trading market. We do not intend to have the exchange notes listed on a national securities exchange or to arrange for quotation on any automated dealer quotation systems. We cannot assure you as to the development of any trading market for the exchange notes. We also cannot assure you that you will be able to sell your exchange notes at a particular time or that the prices that you receive when you sell will be favorable.  We also cannot assure you as to the level of liquidity of the trading market for the exchange notes.  The liquidity of any market for the exchange notes will depend on a number of factors, including:

•                  the number of holders of exchange notes,

•                  our operating performance and financial condition,

•                  the market for similar securities,

•                  the interest of securities dealers in making a market in the exchange notes, and

•                  prevailing interest rates.

Historically, the market for debt securities similar to the exchange notes has been subject to disruptions that have caused substantial volatility in the prices of those securities. We cannot assure you that the market, if any, for the exchange notes will be free from similar disruptions or that any such disruptions may not adversely affect the prices at which you may sell your exchange notes. Therefore, we cannot assure you that you will be able to sell your exchange notes at a particular time or that the price you receive when you sell will be favorable.

If you do not exchange your old notes, they may be difficult to resell.

It may be difficult for you to sell old notes that are not exchanged in the exchange offer, since any old notes not exchanged will continue to be subject to the restrictions on transfer described in the legend on the global security representing the outstanding old notes. These restrictions on transfer exist because we issued the old notes pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. Generally, any old notes that are not exchanged for exchange notes will remain restricted securities. Accordingly, those old notes may not be offered or sold, unless registered under the Securities Act and applicable state securities laws, or except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws.

Risks Relating to Automotive Manufacturers

Macro-economic conditions. Our performance is impacted by general economic conditions overall, and in particular by economic conditions in the markets in which we operate. These economic conditions include: levels of new and used vehicle sales; availability of consumer credit; changes in consumer demand; consumer confidence levels; fuel prices; personal discretionary spending levels; interest rates; and unemployment rates. When the worldwide economy faltered and the worldwide automotive industry experienced significant operational and financial difficulties in 2008 and 2009, we were adversely affected, and we expect a similar relationship between general economic and industry conditions and our performance in the future.

Automotive manufacturers exercise significant control over us. Each of our dealerships operates under franchise and other agreements with automotive manufacturers or related distributors. These agreements govern almost every aspect of the operation of our dealerships, and give manufacturers the discretion to terminate or not renew our franchise agreements for a variety of reasons, including certain events outside our control such as accumulation of our stock by third parties. Without franchise agreements, we would be unable to sell new vehicles or perform manufacturer authorized warranty service. If a significant number of our franchise agreements are terminated or are not renewed, we would be materially affected.

Restructuring, bankruptcy or other adverse condition affecting a significant automotive manufacturer or supplier. Our success depends on the overall success of the automotive industry generally, and in particular on the success of the brands of vehicles that each of our dealerships sell. In 2012, revenue generated at our BMW/MINI, Audi/Volkswagen/Porsche/Bentley, Toyota/Lexus/Scion, Honda/Acura, and Mercedes-Benz/Sprinter/smart dealerships represented 26%, 19%, 14%, 13%, and 11% respectively, of our total revenues. Significant adverse events, such as the reduced 2011 new vehicle production by Japanese automotive manufacturers caused by the significant production and supply chain disruptions resulting from the earthquake and tsunami that struck Japan in March 2011, or future events that interrupt vehicle or parts supply to our dealerships, would likely have a significant and adverse impact on the industry as a whole, including us, particularly if the events relate to any of the manufacturers whose franchises generate a significant percentage of our revenue.

Our business is very competitive. We generally compete with: other franchised automotive dealerships in our markets; private market buyers and sellers of used vehicles; Internet-based vehicle brokers; national and local service and repair shops and parts retailers; and automotive manufacturers (in certain markets). Purchase decisions by consumers when shopping for a vehicle are extremely price sensitive. The level of competition in the market generally, coupled with increasing price transparency resulting from increased use of the Internet by consumers, can lead to lower selling prices and related profits. If there is a prolonged drop in retail prices, new vehicle sales are allowed to be made over the Internet without the involvement of franchised dealers, or if dealerships are able to effectively use the Internet to sell outside of their markets, our business could be materially adversely affected.

Property loss, business interruption or other liabilities. Our business is subject to substantial risk of loss due to: the significant concentration of property values, including vehicle and parts inventories, at our operating locations; claims by employees, customers and third parties for personal injury or property damage; and fines and penalties in connection with alleged violations of regulatory requirements. While we have insurance for many of these risks, we retain risk relating to certain of these perils and certain perils are not covered by our insurance. Certain insurers have limited available property coverage in response to the natural catastrophes experienced in recent years. If we experience significant losses that are not covered by our insurance, whether due to adverse weather conditions or otherwise, or we are required to retain a significant portion of a loss, it could have a significant and adverse effect on us.

Leverage.  Our significant debt and other commitments expose us to a number of risks, including:

Cash requirements for debt and lease obligations. A significant portion of the cash flow we generate must be used to service the interest and principal payments relating to our various financial commitments, including $2.1 billion of floor plan notes payable, $937.5 million of non-vehicle long-term debt and $4.8 billion of future lease commitments (including extension periods and assuming constant consumer price indices). A sustained or significant decrease in our operating cash flows could lead to an inability to meet our debt service or lease requirements or to a failure to meet specified financial and operating covenants included in certain of our agreements. If this were to occur, it may lead to a default under one or more of our commitments and potentially the acceleration of amounts due, which could have a significant and adverse effect on us.

Availability. Because we finance the majority of our operating and strategic initiatives using a variety of commitments, including floor plan notes payable and revolving credit facilities, we are dependent on continued availability of these sources of funds. If these agreements are terminated or we are unable to access them because of a breach of financial or operating covenants or otherwise, we will likely be materially affected.

Interest rate variability. The interest rates we are charged on a substantial portion of our debt, including the floor plan notes payable we issue to purchase the majority of our inventory, are variable, increasing or decreasing based on changes in certain published interest rates. Increases to such interest rates would likely result in significantly higher interest expense for us, which would negatively affect our operating results. Because many of our customers finance their vehicle purchases, increased interest rates may also decrease vehicle sales, which would negatively affect our operating results.

International operations. We have significant operations outside the U.S. that expose us to changes in foreign exchange rates and to the impact of economic and political conditions in the markets where we operate. As exchange rates fluctuate, our results of operations as reported in U.S. dollars fluctuate. For example, if the U.S. dollar were to strengthen against the U.K. pound, our U.K. results of operations would translate into less U.S. dollar reported results. Any significant or prolonged increase in the value of the U.S. dollar, particularly as compared to the U.K. pound, could result in a significant and adverse effect on our reported results.

Joint ventures. We have significant investments in a variety of joint ventures, including retail automotive operations in Germany and Italy, and a 9.0% ownership interest in PTL. We expect to receive annual operating distributions from each such venture, and, in the case of PTL, to realize U.S tax savings as a result of our investment. These benefits may not be realized if the joint ventures do not perform as expected, or if changes in tax, financial or regulatory requirements negatively impact the results of the joint venture operations. Our ability to dispose of these investments may be limited. In addition, because PTL is engaged in different businesses than we are, its performance may vary significantly from ours.

Performance of sublessees. In connection with the sale, relocation and closure of certain of our franchises, we have entered into a number of third-party sublease agreements. The rent paid by our sub-tenants on such properties in 2012 totaled approximately $11.5 million. In the aggregate, we remain ultimately liable for approximately $194.6 million of such lease payments including payments relating to all available renewal periods. We rely on our sub-tenants to pay the rent and maintain the properties covered by these leases. In the event a subtenant does not perform under the terms of their lease with us, we could be required to fulfill such obligations, which could have a significant and adverse effect on us.

Information Technology. Our information systems are fully integrated into our operations and we rely on them to operate effectively, including with respect to: electronic communications and data transfer protocols with manufacturers and other vendors; customer relationship management; sales and service scheduling; data storage; and financial and operational reporting. The majority of our systems are licensed from third parties, the most significant of which are provided by one supplier in the U.S. and one supplier in the U.K. The failure of our information systems to perform as designed or the failure to protect the integrity of these systems could disrupt our business operations, impact sales and results of operations, expose us to customer or third-party claims, or result in adverse publicity.

Cybersecurity. We collect, process, and retain sensitive and confidential customer information in the normal course of our business. Despite the security measures we have in place and any additional measures we may implement in the future, our facilities and systems, and those of our third-party service providers, could be vulnerable to security breaches, computer viruses, lost or misplaced data, programming errors, human errors, acts of vandalism, or other events. Any security breach or event resulting in the misappropriation, loss, or other unauthorized disclosure of confidential information, whether by us directly or our third-party service providers, could damage our reputation, expose us to the risks of litigation and liability, disrupt our business, or otherwise affect our results of operations.

Key personnel.  We believe that our success depends to a significant extent upon the efforts and abilities of our senior management, and in particular upon Roger Penske who is our Chairman and Chief Executive Officer.  To the extent Mr. Penske, or other key personnel, were to depart from our Company unexpectedly, our business could be significantly disrupted.

Regulatory issues.  We are subject to a wide variety of regulatory activities, including:

Governmental regulations, claims and legal proceedings. Governmental regulations affect almost every aspect of our business, including the fair treatment of our employees, wage and hour issues, and our financing activities with customers. We could also be susceptible to claims or related actions if we fail to operate our business in accordance with applicable laws. Claims arising out of actual or alleged violations of law which may be asserted against us or any of our dealers by individuals, through class actions, or by governmental entities in civil or criminal investigations and proceedings, may expose us to substantial monetary damages which may adversely affect us.

The Dodd-Frank Wall Street Reform and Consumer Protection Act established a new consumer financial protection agency (the “CFPB”) with broad regulatory powers.  Although automotive dealers are generally excluded from the CFPB’s regulatory authority, the CFPB has announced its intention to regulate automotive financing through its regulation of automotive finance companies and other financial institutions. We cannot predict at this time the outcome of any regulatory initiative by the CFPB. In the event of regulation restricting our ability to generate revenue from arranging financing for our customers, we could be adversely affected.

Vehicle Requirements. Federal and state governments in our markets have increasingly placed restrictions and limitations on the vehicles sold in the market in an effort to combat perceived negative environmental effects. For example, in the U.S., vehicle manufacturers are subject to federally mandated corporate average fuel economy standards which will increase substantially through 2025. Furthermore, numerous states, including California, have adopted or are considering requiring the sale of specified numbers of zero-emission vehicles.  Significant increases in fuel economy requirements and new federal or state restrictions on emissions on vehicles and automobile fuels in the U.S. could adversely affect prices of and demand for the new vehicles that we sell.

Franchise laws in the U.S. In the U.S., state law generally provides protections to franchised automotive dealers from discriminatory practices by manufacturers and from unreasonable termination or non-renewal of their franchise agreements. If these franchise laws are repealed or amended, manufacturers may have greater flexibility to terminate or not renew our franchises. Franchised automotive dealers in the European Union operate without such protections.

Environmental regulations.  We are subject to a wide range of environmental laws and regulations, including those governing: discharges into the air and water; the operation and removal of storage tanks; and the use, storage and disposal of hazardous substances. In the normal course of our operations we use, generate and dispose of materials covered by these laws and regulations. We face potentially significant costs relating to claims, penalties and remediation efforts in the event of non-compliance with existing and future laws and regulations.

Accounting rules and regulations. The Financial Accounting Standards Board is currently evaluating several significant changes to generally accepted accounting standards in the U.S., including the rules governing the accounting for leases. Any such changes could significantly affect our reported financial position, earnings and cash flows. In addition, the Securities and Exchange Commission is currently considering adopting rules that would require us to prepare our financial statements in accordance with International Financial Reporting Standards, which could also result in significant changes to our reported financial position, earnings and cash flows.

Related parties.  Our two largest stockholders, Penske Corporation and its affiliates (“Penske Corporation”) and Mitsui & Co and its affiliates (“Mitsui”), together beneficially own approximately 53% of our outstanding common stock. The presence of such significant shareholders results in several risks, including:

Our principal stockholders have substantial influence. Penske Corporation and Mitsui have entered into a stockholders agreement pursuant to which they have agreed to vote together as to the election of our directors. As a result, Penske Corporation has the ability to control the composition of our Board of Directors, which may allow them to control our affairs and business. This concentration of ownership, coupled with certain provisions contained in our agreements with manufacturers, our certificate of incorporation, and our bylaws, could discourage, delay or prevent a change in control of us.

Some of our directors and officers may have conflicts of interest with respect to certain related party transactions and other business interests. Roger Penske, our Chairman and Chief Executive Officer and a director, and Robert H. Kurnick, Jr., our President and a director, hold the same offices at Penske Corporation. Each of these officers is paid much of their compensation by Penske Corporation. The compensation they receive from us is based on their efforts on our behalf, however, they are not required to spend any specific amount of time on our matters. One of our directors, Richard J. Peters also serves as a director of Penske Corporation.

Penske Corporation has pledged its shares of common stock to secure a loan facility. Penske Corporation has pledged all of its shares of our common stock as collateral to secure a loan facility. A default by Penske Corporation could result in the foreclosure on those shares by the lenders, after which the lenders could attempt to sell those shares on the open market. Any such change in ownership and/or sale could materially impact the market price of our common stock. See below “Penske Corporation ownership levels.”

Penske Corporation ownership levels. Certain of our agreements have clauses that are triggered in the event of a material change in the level of ownership of our common stock by Penske Corporation, such as our trademark agreement between us and Penske Corporation that governs our use of the “Penske” name which can be terminated 24 months after the date that Penske Corporation no longer owns at least 20% of our voting stock. We may not be able to renegotiate such agreements on terms that are acceptable to us, if at all, in the event of a significant change in Penske Corporation’s ownership.

We have a significant number of shares of common stock eligible for future sale.  Penske Corporation and Mitsui own approximately 53% of our common stock and each has two demand registration rights that could result in a substantial number of shares being introduced for sale in the market. We also have a significant amount of authorized but unissued shares. The introduction of any of these shares into the market could have a material adverse effect our stock price.

Indemnification Agreement.

We hold a 9.0% limited partnership interest in PTL. In May 2012, PTL refinanced a significant amount of its indebtedness. As part of that refinancing, we and the other PTL partners created a new company (“Holdings”), which issued $700 million of 3.8% senior unsecured notes due 2019 to certain investors through an offering pursuant to Rule 144A of the Securities Act of 1933, as amended (the “Holdings Bonds”). A wholly-owned subsidiary of Holdings contributed $700 million derived from the net proceeds from the offering of the Holdings Bonds and a portion of its cash on hand to PTL in exchange for a 21.5% limited partner interest in PTL. PTL used the $700 million of funds to reduce its outstanding debt owed to GECC. GECC agreed to be a co-obligor of the Holdings Bonds in order to achieve lower interest rates on the Holdings Bonds. We have agreed to indemnify GECC for 9.0% of any principal or interest that GECC is required to pay as co-obligor, and pay GECC an annual fee of approximately $0.95 million for acting as co-obligor. The maximum amount of our potential obligations to GECC under this agreement are 9% of the required principal repayment due in 2019 (which is expected to be $63.1 million) and 9% of interest payments under the Holdings Bonds, plus fees and default interest, if any.

We have also granted GECC a first priority security interest in our newly issued Holdings interests and their related distributions. In the event of a default by us under this agreement, GECC is entitled to retain or sell our Holdings interests and any distributions related to those interests, in addition to any other remedies available to GECC. As described below, although we do not currently expect to make material payments to GECC under this agreement, this outcome cannot be predicted with certainty. We expect that distributions from PTL to Holdings, or, if necessary, capital contributions from the PTL partners, will be sufficient to pay the interest payments on the Holdings Bonds. It is not currently expected that at maturity of the Holdings Bonds in 2019, absent voluntary contributions by the PTL partners, Holdings will have received distributions from PTL sufficient to pay the principal of the notes. Accordingly, the PTL partners may need to make additional capital contributions to Holdings at maturity, seek additional equity financing or refinance all or a portion of the Holdings Bonds in order to satisfy the principal amount of those notes. Such additional financing may not be available at terms satisfactory to the members, if at all.

Use of Proceeds

We will not receive cash proceeds from the issuance of the exchange notes under the exchange offer. In consideration for issuing the exchange notes in exchange for old notes as described in this prospectus, we will receive old notes of equal principal amount. The old notes surrendered in exchange for the exchange notes will be retired and cancelled.

Exchange Offer

In connection with the issuance of the old notes on August 28, 2012, we entered into a registration rights agreement with the initial purchasers, which provides for the exchange offer. The exchange offer will permit eligible holders of old notes to exchange the old notes for the exchange notes, which are identical in all material respects to the old notes, except that:

•                  the exchange notes have been registered under the U.S. federal securities laws and will not bear any legend restricting their transfer;

•                  the exchange notes bear a different CUSIP number than the old notes;

•                  the exchange notes will not be subject to transfer restrictions or entitled to registration rights; and

•                  the holders of the exchange notes will not be entitled to certain rights under the registration rights agreement.

The exchange notes will evidence the same debt as the old notes. Holders of exchange notes will be entitled to the benefits of the indenture, under which the old notes were issued. In connection with the exchange offer, neither the Delaware General Corporation Law nor the indenture governing the old notes gives you any appraisal or dissenters’ rights nor any other right to seek monetary damages in court. We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement and the applicable requirements of the Exchange Act and the related SEC rules and regulations.

General

We are making the exchange offer to comply with our contractual obligations under the registration rights agreement. Except under limited circumstances, upon completion of the exchange offer, our obligations with respect to the registration of the old notes will terminate.

We agreed, pursuant to the registration rights agreement that:

(1)                                 the Company and the Guarantors would file an exchange offer registration statement with the Commission and would use their commercially reasonable efforts to have the exchange offer registration statement declared effective by the Commission;

(2)                                 unless the exchange offer would not be permitted by applicable law or Commission policy, the Company and the Guarantors would:

(a)                                 commence the exchange offer; and

(b)                                 issue exchange notes in exchange for all old notes tendered prior thereto in the exchange offer; and

(c)                                  use commercially reasonable efforts to keep the exchange offer registration statement effective until the closing of the exchange offer; and

(d)                                 use commercially reasonable efforts to cause the exchange offer to be consummated by August 28, 2013.

For each old note surrendered to us pursuant to the exchange offer, we will issue the holder of such old note, promptly after the expiration date, an exchange note having a principal amount equal to that of the surrendered old note. Interest on each exchange note will accrue from the last interest payment date on which interest was paid on the old note surrendered in exchange therefore or, if no interest has been paid on the old note, from the date of its original issue.

In connection with the issuance of the old notes, we arranged for the old notes to be issued in the form of global notes through the facilities of DTC acting as depositary. The exchange notes will also be issued in the form of global notes registered in the name of DTC or its nominee and each beneficial owner’s interest in it will be transferable in book-entry form through DTC.

Old notes that are not tendered for exchange or are tendered but not accepted in connection with the exchange offer will remain outstanding and be entitled to the benefits of the indenture under which they were issued, including accrual of interest, but, subject to a limited exception, will not be entitled to any registration rights under the applicable registration rights agreement. See “— Consequences of Failure to Tender.”

We will be deemed to have accepted validly tendered old notes when and if we have given oral or written notice to the exchange agent of our acceptance. The exchange agent will act as agent for the tendering holders for the purpose of receiving the exchange notes from us. If any tendered old notes are not accepted for exchange because of an invalid tender, the occurrence of other events described in this prospectus or otherwise, we will return the certificates for any unaccepted old notes, at our expense, to the tendering holder promptly after the expiration of the exchange offer.

The exchange offer is not being made to, nor will we accept tenders for exchange from, holders of the old notes in any jurisdiction in which the exchange offer or its acceptance would not be in compliance with the securities or blue sky laws of that jurisdiction.

Eligibility; Transferability

We are making this exchange offer in reliance on interpretations of the staff of the SEC set forth in several no-action letters. However, we have not sought our own no-action letter. Based upon these interpretations, we believe that you, or any other person receiving exchange notes, may offer for resale, resell or otherwise transfer such exchange notes without complying with the registration and prospectus delivery requirements of the U.S. federal securities laws, if:

•                  you are, or the person or entity receiving such exchange notes is, acquiring such exchange notes in the ordinary course of business;

•                  you do not, nor does any such person or entity, have an arrangement or understanding with any person or entity to participate in any distribution of the exchange notes (within the meaning of the Securities Act);

•                  you are not, nor is any such person or entity, our affiliate, as such term is defined under Rule 405 under the Securities Act; and

•                  you are not acting on behalf of any person or entity who could not truthfully make these statements.

To participate in the exchange offer, you must represent as the holder of old notes that each of these statements is true.

Any holder of old notes who is our affiliate or who intends to participate in the exchange offer for the purpose of distributing the exchange notes:

•                  will not be able to rely on the interpretation of the staff of the SEC set forth in the no-action letters described above; and

•                  must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the exchange notes, unless the sale or transfer is made pursuant to an exemption from those requirements.

Each broker-dealer that receives exchange notes in exchange for old notes acquired for its own account through market-making or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. The letter of transmittal states that by acknowledging that it will deliver, and by delivering, a prospectus, a broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resale of the exchange notes received in exchange for the old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of as long as 180 days after the expiration date of the exchange offer, we will amend or supplement this prospectus in order to expedite or facilitate the disposition of any exchange notes by such broker-dealers.

Expiration of the Exchange Offer; Extensions; Amendments

The exchange offer will expire at 5:00 p.m., New York City time, on                                   , 2013, or the expiration date, unless we extend the exchange offer. To extend the exchange offer, we will notify the exchange agent and issue a press release regarding such extension before 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. We reserve the right to extend the exchange offer and, in connection with such extension, delay accepting any tendered old notes, provided that any such extension and delay will only occur in a manner consistent with Rule 14e-1(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). If any of the conditions described below under the heading “— Conditions” has not been satisfied, we reserve the right to terminate the exchange offer. We also reserve the right to amend the terms of the exchange offer in any manner. We will give oral or written notice of such delay, extension, termination or amendment to the exchange agent.

If we amend the exchange offer in a manner that we consider material, we will disclose such amendment by means of a prospectus supplement, and we will extend the exchange offer for a period of five to ten business days.

If we determine to make a public announcement of any delay, extension, amendment or termination of the exchange offer, we will do so by making a timely release through an appropriate news agency.

If we delay accepting any old notes or terminate the exchange offer, we promptly will return any old notes deposited, pursuant to the exchange offer as required by Rule 14e-1(c) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Conditions

Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or issue any exchange notes for, any old notes, and may terminate or amend the exchange offer if, prior to the expiration of the exchange offer:

•                  we determine that the exchange offer violates any law, statute, rule, regulation or interpretation by the staff of the SEC or any order of any governmental agency or court of competent jurisdiction; or

•                  any action or proceeding is instituted or threatened in any court or by or before any governmental agency relating to the exchange offer which, in our judgment, could reasonably be expected to impair our ability to proceed with the exchange offer.

The conditions listed above are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any of these conditions. Prior to the expiration of the exchange offer, we may waive these conditions in our reasonable discretion in whole or in part.  All the conditions of the exchange offer, other than those related to the receipt of governmental approval necessary to consumate the offer, must be satisfied or waived prior to the expiration date of the offer.

In addition, we will not accept for exchange any old notes tendered, and no exchange notes will be issued in exchange for those old notes, if at any time any stop order is threatened or issued with respect to the registration statement of which this prospectus is a part for the exchange offer and the exchange notes or the qualification of the indenture under the Trust Indenture Act of 1939. In any such event, we must use commercially reasonable best efforts to obtain the withdrawal of any stop order as soon as practicable.

In addition, we will not be obligated to accept for exchange the old notes of any holder that has not made to us the representations described under “— Eligibility; Transferability” and “Plan of Distribution.”

Procedures for Tendering

We have forwarded to you, along with this prospectus, a letter of transmittal relating to this exchange offer. A holder need not submit a letter of transmittal if the holder tenders old notes in accordance with the procedures mandated by DTC’s ATOP. To tender old notes without submitting a letter of transmittal, the electronic instructions sent to DTC and transmitted to the exchange agent must contain your acknowledgment of receipt of, and your agreement to be bound by and to make all of the representations contained in the letter of transmittal. In all other cases, a letter of transmittal must be manually executed and delivered as described in this prospectus.

Only a holder of record of old notes may tender old notes in the exchange offer. To tender in the exchange offer, a holder must comply with all applicable procedures of DTC and either:

•                  complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal, have the signature on the letter of transmittal guaranteed if the letter of transmittal so requires and deliver the letter of transmittal or facsimile to the exchange agent prior to the expiration date, or

•                  in lieu of delivering a letter of transmittal, instruct DTC to transmit on behalf of the holder a computer-generated message to the exchange agent in which the holder of the old notes acknowledges and agrees to be bound by the terms of the letter of transmittal, which computer-generated message must be received by the exchange agent prior to 5:00 p.m., New York City time, on the expiration date.

In addition, either:

•                  the exchange agent must receive the old notes along with the letter of transmittal,

•                  with respect to the old notes, the exchange agent must receive, before expiration of the exchange offer, timely confirmation of book-entry transfer of old notes into the exchange agent’s account at DTC, according to the procedure for book-entry transfer described below under “— DTC Book Entry Transfer”, or

•                  the holder must comply with the guaranteed delivery procedures described below.

To be tendered effectively, the exchange agent must receive any physical delivery of the letter of transmittal and other required documents at the address set forth below under “— Exchange Agent” before expiration of the exchange offer. To receive confirmation of valid tender of old notes, a holder should contact the exchange agent at the telephone number listed under “— Exchange Agent.”

The tender by a holder that is not withdrawn before expiration of the exchange offer will constitute an agreement between that holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and the letter of transmittal. If a holder completing a letter of transmittal tenders less than all of the old notes held by this holder, this tendering holder should fill in the applicable box of the letter of transmittal. The amount of old notes delivered to the exchange agent will be deemed to have been tendered unless otherwise indicated.

The method of delivery of old notes and the letter of transmittal and all other required documents to the exchange agent is at the election and sole risk of the holder. Instead of delivery by mail, you should use an overnight or hand delivery service. In all cases, you should allow for sufficient time to ensure delivery to the exchange agent before the expiration of the exchange offer. You may request your broker, dealer, commercial bank, trust company or nominee to effect these transactions for you.

You should not send any note, letter of transmittal or other required document to us.

Any beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct it to tender on the owner’s behalf. If the beneficial owner wishes to tender on its own behalf, it must, prior to completing and executing the letter of transmittal and delivering its old notes, either:

•                  make appropriate arrangements to register ownership of the old notes in the owner’s name, or

•                  obtain a properly completed bond power from the registered holder of old notes.

The transfer of registered ownership may take considerable time and may not be completed prior to the expiration date.

If the applicable letter of transmittal is signed by the record holder(s) of the old notes tendered, the signature must correspond with the name(s) written on the face of the old notes without alteration, enlargement or any change whatsoever. If the applicable letter of transmittal is signed by a participant in DTC, the signature must correspond with the name as it appears on the security position listing as the holder of the old notes.

Generally, a signature on a letter of transmittal or a notice of withdrawal must be guaranteed by an eligible guarantor institution. Eligible guarantor institutions include banks, brokers, dealers, municipal securities dealers, municipal securities brokers, government securities dealers, government securities brokers, credit unions, national securities exchanges, registered securities associations, clearing agencies and savings associations. The signature need not be guaranteed by an eligible guarantor institution if the old notes are tendered:

•                  by a registered holder who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal, or

•                  for the account of an eligible institution.

If the letter of transmittal is signed by a person other than the registered holder of any old notes, the old notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder’s name appears on the old notes and an eligible guarantor institution must guarantee the signature on the bond power.

If the letter of transmittal or any old notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing. Unless we waive this requirement, they should also submit evidence satisfactory to us of their authority to deliver the letter of transmittal.

We will determine in our sole discretion all questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of the tendered old notes. Our determination will be final and binding. We reserve the absolute right to reject any old notes not properly tendered or any old notes the acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular old notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties.

Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within the time that we determine. Although we intend to notify holders of defects or irregularities with respect to tenders of old notes, neither we, the exchange agent nor any other person will incur any liability for failure to give such notification. Tenders of old notes will not be deemed made until those defects or irregularities have been cured or waived. Any old notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent without cost to the tendering holder, unless otherwise provided in the letter of transmittal promptly following the expiration date.

In all cases, we will issue exchange notes for old notes that we have accepted for exchange under the exchange offer only after the exchange agent timely receives:

•                  the old notes or a timely book-entry confirmation that the old notes have been transferred into the exchange agent’s account at DTC, and

•                  a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent’s message.

Holders should receive copies of the applicable letter of transmittal with the prospectus. A holder may obtain copies of the applicable letter of transmittal for the old notes from the exchange agent at its offices listed under “— Exchange Agent.”

By signing the letter of transmittal, or causing DTC to transmit an agent’s message to the exchange agent, each tendering holder of old notes will, among other things, make the representations in the letter of transmittal described under “— Eligibility; Transferability.”

DTC Book-Entry Transfer

The exchange agent will make a request to establish an account with respect to the old notes at DTC for purposes of the exchange offer within three business days after the date of this prospectus.

With respect to the old notes, the exchange agent and DTC have confirmed that any financial institution that is a participant in DTC may utilize the DTC ATOP procedures to tender old notes.

With respect to the old notes, any participant in DTC may make book-entry delivery of old notes by causing DTC to transfer the old notes into the exchange agent’s account in accordance with DTC’s ATOP procedures for transfer.

However, the exchange for the old notes so tendered will only be made after a book-entry confirmation of such book-entry transfer of old notes into the exchange agent’s account, and timely receipt by the exchange agent of an agent’s message and any other documents required by the letter of transmittal. The term “agent’s message” means a message, transmitted by DTC and received by the exchange agent and forming part of a book-entry confirmation, which states that DTC has received an express acknowledgment from a participant tendering old notes that are the subject of the book-entry confirmation that the participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce that agreement against the participant.

Guaranteed Delivery Procedures

Holders wishing to tender their old notes but whose old notes are not immediately available or who cannot deliver their old notes, the letter of transmittal or any other required documents to the exchange agent or cannot comply with the applicable procedures described above before expiration of the exchange offer may tender if:

•                  the tender is made through an eligible guarantor institution, as described above under “— Procedures for Tendering,”

•                  before expiration of the exchange offer, the exchange agent receives from the eligible guarantor institution either a properly completed and duly executed notice of guaranteed delivery, by facsimile transmission, mail or hand delivery, or a properly transmitted agent’s message and notice of guaranteed delivery, in each case:

•                  setting forth the name and address of the holder and the registered number(s) and the principal amount of old notes tendered,

•                  stating that the tender is being made by guaranteed delivery, and

•                  guaranteeing that, within three New York Stock Exchange trading days after expiration of the exchange offer, the letter of transmittal, or facsimile thereof, together with the old notes or a book-entry transfer confirmation and any other documents required by the letter of transmittal, will be deposited by the eligible guarantor institution with the exchange agent, and

•                  the exchange agent receives the properly completed and executed letter of transmittal, or facsimile thereof, as well as all tendered old notes in proper form for transfer or a book-entry transfer confirmation, and all other documents required by the letter of transmittal, within three New York Stock Exchange trading days after expiration of the exchange offer.

Upon request to the exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their old notes according to the guaranteed delivery procedures set forth above.

Withdrawal of Tenders

Except as otherwise provided in this prospectus, holders of old notes may withdraw their tenders at any time before expiration of the exchange offer, in which event, we will return the old notes, at our expense, to the tendering holder promptly after expiration of the exchange offer.

For a withdrawal to be effective, the exchange agent must receive a computer-generated notice of withdrawal transmitted by DTC on behalf of the holder in accordance with the standard operating procedures of DTC, or a written notice of withdrawal, which may be by facsimile transmission or letter, at one of the addresses set forth below under “— Exchange Agent.”

Any notice of withdrawal must:

•                  specify the name of the person having tendered the old notes to be withdrawn,

•                  identify the old notes to be withdrawn (including the certificate number(s) of the outstanding notes physically delivered) and principal amount of such notes, or, in the case of notes transferred by book-entry transfer, the name of the account at DTC, and

•                  be signed by the holder in the same manner as the original signature on the letter of transmittal by which such old notes were tendered, with any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee with respect to the old notes register the transfer of such old notes into the name of the person withdrawing the tender.

If old notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn old notes and otherwise comply with the procedures of the facility.

We will determine in our sole discretion all questions as to the validity, form and eligibility, including time of receipt, of notices of withdrawal, and our determination shall be final and binding on all parties. We will deem any old notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer. We will return any old notes that have been tendered for exchange but that are not exchanged for any reason to their holder without cost to the holder promptly after withdrawal, rejection of tender or termination of the exchange offer. In the case of old notes tendered by book-entry transfer into the exchange agent’s account at DTC according to the procedures described above, the old notes will be credited to an account maintained with DTC, for old notes, promptly after withdrawal, rejection of tender or termination of the exchange offer. You may retender properly withdrawn old notes by following one of the procedures described under “— Procedures for Tendering” above at any time on or before expiration of the exchange offer.

A holder may obtain a form of the notice of withdrawal from the exchange agent at its offices listed under “—Exchange Agent.”

Exchange Agent

The Bank of New York Mellon Trust Company, N.A. has been appointed as exchange agent for the exchange offer. You should direct questions and requests for assistance, requests for additional copies of this prospectus or the letter of transmittal and requests for the notice of guaranteed delivery or notice of withdrawal to the exchange agent addressed as follows:

To: The Bank of New York Mellon Trust Company, N.A. (as “Exchange Agent”)

By Mail, Overnight Courier or Hand:

The Bank of New York Mellon Trust Company, N.A, as Exchange Agent

c/o The Bank of New York Mellon Corporation

Corporate Trust Operations- Reorganization Unit

111 Sanders Creek Parkway

East Syracuse, NY 13057

Attn:  Chris Landers

By Facsimile Transmission (for Eligible Institutions Only):

732-667-9408

Confirm by Telephone:

315-414-3362

DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SHOWN ABOVE OR TRANSMISSION VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF THE LETTER OF TRANSMITTAL.

Fees and Expenses

We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail. However, we may make additional solicitations by telephone or in person by our and our affiliates’ officers and regular employees.

We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the exchange of old notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

•                  exchange notes are to be delivered to, or issued in the name of, any person other than the registered holder of the old notes so exchanged,

•                  tendered old notes are registered in the name of any person other than the person signing the letter of transmittal, or

•                  a transfer tax is imposed for any reason other than the exchange of old notes under the exchange offer.

If satisfactory evidence of payment of transfer taxes imposed as a result of any of the circumstances listed above is not submitted with the letter of transmittal, the amount of any transfer taxes will be billed to the tendering holder.

Accounting Treatment

We will record the exchange notes at the same carrying value as the old notes as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon completion of the exchange offer.

Consequences of Failure to Tender

All untendered old notes will remain subject to the restrictions on transfer provided for in the old notes and the indenture. Generally, the old notes that are not exchanged for exchange notes pursuant to the exchange offer will remain restricted securities. Accordingly, such old notes may be resold only:

•                  to us (upon redemption thereof or otherwise),

•      pursuant to a registration statement that has been declared effective under the Securities Act,

•                  for so long as the old notes are eligible for resale pursuant to Rule l44A, to a person the holder of the old notes and any person acting on its behalf reasonably believes is a “qualified institutional buyer” as defined in Rule l44A, that purchases for its own account or for the account of another qualified institutional buyer, in each case to whom notice is given that the transfer is being made in reliance on Rule l44A, or

•                  pursuant to any other available exemption from the registration requirements of the Securities Act (in which case we and the trustee shall have the right to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to us and the trustee), in each case subject to compliance with any applicable foreign, state or other securities laws.

Upon completion of the exchange offer, due to the restrictions on transfer of the old notes and the absence of such restrictions applicable to the exchange notes, it is likely that the market, if any, for old notes will be relatively less liquid than the market for exchange notes. Consequently, holders of old notes who do not participate in the exchange offer could experience significant diminution in the value of their old notes, compared to the value of the exchange notes. The holders of old notes not tendered will have no further registration rights, except that, under limited circumstances, we may be required to file a shelf registration statement for a continuous offer of old notes.

Governing Law

The indenture, the exchange notes and old notes are governed by, and construed in accordance with, the laws of the State of New York.

Description of Exchange Notes

You can find the definitions of certain terms used in this description under the subheading “Certain Definitions.” In this description, the word “Company” refers only to Penske Automotive Group, Inc. and not to any of its subsidiaries., the term “old notes” refers to the outstanding 5.75% senior subordinated notes due 2022, the term “Exchange Notes” or “exchange notes” refers to the notes offered hereby and the term “notes” or “Notes” refers to the old notes and the exchange notes.

The Company issued the old notes, and will issue the exchange notes, under an Indenture (the “Indenture”) among itself, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).  The terms of the Exchange Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The following description is a summary of the material provisions of the Indenture. It does not restate those agreements in their entirety. We urge you to read the Indenture because it, and not this description, defines your rights as holders of the Exchange Notes. Certain defined terms used in this description but not defined below under the caption “—Certain Definitions” have the meanings assigned to them in the Indenture.

Brief Description of the Exchange Notes and Guarantees

The Exchange Notes

The Exchange Notes:

•                  will initially be issued in the aggregate principal amount of $550.0 million;

•                  are general unsecured obligations of the Company;

•                  are subordinated in right of payment to all existing and future Senior Debt of the Company;

•                  are pari passu in right of payment with any existing and future senior subordinated Debt of the Company; and

•                  are guaranteed by the Guarantors.

The Guarantees

The Exchange Notes will be fully and unconditionally guaranteed, jointly and severally, on a senior subordinated basis by all of the direct and indirect, wholly owned Domestic Subsidiaries of the Company as of the Issue Date. The Company’s existing non-wholly owned Domestic Subsidiaries will not guarantee the Exchange Notes. Future Domestic Subsidiaries that guarantee other Debt of the Company and its Subsidiaries will guarantee the Exchange Notes; provided that certain future Domestic Subsidiaries will not need to guarantee the Exchange Notes if the Consolidated Tangible Assets of all such non-guarantors do not exceed 1% of the Consolidated Tangible Assets of the Company. In addition, the Company’s Foreign Subsidiaries will not guarantee the Exchange Notes. Each Guarantee will rank equally with the Guarantor’s existing and future unsecured senior subordinated Debt.

Each Guarantee of the Notes:

•                  is a general unsecured obligation of the Guarantor;

•                  is subordinated in right of payment to all existing and future Senior Guarantor Debt of the Guarantor; and

•                  is pari passu in right of payment with all existing and future senior subordinated Debt of the Guarantor.

Under the circumstances described below under the definition of “Unrestricted Subsidiaries,” the Company will be permitted to designate certain of its Subsidiaries as “Unrestricted Subsidiaries.” Unrestricted Subsidiaries will not be subject to any of the restrictive covenants in the Indenture. Unrestricted Subsidiaries will not guarantee the Exchange Notes.

Principal, Maturity and Interest

The Exchange Notes will mature on October 1, 2022, will be initially issued in $550.0 million aggregate principal amount, subject to the Company’s ability to issue additional exchange notes which may be of the same series as these Exchange Notes as described below, and will be unsecured senior subordinated obligations of the Company. As described in “Registration Rights; Additional Interest” we have agreed to exchange the old notes for $550.0 million of Exchange Notes which will have the same terms as the old notes and will be issued under the Indenture. Each Note will bear interest at the rate set forth on the cover page of this prospectus from the date of issuance or from the most recent interest payment date to which interest has been paid, payable semiannually in arrears on April 1 and October 1 in each year, commencing April 1, 2013, to the Person in whose name the Note (or any predecessor Note) is registered at the close of business on the March 15 or September 15 next preceding such interest payment date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

The Company may from time to time, without notice to or the consent of the holders of Exchange Notes, create and issue further Exchange Notes ranking equally with the Exchange Notes in all respects, subject to the limitations described under the caption “Certain Covenants—Limitations on Debt.” Any further Exchange Notes may be consolidated and form a single series with the Exchange Notes, vote together with the Exchange Notes and have the same terms as to status, redemption or otherwise as the Exchange Notes. References to Exchange Notes in this “Description of Exchange Notes” include these additional Exchange Notes, unless the context requires otherwise.

Issuance and Methods of Receiving Payments on the Exchange Notes

Principal of, premium, if any, and interest on the Exchange Notes will be payable, and the Exchange Notes will be exchangeable and transferable, at the office or agency of the Company maintained for such purposes (which initially will be the corporate trust office of the Trustee); provided, however, that payment of interest may be made at the option of the Company by check mailed to the Person entitled to it as shown on the security register. The Exchange Notes will be issued only in fully registered form without coupons, in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof. No service charge will be made for any registration of transfer, exchange or redemption of Exchange Notes, except in certain circumstances for any tax or other governmental charge that may be imposed in connection with the transfer, exchange or redemption.

Paying Agent and Registrar for the Exchange Notes

The Trustee will initially act as Paying Agent and Registrar. The Company may change the Paying Agent or Registrar without prior notice to the Holders, and the Company or any of its Subsidiaries may act as Paying Agent or Registrar.

Transfer and Exchange

Each Note may be transferred or exchanged in accordance with the Indenture. The Registrar and the Trustee may require a holder of Exchange Notes, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Exchange Notes to be redeemed.

The registered holder of a Note will be treated as the owner of it for all purposes.

Note Guarantees

Payment of the Exchange Notes is guaranteed by the Guarantors jointly and severally, fully and unconditionally, on a senior subordinated basis. The Guarantors are comprised of all of the direct and indirect wholly owned Domestic Subsidiaries of the Company as of the Issue Date. The Company’s existing non-wholly owned Domestic Subsidiaries will not guarantee the Exchange Notes. Future Domestic Subsidiaries that guarantee other Debt of the Company and its Subsidiaries will guarantee the Exchange Notes; provided that certain future Domestic Subsidiaries will not need to guarantee the Exchange Notes if the Consolidated Tangible Assets of all such non-guarantors do not exceed 1% of the Consolidated Tangible Assets of the Company. In addition, the Company’s Foreign Subsidiaries will not guarantee the Exchange Notes. Substantially all of the Company’s operations are conducted through its Subsidiaries. If the Company defaults in payment of the principal of, premium, if any, or interest on the Exchange Notes, each of the Guarantors will be fully and unconditionally, jointly and severally obligated to duly and punctually pay it.

The obligations of each Guarantor under its Guarantee are limited to the maximum amount which, after (1) giving effect to all other contingent and fixed liabilities of such Guarantor, and (2) giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, will result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under Federal or state law. Each Guarantor that makes a payment or distribution under its Guarantee shall be entitled to a contribution from any other Guarantor in a pro rata amount based on the net assets of each Guarantor determined in accordance with GAAP. In a Florida Bankruptcy case, this kind of provision was found to be unenforceable and, as a result, the subsidiary guarantees in that case were found to be fraudulent conveyances. We do not know if that case will be followed if there is litigation on this point under the indenture. However, if it is followed, the risk that that guarantees will be found to be fraudulent conveyances will be significantly increased. This Florida Bankruptcy case is currently on appeal. See “Risk Factors—Federal and state statutes allow courts, under specific circumstances, to void guarantees of the exchange notes. In such event, holders of notes would be structurally subordinated to creditors of the issuer of the voided guarantee.”

Notwithstanding the foregoing, in certain circumstances a Guarantee of a Guarantor may be released pursuant to the provisions of subsection (d) under the caption “—Certain Covenants— Future Guarantees.” The Company also may be required to cause a future Restricted Subsidiary to become a Guarantor by executing and delivering a supplemental indenture providing for the guarantee of payment of the Exchange Notes by such Restricted Subsidiary on the basis provided in the Indenture. See “—Certain Covenants—Future Guarantees.”

Optional Redemption

At any time prior to October 1, 2017, the Company may redeem the Exchange Notes, in whole or in part, on not less than 30 nor more than 60 days’ prior notice, in amounts of $2,000 or an integral multiple of $1,000 in excess thereof, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest thereon, if any, to, the date of redemption (subject to the rights of holders of record on relevant record dates to receive interest due on an interest payment date).

The Exchange Notes will be subject to redemption at any time on or after October 1, 2017, at the option of the Company, in whole or in part, on not less than 30 nor more than 60 days’ prior notice, in amounts of $2,000 or an integral multiple of $1,000 in excess thereof, at the following redemption prices (expressed as percentages of the principal amount), in each case, together with accrued and unpaid interest, if any, to the redemption date (subject to the rights of holders of record on relevant record dates to receive interest due on an interest payment date), if redeemed during the 12-month period beginning October 1 of the years indicated below:

Year	Redemption Price
2017	102.875%
2018	101.917%
2019	100.958%
2020 and thereafter	100.000%

In addition, at any time prior to October 1, 2015, the Company, at its option, may use the net cash proceeds of one or more Equity Offerings to redeem up to an aggregate of 40% of the aggregate principal amount of the Exchange Notes issued under the Indenture at a redemption price equal to 105.750% of the aggregate principal amount of the Exchange Notes redeemed, plus accrued and unpaid interest, if any, to the redemption date (subject to the rights of holders of record on relevant record dates to receive interest due on an interest payment date). At least 60% of the aggregate principal amount of Exchange Notes issued under the Indenture must remain outstanding immediately after the occurrence of such redemption. In order to effect this redemption, the Company must mail a notice of redemption no later than 30 days after the closing of the related Equity Offering and must complete such redemption within 90 days of the closing of the Equity Offering.

Any redemption may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an Equity Offering, other offering or other corporate transaction or event.

If less than all of the Exchange Notes are to be redeemed, the Trustee shall select the Exchange Notes on a pro rata basis, by lot or by any other method the Trustee shall deem fair and reasonable; provided, that Exchange Notes redeemed in part shall be redeemed only in amounts of $2,000 or integral multiples of $1,000 in excess thereof (subject, in each instance, if applicable, to the procedures of The Depository Trust Company (“DTC”) or any other Depositary).

Mandatory Redemption

The Company is not required to make mandatory redemption or sinking fund payments with respect to the Exchange Notes.

Purchase of Exchange Notes Upon a Change of Control

General

If a Change of Control shall occur at any time, then each holder of Exchange Notes shall have the right to require that the Company purchase such holder’s Exchange Notes in whole or in part in amounts of $2,000 or integral multiples of $1,000 in excess thereof, at a purchase price (the “Change of Control Purchase Price”) in cash in an amount equal to 101% of the principal amount of such Exchange Notes, plus accrued and unpaid interest, if any, to the date of purchase (the “Change of Control Purchase Date”), pursuant to the offer described below (the “Change of Control Offer”) and in accordance with the other procedures set forth in the Indenture.

Procedure

Within 30 days of any Change of Control or, at the Company’s option, prior to such Change of Control but after it is publicly announced, the Company shall notify the Trustee and give written notice of the Change of Control to each holder of Exchange Notes, by first-class mail, postage prepaid (or such other method prescribed by DTC or any other Depositary), at his address appearing in the security register. The notice will state, among other things,

(1)         that a Change of Control has occurred or will occur and the date of the event;

(2)         the circumstances and relevant facts regarding such Change of Control (including, but not limited to, information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control);

(3)         the purchase price and the purchase date which shall be fixed by the Company on a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act; provided that the purchase date may not occur prior to the Change of Control;

(4)         that any Note not tendered will continue to accrue interest;

(5)         that, unless the Company defaults in the payment of the Change of Control Purchase Price, any Exchange Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date; and

(6)         certain other procedures that a holder of Exchange Notes must follow to accept a Change of Control Offer or to withdraw such acceptance.

Stipulations

If a Change of Control Offer is made, there can be no assurance that the Company will have available funds sufficient to pay the Change of Control Purchase Price for all or any of the Exchange Notes that might be delivered by holders of the Exchange Notes seeking to accept the Change of Control Offer. See “—Ranking.” The failure of the Company to make or consummate the Change of Control Offer or pay the Change of Control Purchase Price when due will give the Trustee and the holders of the Exchange Notes the rights described under the caption “—Events of Default.”

In addition to the obligations of the Company under the Indenture with respect to the Exchange Notes in the event of a “change of control,” the Credit Agreement also contains an event of default upon a “change of control” as defined in the Credit Agreement which obligates the Company to repay amounts outstanding under such agreement upon an acceleration of the Debt incurred under the Credit Agreement. The Credit Agreement also restricts the Company from repurchasing the Exchange Notes upon a Change of Control. In addition, some of the Restricted Subsidiaries’ Floor Plan Facilities contain an event of default upon a “change of control” (as defined in those facilities) of the Company or the relevant Restricted Subsidiary which obligates such Restricted Subsidiaries to repay amounts outstanding under such agreements upon such a change of control. In addition, a change of control could result in a termination or nonrenewal of one or more of the Company’s franchise agreements or its other agreements with Manufacturers.

The term “all or substantially all” as used in the definition of “Change of Control” has not been interpreted under New York law, the governing law of the Indenture, to represent a specific quantitative test. As a consequence, in the event the holders of the Exchange Notes elected to exercise their rights under the Indenture and the Company elected to contest such election, it is unclear how a court interpreting New York law would interpret the phrase.

The existence of a holder’s right to require the Company to repurchase the holder’s Exchange Notes upon a Change of Control may deter a third party from acquiring the Company in a transaction which constitutes a Change of Control.

The provisions of the Indenture will not afford holders of the Exchange Notes the right to require the Company to repurchase the Exchange Notes in the event of a highly leveraged transaction or certain transactions with the Company’s management or its Affiliates, including a reorganization, restructuring, merger or similar transaction (including, in certain circumstances, an acquisition of the Company by management or its affiliates) involving the Company that may adversely affect holders of the Exchange Notes, if such transaction is not a transaction defined as a Change of Control. A transaction involving the Company’s management or its Affiliates, or a transaction involving a recapitalization of the Company, will result in a Change of Control if it is the type of transaction specified by such definition.

The Company will comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the Indenture by virtue of such compliance.

The Company will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements described in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Exchange Notes validly tendered and not withdrawn under such Change of Control Offer or (2) a notice of redemption has been given for all of the Exchange Notes pursuant to the Indenture as described above under the caption “Optional Redemption,” unless and until there is a default in payment of the applicable redemption price.

You should note that case law suggests that holders of the Exchange Notes may not be entitled to require the Company to purchase their Exchange Notes in certain circumstances involving a significant change in the composition of the board of directors of the Company, including in connection with a proxy contest where the board of directors of the Company does not endorse a dissident slate of directors but approves them as directors.

Ranking

General

The payment of the Indenture Obligations will be subordinated, as set forth in the Indenture, in right of payment, to the prior payment in full in cash (or as otherwise agreed to by the holders of Senior Debt) of all Senior Debt. The Exchange Notes will be senior subordinated Debt of the Company ranking pari passu with all other existing and future senior subordinated Debt of the Company and senior to all existing and future Subordinated Debt of the Company. The Exchange Notes will be effectively subordinated to all secured Debt of the Company to the extent of the assets securing such Debt and structurally subordinated to all of the liabilities of the Company’s Subsidiaries that do not guarantee the Exchange Notes.

The Company’s existing non-wholly owned Domestic Subsidiaries will not guarantee the Exchange Notes. Future Domestic Subsidiaries that guarantee other Debt of the Company and its Subsidiaries will guarantee the Exchange Notes; provided that certain future Domestic Subsidiaries will not need to guarantee the Exchange Notes if the Consolidated Tangible Assets of all such non-guarantors do not exceed 1% of the Consolidated Tangible Assets of the Company. In addition, the Company’s Foreign Subsidiaries have not and will not guarantee the Exchange Notes. See “Note Guarantees.” At December 31, 2012, the Company and its Subsidiaries had approximately $937.5 million of total long-term Debt outstanding and $2.1 billion of floor plan notes payable outstanding. The Company also had $325.0 million of additional Debt capacity under the U.S. Credit Agreement and $125.3 million of additional Debt capacity under the U.K. Credit Agreement. In addition, the Guarantors had outstanding $1.7 billion of Senior Guarantor Debt (not including inter-company Debt and subsidiary guarantees of Debt under the Credit Agreement). The Company’s non-guarantor Subsidiaries had approximately $857.5 million of Debt and other liabilities (not including inter-company liabilities).

Payment Stoppages

Upon the occurrence and during the continuance of any default in the payment of any Designated Senior Debt (whether upon maturity, mandatory prepayment, acceleration or otherwise) beyond any applicable grace period, no payment (other than payments previously made or set aside pursuant to the provisions described under the caption “—Defeasance or Covenant Defeasance”) or distribution of any assets of the Company or any Subsidiary of any kind or character (excluding certain Permitted Junior Payments) may be made on account of the Indenture Obligations or on account of the purchase, redemption, defeasance or other acquisition of or in respect of, the Indenture Obligations unless and until such default shall have been cured or waived or shall have ceased to exist or such Designated Senior Debt shall have been discharged or paid in full in cash or as otherwise agreed to by the holders of Designated Senior Debt after which the Company shall resume making any and all required payments in respect of the Indenture Obligations, including any missed payments.

Upon the occurrence and during the continuance of any non-payment default or non-payment event of default with respect to any Designated Senior Debt pursuant to which the maturity thereof may then be accelerated (a “Non-payment Default”) and after the receipt by a Responsible Officer of the Trustee (1) if Debt is outstanding under the Credit Agreement, from the agent thereunder and (2) if no Debt is outstanding under the Credit Agreement, from a representative of holders of any Designated Senior Debt, in each case, referred to as a “Senior Representative,” of written notice of such Non-Payment Default, no payment (other than payments previously made or set aside pursuant to the provisions described under the caption “—Defeasance or Covenant Defeasance”) or distribution of any assets of the Company of any kind or character (excluding any Permitted Junior Payment) may be made by the Company or any Subsidiary on account of the Indenture Obligations or on account of the purchase, redemption, defeasance or other acquisition of, or in respect of, the Indenture Obligations for the period specified below (the “Payment Blockage Period”).

The Payment Blockage Period shall commence upon the receipt of notice of the Non-payment Default by the Trustee and the Company from a Senior Representative and shall end on the earliest of:

(1)            the 179th day after such commencement;

(2)            the date on which such Non-payment Default (and all other Non-payment Defaults as to which notice is given after such Payment Blockage Period is initiated) is cured, waived or ceases to exist or on which such Designated Senior Debt is discharged or paid in full in cash or as otherwise agreed to by the holders of Designated Senior Debt; or

(3)           the date on which such Payment Blockage Period (and all Non-payment Defaults as to which notice is given after such Payment Blockage Period is initiated) shall have been terminated by written notice to the Company and the Trustee from the Senior Representative initiating such Payment Blockage Period.

After the occurrence of any of the dates set forth in clauses (1), (2) or (3), the Company will promptly resume making any and all required payments in respect of the Exchange Notes, including any missed payments. In no event will a Payment Blockage Period extend beyond 179 days from the date of the receipt by the Company and the Trustee of the notice initiating such Payment Blockage Period (such 179-day period referred to as the “Initial Period”). Any number of notices of Non-payment Defaults may be given during the Initial Period; provided that during any period of 360 consecutive days only one Payment Blockage Period, during which payment of principal of, premium, if any, or interest on, the Exchange Notes may not be made, may commence and the duration of such period may not exceed 179 days. No Non-payment Default with respect to Designated Senior Debt that existed or was continuing on the date of the commencement of any Payment Blockage Period will be, or can be, made the basis for the commencement of a second Payment Blockage Period, whether or not within a period of 360 consecutive days, unless such default has been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action or any breach of a financial covenant for a period ending after the date of commencement of such Payment Blockage Period that, in either case, would give rise to an event of default pursuant to any provision under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).

If the Company fails to make any payment on the Exchange Notes when due or within any applicable grace period, whether or not on account of the payment blockage provisions referred to above, such failure would constitute an Event of Default under the Indenture and would enable the holders of the Exchange Notes to accelerate the maturity thereof. See “—Events of Default.”

Liquidation/Insolvency

The Indenture will provide that in the event of any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or its assets, or liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary, or whether or not involving insolvency or bankruptcy, or any assignment for the benefit of creditors or other marshaling of assets or liabilities of the Company, then and in any such event all amounts due or to become due on or in respect of the Senior Debt must first be paid in full in cash (or as otherwise agreed to by the holders of Senior Debt) before any payment or distribution, excluding Permitted Junior Payments, is made on account of the Indenture Obligations or on account of the purchase, redemption, defeasance or other acquisition of or in respect of the Indenture Obligations (other than payments previously made or set aside pursuant to the provisions described under the caption “—Defeasance or Covenant Defeasance”).

By reason of such subordination, in the event of liquidation or insolvency, creditors of the Company may recover more, ratably, than the holders of the Exchange Notes. Funds which would be otherwise payable to the holders of the Exchange Notes will be paid to the holders of the Senior Debt to the extent necessary to pay the Senior Debt in full in cash (or as otherwise agreed to by the holders of Senior Debt) and the Company may be unable to meet its obligations fully with respect to the Exchange Notes.

Guarantees

Each Guarantee of a Guarantor will be an unsecured senior subordinated obligation of such Guarantor, ranking pari passu with, or senior in right of payment to, all other existing and future Debt of such Guarantor that is expressly subordinated to Senior Guarantor Debt. The Debt evidenced by the Guarantees will be subordinated to Senior Guarantor Debt to substantially the same extent as the Exchange Notes are subordinated to Senior Debt and during any period when payment on the Exchange Notes is blocked by Designated Senior Debt, payment on the Guarantees is similarly blocked.

Related Definitions

“Senior Debt” means the principal of, premium, if any, and interest (including interest accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy law, whether or not such interest is allowed or allowable under such proceeding) on any Debt of the Company and all other monetary obligations of every kind or nature (including but not limited to fees, indemnities and expenses) due on or in connection with any such Debt (other than as otherwise provided in this definition), whether outstanding on the Issue Date or thereafter created, incurred or assumed, and whether at any time owing, actually or contingent, unless, in the case of any particular Debt, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Debt shall not be senior in right of payment to the Exchange Notes. Notwithstanding the foregoing, “Senior Debt” shall (x) include the Credit Agreement and the Floor Plan Facilities and any Interest Rate Agreement, Currency Hedging Agreement and Commodity Price Protection Agreement of the Company to the extent the Company is a party thereto and (y) not include:

(1)            Debt evidenced by the Exchange Notes;

(2)            Debt that, by its express terms or by the express terms of the agreement or instrument creating or evidencing the same or pursuant to which the same is outstanding, is subordinate or junior in right of payment to any Debt of the Company;

(3)            Debt which when incurred and without respect to any election under Section 1111(b) of Title 11 United States Code, is without recourse to the Company;

(4)            Debt which is represented by Redeemable Capital Stock;

(5)            any liability for foreign, federal, state, local or other taxes owed or owing by the Company to the extent such liability constitutes Debt;

(6)            Debt of the Company to a Subsidiary or any other Affiliate of the Company (other than Mitsui & Co. (USA), Inc. and Mitsui & Co., Ltd. and any of their affiliates) or any of such Affiliate’s Subsidiaries;

(7)            to the extent it might constitute Debt, amounts owing for goods, materials or services purchased in the ordinary course of business (other than Floor Plan Facilities) or consisting of trade accounts payable owed or owing by the Company (other than Floor Plan Facilities), and amounts owed by the Company for compensation to employees or services rendered to the Company;

(8)            that portion of any Debt which at the time of issuance is issued in violation of the Indenture; and

(9)            Debt evidenced by any guarantee of any Subordinated Debt or Pari Passu Debt.

“Designated Senior Debt” means (1) all Senior Debt under the Credit Agreement and (2) any other Senior Debt which at the time of determination has an aggregate principal amount outstanding of at least $50 million and which is specifically designated in the instrument evidencing such Senior Debt or the agreement under which such Senior Debt arises as “Designated Senior Debt” by the Company.

“Senior Guarantor Debt” means the principal of, premium, if any, and interest (including interest accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy law, whether or not such interest is allowed or allowable under such proceeding) on any Debt of any Guarantor and all other monetary obligations of every kind or nature (including but not limited to fees, indemnities and expenses) due on or in connection with any such Debt (other than as otherwise provided in this definition), whether outstanding on the Issue Date or thereafter created, incurred or assumed, and whether at any time owing, actually or contingent, without giving effect to any reduction in the amount of such Debt necessary to render the obligation of any Guarantor with respect thereto (as obligor, guarantor or otherwise) not voidable or avoidable under applicable law, unless, in the case of any particular Debt, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Debt shall not be senior in right of payment to any Guarantee. Notwithstanding the foregoing, “Senior Guarantor Debt” shall (x) include all borrowings of each Guarantor under, and all guarantees by each Guarantor of, the Credit Agreement and the Floor Plan Facilities and any Interest Rate Agreement, Currency Hedging Agreement and Commodity Price Protection Agreement of such Guarantor and (y) not include:

(1)         Debt evidenced by the Guarantees or the Guarantees with respect to the Exchange Notes;

(2)         Debt that, by its express terms or by the express terms of the agreement or instrument creating or evidencing the same or pursuant to which the same is outstanding, is subordinated or junior in right of payment to any Debt of such Guarantor;

(3)         Debt which when incurred and without respect to any election under Section 1111(b) of Title 11 United States Code, is without recourse to such Guarantor; (4) Debt which is represented by Redeemable Capital Stock;

(5)         any liability for foreign, federal, state, local or other taxes owed or owing by such Guarantor to the extent such liability constitutes Debt;

(6)         Debt of such Guarantor to a Subsidiary or any other Affiliate of the Company (other than Mitsui & Co. (USA), Inc. and Mitsui & Co., Ltd. and any of their affiliates) or any of such Affiliate’s Subsidiaries;

(7)         to the extent it might constitute Debt, amounts owing for goods, materials or services purchased in the ordinary course of business (other than Floor Plan Facilities) or consisting of trade accounts payable owed or owing by such Guarantor (other than Floor Plan Facilities), and amounts owed by such Guarantor for compensation to employees or services rendered to such Guarantor;

(8)         that portion of any Debt which at the time of issuance is issued in violation of the Indenture; and

(9)         Debt evidenced by any guarantee of any Subordinated Debt or Pari Passu Debt.

Effectiveness of Certain Covenants

If on any date following the Issue Date:

(1)         the Exchange Notes are rated Baa3 or better by Moody’s and BBB- or better by S&P (or, if either such entity ceases to rate the Exchange Notes for reasons outside of the control of the Company, the equivalent investment grade credit rating from any other “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by the Company as a replacement agency); and

(2)         no Default or Event of Default shall have occurred and be continuing,

then, beginning on that day and subject to the provisions of the following paragraph, the covenants specifically listed under the following captions in this prospectus will be suspended:

(1)         “—Certain Covenants—Limitation on Debt;”

(2)         “—Certain Covenants—Limitation on Restricted Payments;”

(3)   “—Certain Covenants—Limitation on Transactions with Affiliates;”

(4)   “—Certain Covenants—Limitation on Sale of Assets;”

(5)         paragraphs (a), (b) and (c) of “—Certain Covenants—Future Guarantees;”

(6)         “—Certain Covenants—Limitation on Senior Subordinated Debt;”

(7)         “—Certain Covenants—Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries;”

and

(8)         clause (3) of “Consolidation, Merger, Sale of Assets—The Company.”

During any period that the foregoing covenants have been suspended, the board of directors of the Company may not designate any of the Company’s Subsidiaries as Unrestricted Subsidiaries pursuant to the definition of “Unrestricted Subsidiaries.”

Notwithstanding the foregoing, if the rating assigned by either such rating agency should subsequently decline to below Baa3 or BBB-, respectively, the foregoing covenants will be reinstated as of and from the date of such rating decline. Any Debt incurred during the period when the covenants are suspended will be classified as having been incurred pursuant to paragraph (a) of “—Certain Covenants—Limitation on Debt” or one of the clauses of the paragraph (b) of such covenant. To the extent such Debt would not be so permitted to be incurred, such Debt will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under clause (4) of paragraph (b) under “—Certain Covenants—Limitation on Debt.” Calculations under the reinstated “Limitation on Restricted Payments” covenant will be made as if the “Limitation on Restricted Payments” covenant had been in effect since the date of the Indenture. However, no Default or Event of Default will be deemed to have occurred as a result of any actions taken by the Company or its Restricted Subsidiaries during the period when the covenants are suspended.

Certain covenants

The Indenture contains, among others, the following covenants:

Limitation on Debt

(a)         The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, create, issue, incur, assume, guarantee or otherwise in any manner become directly or indirectly liable for the payment of or otherwise incur, contingently or otherwise (collectively, “incur”), any Debt (including any Acquired Debt), unless such Debt is incurred by the Company or any Guarantor and, in each case, the Company’s Consolidated Fixed Charge Coverage Ratio for the most recent four full fiscal quarters for which financial statements are available immediately preceding the incurrence of such Debt taken as one period is at least equal to or greater than 2.00:1.

(b)         Notwithstanding the foregoing, the Company and, to the extent specifically set forth below, the Restricted Subsidiaries may incur each and all of the following (collectively, the “Permitted Debt”):

(1)                     Debt of the Company or any Restricted Subsidiary under the Credit Agreement, any Credit Facility or the U.K. Credit Agreement, in an aggregate principal amount at any one time outstanding not to exceed $1.25 billion in any case under these agreements or in respect of letters of credit under these agreements;

(2)                     Debt of the Company or any Restricted Subsidiary under any Inventory Facility;

(3)                     Debt of the Company pursuant to the Exchange Notes and Debt of any Guarantor pursuant to a Guarantee of the Exchange Notes;

(4)                     Debt of the Company or any Restricted Subsidiary outstanding on the Issue Date and not otherwise referred to in this definition of “Permitted Debt;”

(5)                     Debt of the Company owing to a Restricted Subsidiary; provided that any Debt of the Company owing to a Restricted Subsidiary that is not a Guarantor is unsecured and is subordinated in right of payment from and after such time as the Exchange Notes shall become due and payable (whether at Stated Maturity, acceleration or otherwise) to the payment and performance of the Company’s obligations under the Exchange Notes; provided, further, that any disposition, pledge or transfer of any such Debt to a Person (other than a disposition, pledge or transfer to a Restricted Subsidiary or a pledge to a lender under a Credit Facility, provided that such lender has not commenced an enforcement action with respect thereto) shall be deemed to be an incurrence of such Debt by the Company or other obligor not permitted by this clause (5);

(6)                     Debt of a Restricted Subsidiary owing to the Company or another Restricted Subsidiary; provided that any disposition, pledge or transfer of any such Debt to a Person (other than a disposition, pledge or transfer to the Company or a Restricted Subsidiary or a pledge to a lender under a Credit Facility, provided that such lender has not commenced an enforcement action with respect thereto) shall be deemed to be an incurrence of such Debt by the obligor not permitted by this clause (6);

(7)                     Guarantees of any Restricted Subsidiary made in accordance with the provisions of the covenant described under the caption “—Future Guarantees;”

(8)                     Obligations of the Company or any Restricted Subsidiary (a) pursuant to Interest Rate Agreements related to Debt as long as such obligations do not exceed the aggregate principal amount of such Debt then outstanding, (b) under any Currency Hedging Agreements; provided, however, that such Currency Hedging Agreements do not increase the Debt or other obligations of the Company or any Restricted Subsidiary outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable under such Currency Hedging Agreements or (c) under any Commodity Price Protection Agreements which do not increase the amount of Debt or other obligations of the Company or any Restricted Subsidiary outstanding other than as a result of fluctuations in commodity prices or by reason of fees, indemnities and compensation payable under such Commodity Price Protection Agreements, and guarantees by Guarantors in respect thereof; provided that in the case of each of clauses (a), (b) and (c) such agreements are not entered into for speculative purposes;

(9)                     Debt of the Company or any Restricted Subsidiary represented by Capital Lease Obligations or Purchase Money Obligations or other Debt incurred or assumed in connection with the acquisition or development of real or personal, movable or immovable, property in each case incurred for the purpose of financing or refinancing all or any part of the purchase price or cost of construction or improvement of property used in the business of the Company, in an aggregate principal amount pursuant to this clause (9) not to exceed the greater of (i) $75 million and (ii) 2% of the Company’s Consolidated Total Assets outstanding at any time; provided that the principal amount of any Debt permitted under this clause (9) did not in each case at the time of incurrence exceed the Fair Market Value, as determined by the Company in good faith, of the acquired or constructed asset or improvement so financed;

(10)              Obligations arising from agreements by the Company or a Restricted Subsidiary to provide for indemnification, customary purchase price closing adjustments, earn-outs or other similar obligations, in each case, incurred in connection with the acquisition or disposition of any business or assets;

(11)              Debt incurred by the Company or any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit, including letters of credit in respect of workers’ compensation claims, or other Debt with respect to reimbursement type obligations regarding workers’ compensation claims; provided that upon the drawing of such letters of credit, such obligations are reimbursed within 30 days following such drawing or incurrence or supported under the Credit Agreement, the U.K. Credit Agreement or any Credit Facility;

(12)              Debt of Foreign Subsidiaries in the aggregate amount outstanding pursuant to this clause (12) at any time not to exceed (x) $450 million, plus (y) 10% of the Consolidated Tangible Assets of the Company, provided that Foreign Subsidiaries may not incur Debt pursuant to this clause (y) unless the Company can incur $1.00 of additional Debt (other than Permitted Debt) under paragraph (a) of this covenant after giving effect to such incurrence;

(13)              Guarantees by the Company or a Restricted Subsidiary of Debt of the Company or a Restricted Subsidiary that was permitted to be incurred under this covenant;

(14)              Any renewals, extensions, substitutions, refundings, refinancings or replacements (collectively, a “refinancing”) of any Debt incurred pursuant to paragraph (a) above or clauses (3), and this clause (14) of this definition of “Permitted Debt,” including any successive refinancings so long as:

(A)  the borrower under such refinancing is the Company or, if not the Company, the same as the borrower of the Debt being refinanced;

(B)  the aggregate principal amount of Debt represented thereby (or if such Debt provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity of such Debt, the original issue price of such Debt plus any accreted value attributable thereto since the original issuance of such Debt) does not exceed the initial principal amount of such Debt plus the lesser of (I) the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Debt being refinanced or (II) the amount of premium or other payment actually paid at such time to refinance the Debt, plus, in either case, the amount of the expenses of the Company incurred in connection with such refinancing;

(C)       in the case of any refinancing of Debt that is Subordinated Debt, such new Debt is made subordinated to the Exchange Notes at least to the same extent as the Debt being refinanced; and

(D)       in the case of Pari Passu Debt or Subordinated Debt, as the case may be, such new Debt

(x)         has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of (i) the Exchange Notes or (ii) the Debt to be refinanced, and

(y)         has a Stated Maturity for its final scheduled principal payment later than the Stated Maturity for the final scheduled principal payment of (i) the Exchange Notes or (ii) the Debt to be refinanced;

(15)              Debt of the Company or any of its Restricted Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Debt is extinguished within five business days of incurrence;

(16)              obligations in respect of performance, bid, appeal and surety bonds and completion guarantees and similar obligations provided by the Company or any Restricted Subsidiary in the ordinary course of business;

(17)              (x) Debt incurred or issued by the Company or any of its Restricted Subsidiaries to finance an acquisition and/or (y) Acquired Debt of the Company or any of its Restricted Subsidiaries; provided that after giving effect to such acquisition and the incurrence of such Debt, either (A) the Company can incur $1.00 of additional Debt (other than Permitted Debt) under paragraph (a) of this covenant, or (B) in the case of clause (y) only, the Company’s Consolidated Fixed Charge Coverage Ratio would be equal to or greater than that in effect immediately prior to such acquisition;

(18)              Debt of the Company to the extent the net proceeds thereof are promptly deposited to defease or to satisfy and discharge the Exchange Notes as described below under “Defeasance or Covenant Defeasance” or “Satisfaction and Discharge,” respectively;

(19)              shares of Preferred Stock of a Restricted Subsidiary issued to the Company or a Restricted Subsidiary of the Company; provided that any subsequent transfer of any such shares of Preferred Stock (except to the Company or a Restricted Subsidiary or a pledge to a lender under a Credit Facility, provided that such lender has not commenced an enforcement action with respect thereto) shall be deemed to be an issuance of Preferred Stock that was not permitted by this clause (19); and

(20)              Debt of the Company and its Restricted Subsidiaries, in addition to that described in clauses (1) through (19) above, and any renewals, extensions, substitutions, refinancings or replacements of such Debt, so long as the aggregate principal amount of all such Debt shall not exceed $100 million outstanding at any one time in the aggregate.

For purposes of determining compliance with this covenant, in the event that an item of Debt meets the criteria of more than one of the types of Debt described in clauses (1) through (20) above or is entitled to be incurred pursuant to the paragraph (a) of this covenant, the Company in its sole discretion may classify or reclassify such item of Debt and only be required to include the amount of such Debt as one of such types. Accrual of interest, accretion or amortization of original issue discount and the payment of interest on any Debt in the form of additional Debt with the same terms, and the payment of dividends on any Redeemable Capital Stock or Preferred Stock in the form of additional shares of the same class of Redeemable Capital Stock or Preferred Stock will not be deemed to be an incurrence of Debt for purposes of this covenant provided, in each such case, that the amount thereof as accrued over time is included in the Consolidated Fixed Charge Coverage Ratio of the Company.

Debt permitted by this “Limitation on Debt” covenant need not be permitted solely by reference to one provision permitting such Debt but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Debt.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Debt denominated in a foreign currency, the U.S. dollar-equivalent principal amount of such Debt incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Debt was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Debt is incurred to extend, replace, refund, refinance, renew or defease other Debt denominated in a foreign currency, and such extension, replacement, refunding, refinancing, renewal or defeasance would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such extension, replacement, refunding, refinancing, renewal or defeasance, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Debt does not exceed the principal amount of such Debt being extended, replaced, refunded, refinanced, renewed or defeased.

Except as provided in the prior paragraph, the principal amount of any Debt incurred to extend, replace, refund, refinance, renew or defease other Debt, if incurred in a different currency from the Debt being extended, replaced, refunded, refinanced, renewed or defeased, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Debt is denominated that is in effect on the date of such extension, replacement, refunding, refinancing, renewal or defeasance.

Limitation on Restricted Payments

(a)         The Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly:

(1)            pay any dividend on, or make any distribution to holders of, any shares of the Company’s Capital Stock (other than dividends or distributions payable solely in shares of its Qualified Capital Stock or in options, warrants or other rights to acquire shares of such Qualified Capital Stock);

(2)            purchase, redeem, defease or otherwise acquire or retire for value, directly or indirectly, Capital Stock of the Company or any direct or indirect parent of the Company or options, warrants or other rights to acquire such Capital Stock;

(3)            make any principal payment on, or repurchase, redeem, defease, retire or otherwise acquire for value, prior to any scheduled principal payment, sinking fund payment or maturity, any Subordinated Debt, except a repurchase, redemption, defeasance or retirement within one year of final maturity thereof;

(4)            pay any dividend or distribution on any Capital Stock of any Restricted Subsidiary to any Person (other than:

(a)         to the Company or any of its Wholly Owned Restricted Subsidiaries; or

(b)         dividends or distributions made by a Restricted Subsidiary:

(1)            organized as a partnership, limited liability company or similar pass-through entity to the holders of its Capital Stock in amounts sufficient to satisfy the tax liabilities arising from their ownership of such Capital Stock; or

(2)               on a pro rata basis to all stockholders of such Restricted Subsidiary);

(5)            make any Investment in any Person (other than any Permitted Investments)

(any of the foregoing actions described in clauses (1) through (5), other than any such action that is a Permitted Payment (as defined below), collectively, “Restricted Payments”) (the amount of any such Restricted Payment, if other than cash, shall be the Fair Market Value of the assets proposed to be transferred), unless

(1)         immediately after giving effect to such proposed Restricted Payment on a pro forma basis, no Default or Event of Default shall have occurred and be continuing;

(2)         immediately after giving effect to such Restricted Payment on a pro forma basis, the Company could incur $1.00 of additional Debt (other than Permitted Debt) under the provisions of the covenant described under the caption “—Limitation on Debt;” and

(3)         after giving effect to the proposed Restricted Payment, the aggregate amount of all such Restricted Payments declared or made after the Reference Date and all Designation Amounts does not exceed the sum of:

(A)      50% of the aggregate Consolidated Net Income of the Company accrued on a cumulative basis during the period beginning on the first day of the Company’s fiscal quarter in which the Reference Date occurred and ending on the last day of the Company’s last fiscal quarter ending prior to the date of the Restricted Payment, or, if such aggregate cumulative Consolidated Net Income shall be a loss, minus 100% of such loss;

(B)      the aggregate net proceeds (including the Fair Market Value of property other than cash) received after the Reference Date by the Company either (x) as capital contributions in the form of common equity to the Company or (y) from the issuance or sale (other than to any of its Subsidiaries) of Qualified Capital Stock of the Company or any options, warrants or rights to purchase such Qualified Capital Stock (except, in each case, for transactions described in clause (C) or (D) of this paragraph (a) and to the extent such proceeds are used to purchase, redeem or otherwise retire Capital Stock or Subordinated Debt as set forth below in clause or (3) of paragraph (b) below) (and excluding the Net Cash Proceeds from the issuance of Qualified Capital Stock financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary until and to the extent such borrowing is repaid);

(C)      the aggregate Net Cash Proceeds received after the Reference Date by the Company (other than from any of its Subsidiaries) upon the exercise of any options, warrants or rights to purchase Qualified Capital Stock of the Company (and excluding the Net Cash Proceeds from the exercise of any options, warrants or rights to purchase Qualified Capital Stock financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary until and to the extent such borrowing is repaid);

(D)      the aggregate Net Cash Proceeds received after the Reference Date by the Company from the conversion or exchange, if any, of debt securities or Redeemable Capital Stock of the Company or its Restricted Subsidiaries into or for Qualified Capital Stock of the Company plus, to the extent such debt securities or Redeemable Capital Stock were issued after the Reference Date, upon the conversion or exchange of such debt securities or Redeemable Capital Stock, the aggregate of Net Cash Proceeds from their original issuance (and excluding the Net Cash Proceeds from the conversion or exchange of debt securities or Redeemable Capital Stock financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary until and to the extent such borrowing is repaid);

(E)       (a) in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after the Reference Date, an amount (to the extent not included in Consolidated Net Income) equal to the lesser of the return of capital with respect to such Investment and the initial amount of such Investment, in either case, less the cost of the disposition of such Investment and net of taxes, and (b) in the case of the designation of an Unrestricted Subsidiary as a Restricted Subsidiary (as

long as the designation of such Subsidiary as an Unrestricted Subsidiary was deemed a Restricted Payment), the Fair Market Value of the Company’s interest in such Subsidiary, provided that such amount shall not in any case exceed the amount of the Restricted Payment deemed made at the time the Subsidiary was designated as an Unrestricted Subsidiary; and

(F)                     any amount which previously qualified as a Restricted Payment on account of any guarantee entered into by the Company or any Restricted Subsidiary; provided that such guarantee has not been called upon and the obligation arising under such guarantee no longer exists.

As of June 30, 2012, the Company had approximately $580 million available to make Restricted Payments.

(b)         Notwithstanding the foregoing, and in the case of clauses (2) through (14) below, so long as no Default or Event of Default is continuing or would arise therefrom, the foregoing provisions shall not prohibit the following actions (each of clauses (1) through (14) being referred to as a “Permitted Payment”):

(1)                     the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment was permitted by the provisions of paragraph (a) of this covenant and such payment shall have been deemed to have been paid on such date of declaration and shall not have been deemed a “Permitted Payment” for purposes of the calculation required by paragraph (a) of this covenant;

(2)                     the repurchase, redemption, or other acquisition or retirement for value of any shares of any class of Capital Stock of the Company in exchange for, including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares or scrip, or out of the Net Cash Proceeds of a substantially concurrent issuance and sale for cash (other than to a Subsidiary) of, other shares of Qualified Capital Stock of the Company; provided that the Net Cash Proceeds from the issuance of such shares of Qualified Capital Stock are excluded from clause (3)(B) of paragraph (a) of this covenant;

(3)                     the repurchase, redemption, defeasance, retirement or acquisition for value or payment of principal of any Subordinated Debt or Redeemable Capital Stock in exchange for, or in an amount not in excess of the Net Cash Proceeds of, a substantially concurrent issuance and sale for cash (other than to any Subsidiary of the Company) of any Qualified Capital Stock of the Company, provided that the Net Cash Proceeds from the issuance of such shares of Qualified Capital Stock are excluded from clause (3)(B) of paragraph (a) of this covenant;

(4)                     the repurchase, redemption, defeasance, retirement, refinancing, acquisition for value or payment of principal of any Subordinated Debt (other than Redeemable Capital Stock) (a “refinancing”) through the substantially concurrent issuance of new Subordinated Debt of the Company, but only to the extent that any such new Subordinated Debt:

(A)  shall be in a principal amount that does not exceed the principal amount so refinanced (or, if such Subordinated Debt provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, then such lesser amount as of the date of determination), plus the lesser of (i) the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Debt being refinanced or (ii) the amount of premium or other payment actually paid at such time to refinance the Debt, plus, in either case, the amount of expenses of the Company incurred in connection with such refinancing;

(B)       has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of (i) the Exchange Notes or (ii) the Subordinated Debt to be refinanced;

(C)       has a Stated Maturity for its final scheduled principal payment later than the Stated Maturity for the final scheduled principal payment of (i) the Exchange Notes or (ii) the Subordinated Debt to be refinanced; and

(D)       is expressly subordinated in right of payment to the Exchange Notes at least to the same extent as the Subordinated Debt to be refinanced;

(5)                     the purchase, redemption, or other acquisition or retirement for value of any class of Capital Stock of the Company from future, present or former directors, officers, employees or consultants of the Company or any Restricted Subsidiary in an amount not to exceed $5.0 million in the aggregate in any calendar year (and any portion of such $5.0 million not used in any calendar year may be carried forward to the next succeeding calendar year); provided that such amount may be increased by an amount not to exceed the cash proceeds from the sale of Capital Stock of the Company to directors, officers, employees or consultants of the Company or any of its Subsidiaries that occurs after the Issue Date (provided that the amount of such cash proceeds utilized for any such purchase, repurchase, redemption, retirement or other acquisition will not increase the amount available for Restricted Payments under clause (3) of the immediately preceding paragraph), plus

(6)                     the repurchase, redemption or other acquisition or retirement for value of Capital Stock of the Company issued pursuant to acquisitions by the Company to the extent required by or needed to comply with the requirements of any of the Manufacturers with which the Company or a Restricted Subsidiary is a party to a franchise agreement;

(7)                     the payment of the contingent purchase price of an acquisition to the extent such payment would be deemed a Restricted Payment;

(8)                     the payment of the deferred purchase price or earn-outs, including holdbacks (and the receipt of any corresponding consideration therefor), of an acquisition to the extent such payment would have been permitted by the Indenture at the time of such acquisition;

(9)                     the repurchase of Capital Stock of the Company issued to sellers of businesses acquired by the Company or its Restricted Subsidiaries or in connection with joint ventures or other business transactions, in an amount not to exceed $10 million during the term of the Indenture;

(10)              the payment of dividends on the Company’s shares of Common Stock in the aggregate amount per fiscal year equal to $0.56 per share for each share of Common Stock (or any securities convertible into Common Stock to the extent they are entitled to such a dividend) of the Company outstanding as of the applicable record date for such dividends (as such $0.56 shall be adjusted for specified changes in the capitalization of the Company upon recapitalizations, reclassifications, stock splits, stock dividends, reverse stock splits, stock consolidations and similar transactions);

(11)              the repurchase of Capital Stock deemed to occur upon (a) exercise of stock options to the extent that shares of such Capital Stock represent a portion of the exercise price of such options; and (b) the withholding of a portion of such Capital Stock to pay taxes associated therewith, and the purchase of fractional shares of Capital Stock of the Company or any Restricted Subsidiary arising out of stock dividends, splits or combinations or business combinations;

(12)              the payment of dividends or distributions by UAG Connecticut I, LLC pursuant to the First Amended and Restated LLC Agreement, dated April 1, 2003, relating to UAG Connecticut I, LLC;

(13)              the payment of cash in lieu of the issuance of Capital Stock in connection with the conversion, retirement, repurchase or redemption of any series of convertible debt securities of the Company or its Restricted Subsidiaries; and

(14)              other Restricted Payments in an amount which, when taken together with all other Restricted Payments made pursuant to this clause (14), does not exceed $50 million.

For purposes of determining compliance with this covenant, in the event that a Restricted Payment permitted pursuant to this covenant or a Permitted Investment meets the criteria of more than one of the categories of Restricted Payment described in clauses (1) through (14) above or one or more clauses of the definition of Permitted Investments, the Company shall be permitted to classify such Restricted Payment or Permitted Investment on the date it is made, or later reclassify all or a portion of such Restricted Payment or Permitted Investment, in any manner that complies with this covenant, and such Restricted Payment or Permitted Investment shall be treated as having been made pursuant to only one of such clauses of this covenant or of the definition of Permitted Investments.

Limitation on Transactions with Affiliates

The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions involving aggregate consideration in excess of $5.0 million (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with or for the benefit of any Affiliate of the Company (other than the Company or a Restricted Subsidiary) unless such transaction or series of related transactions is entered into in good faith and:

(a)            such transaction or series of related transactions is on terms that are not materially less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that would be available in a comparable transaction in arm’s-length dealings with an unrelated third party;

(b)            with respect to any transaction or series of related transactions involving aggregate value in excess of $10 million either (1) the Company delivers an officer’s certificate to the Trustee certifying that such transaction or series of related transactions complies with clause (a) above or (2) such transaction or series of related transactions is approved by either (x) a majority of the Disinterested Directors of the board of directors of the Company, or in the event there is only one Disinterested Director, by such Disinterested Director, or (y) the audit committee of the board of directors of the Company, which shall consist entirely of Disinterested Directors; and

(c)             with respect to any transaction or series of related transactions involving aggregate value in excess of $25 million, either (1) such transaction or series of related transactions has been approved by either (x) a majority of the Disinterested Directors of the board of directors of the Company, or in the event there is only one Disinterested Director, by such Disinterested Director, or (y) the audit committee of the board of directors of the Company, which shall consist entirely of Disinterested Directors, or (2) the Company delivers to the Trustee a written opinion of an investment banking firm of national standing or other recognized independent expert with experience appraising the terms and conditions of the type of transaction or series of related transactions for which an opinion is required stating that the transaction or series of related transactions is fair to the Company or such Restricted Subsidiary from a financial point of view;

provided, however, that this provision shall not apply to:

(1)            compensation and employee benefit arrangements with any officer or director of the Company, including under any stock option or stock incentive plans, entered into in the ordinary course of business;

(2)            any transaction permitted as a Restricted Payment or Permitted Investment pursuant to the covenant described under the caption “—Limitation on Restricted Payments;”

(3)            the payment of customary fees to directors of the Company and its Restricted Subsidiaries;

(4)            any transaction with any officer or member of the board of directors of the Company involving indemnification arrangements;

(5)            loans or advances to officers of the Company in the ordinary course of business not to exceed $1 million in any calendar year;

(6)            agreements and transactions with customers, clients, suppliers or purchasers and sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the Indenture, which are fair to the Company or its Restricted Subsidiaries, or are on terms, taken as a whole, at least as favorable as might reasonably have been obtained at that time from a Person who is not an Affiliate of the Company;

(7)            transactions with joint ventures entered into in the ordinary course of business, provided that no other Affiliate of the Company (other than a Subsidiary thereof) directly or indirectly holds any Capital Stock of such joint venture;

(8)            any sale, issuance or award of Qualified Capital Stock of the Company;

(9)            any transaction with any Person (x) that is not an Affiliate of the Company immediately before the consummation of such transaction that becomes an Affiliate of the Company as a result of such transaction or (y) that is an Affiliate of the Company solely because the Company, directly or indirectly, owns Capital Stock in, or controls, such Person; or

(10)     any transactions undertaken pursuant to any contractual obligations in existence on the Issue Date (as in effect on the Issue Date) or otherwise disclosed in this prospectus (or in any document incorporated by reference herein) relating to the offer and sale of the Exchange Notes and any renewals, replacements or modifications of such obligations (pursuant to new transactions or otherwise) on terms no less favorable than could be received from an unaffiliated third party.

Limitation on Liens

The Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, (1) create, incur or affirm any Lien of any kind securing any Pari Passu Debt or Subordinated Debt, including any assumption, guarantee or other liability with respect thereto by any Restricted Subsidiary, upon any property or assets (including any inter-company notes) of the Company or any Restricted Subsidiary owned on the Issue Date or acquired after the Issue Date, or (2) assign or convey any right to receive any income or profits from such Liens, unless the Exchange Notes or a Guarantee in the case of Liens of a Guarantor are directly secured equally and ratably with (or, in the case of Subordinated Debt, prior or senior thereto, with the same relative priority as the Exchange Notes shall have with respect to such Subordinated Debt) the obligation or liability secured by such Lien except for Permitted Liens.

Notwithstanding the foregoing, any Lien securing the Exchange Notes granted pursuant to this covenant shall be automatically and unconditionally released and discharged upon the release by the holders of the Pari Passu Debt or the Subordinated Debt described above of their Lien on the property or assets of the Company or any Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Debt), at such time as the holders of all such Debt also release their Lien on the property or assets of the Company or such Restricted Subsidiary, or upon any sale, exchange or transfer to any Person not an Affiliate of the Company of the property or assets secured by such Lien, or of all of the Capital Stock held by the Company or any Restricted Subsidiary in, or all or substantially all the assets of, any Restricted Subsidiary creating such Lien.

Limitation on Sale of Assets

(a)         The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, consummate an Asset Sale unless

(1)         at least 75% of the consideration from such Asset Sale consists of:

(A)      cash or Cash Equivalents,

(B)      the assumption of Senior Debt or Senior Guarantor Debt or other liabilities (other than Subordinated Debt) by the party acquiring the assets from the Company or any Restricted Subsidiary,

(C)      Replacement Assets,

(D)      Designated Noncash Consideration, or

(E)       a combination of any of the foregoing; and

(2)         the Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets subject to such Asset Sale;

provided that any notes, securities or other obligations received by the Company or any such Restricted Subsidiary from any transferee of assets from the Company or such Restricted Subsidiary that are converted, sold or exchanged by the Company or such Restricted Subsidiary into cash at Fair Market Value within 90 days after receipt shall be deemed to be cash for purposes of this provision.

(b)         If:

(A)       all or a portion of the Net Cash Proceeds of any Asset Sale are not applied to (1) the permanent repayment of any term Senior Debt or Senior Guarantor Debt then outstanding, (2) the repayment of any outstanding borrowings under any revolving credit facilities constituting Senior Debt or Senior Guarantor Debt and the corresponding reduction of commitments with respect thereto, or (3) the permanent reduction of Debt of a Restricted Subsidiary that is not a Guarantor; or

(B)       no such Senior Debt or Senior Guarantor Debt which requires prepayment is then outstanding (or such prepayment is waived);

then the Company or a Restricted Subsidiary may within 365 days of the Asset Sale invest the Net Cash Proceeds in Replacement Assets. The amount of such Net Cash Proceeds not used to prepay Senior Debt or Senior Guarantor Debt or invested within 365 days of the Asset Sale as set forth in this paragraph constitutes “Excess Proceeds.” The Company or such Restricted Subsidiary will be deemed to have complied with its obligations under this paragraph (b) if it enters into a binding commitment to acquire Replacement Assets prior to 365 days after the receipt of the applicable Net Cash Proceeds and such acquisition of Replacement Assets is consummated prior to 545 days after the date of receipt of the applicable Net Cash Proceeds; provided that upon any abandonment or termination of such commitment, the Net Cash Proceeds not so applied shall constitute Excess Proceeds and be applied as set forth below.

(c)          When the aggregate amount of Excess Proceeds exceeds $50 million or more, the Company will apply the Excess Proceeds to the repayment of the Exchange Notes and any other Pari Passu Debt outstanding with similar provisions requiring the Company to make an offer to purchase such Debt with the proceeds from any Asset Sale as follows:

(A)       the Company will make an offer to purchase (an “Offer”) from all holders of the Exchange Notes in accordance with the procedures set forth in the Indenture in the maximum principal amount (expressed in amounts of $2,000 or integral multiples of $1,000 in excess thereof) of Exchange Notes that may be purchased out of an amount (the “Note Amount”) equal to the product of such Excess Proceeds multiplied by a fraction, the numerator of which is the outstanding principal amount of the Exchange Notes, and the denominator of which is the sum of the outstanding principal amount of the Exchange Notes and such Pari Passu Debt (subject to proration in the event such amount is less than the aggregate Offered Price (as defined herein) of all Exchange Notes tendered); and

(B)       to the extent required by such Pari Passu Debt to permanently reduce the principal amount of such Pari Passu Debt, the Company will make an offer to purchase or otherwise repurchase or redeem Pari Passu Debt (a “Pari Passu Offer”) in an amount (the “Pari Passu Debt Amount”) equal to the excess of the Excess Proceeds over the Note Amount. However, in no event will the Company be required to make a Pari Passu Offer in a Pari Passu Debt Amount exceeding the principal amount of such Pari Passu Debt plus the amount of any premium required to be paid to repurchase such Pari Passu Debt. The offer price for the Exchange Notes will be payable in cash in an amount equal to 100% of the principal amount of the Exchange Notes plus accrued and unpaid interest, if any, to the date (the “Offer Date”) such Offer is consummated (the “Offered Price”), in accordance with the procedures set forth in the Indenture. To the extent that the aggregate Offered Price of the Exchange Notes tendered pursuant to the Offer is less than the Note Amount relating to the tendered Exchange Notes or the aggregate amount of Pari Passu Debt that is purchased in a Pari Passu Offer is less than the Pari Passu Debt Amount, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Exchange Notes and Pari Passu Debt surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Exchange Notes to be purchased on a pro rata basis; provided, that, in the case of Exchange Notes issued in global form, beneficial interests in such Exchange Notes shall be repurchased on a pro rata basis based on amounts tendered only if such proration is consistent with the procedures of the applicable clearing system; otherwise, such beneficial interests shall be selected for repurchase in accordance with such procedures. Upon the completion of the purchase of all the Exchange Notes tendered pursuant to an Offer and the completion of a Pari Passu Offer, the amount of Excess Proceeds, if any, shall be reset at zero.

(d)         If the Company becomes obligated to make an Offer pursuant to clause (c) above, the Exchange Notes (in amounts of $2,000 and integral multiples of $1,000 in excess thereof), and the Pari Passu Debt shall be purchased by the Company, at the option of the holders thereof, in whole or in part, on a date that is not earlier than 30 days and not later than 60 days from the date the notice of the Offer is given to holders, or such later date as may be necessary for the Company to comply with the requirements under the Exchange Act.

(e)          The Indenture will provide that the Company will comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with an Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sales provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the Indenture by virtue of such compliance.

Future Guarantees

(a)         The Company shall not cause any future Domestic Subsidiary, other than a Guarantor, directly or indirectly, to become a guarantor or an obligor with respect to any other Debt of the Company or any Subsidiary thereof incurred in the United States, unless such Subsidiary (a “Future Guarantor”) becomes a Guarantor under the Indenture at the times set forth below, except that (1) if such Debt is by its terms Senior Debt, any such assumption, guarantee or other liability of such Subsidiary with respect to such Debt shall be senior to such Subsidiary’s Guarantee of the Exchange Notes to the same extent as such Senior Debt is senior to the Exchange Notes; and (2) if such Debt is by its terms expressly subordinated to the Exchange Notes, any such assumption, guarantee or other liability of such Subsidiary with respect to such Debt shall be subordinated to such Subsidiary’s Guarantee of the Exchange Notes at least to the same extent as such Debt is subordinated to the Exchange Notes.

(b)         Notwithstanding paragraph (a) above, any Non-Guarantor Restricted Subsidiary shall not be required to become a Future Guarantor under the Indenture if the Consolidated Tangible Assets of such Non-Guarantor Restricted Subsidiary, together with the Consolidated Tangible Assets of all other Non-Guarantor Restricted Subsidiaries, as of the date of the most recent quarterly or annual financial statements of the Company which are available, does not exceed, in the aggregate, 1% of the Consolidated Tangible Assets of the Company. To the extent that the collective Consolidated Tangible Assets of the Non-Guarantor Restricted Subsidiaries, as of the date of the creation of, acquisition of or Investment in a Non-Guarantor Restricted Subsidiary or as of the date of the most recent quarterly or annual financial statements of the Company which are available, exceeds 1% of the Consolidated Tangible Assets of the Company, the Company shall cause one or more of such Non-Guarantor Restricted Subsidiaries to become a Future Guarantor under the Indenture in accordance with the provisions of this covenant, such that the collective Consolidated Net Tangible Assets of all remaining Non-Guarantor Restricted Subsidiaries does not exceed 1% of the Consolidated Tangible Assets of the Company.

(c)          The Company shall not be required to cause any Future Guarantors to become Guarantors until the earlier of such time as (A) the aggregate Consolidated Equity of all such future Domestic Subsidiaries who have not become Guarantors, but are required to become Future Guarantors pursuant to paragraph (a) or (b) above, equals or exceeds $50.0 million and (B) twelve months shall have elapsed since the Company last caused Future Guarantors to become Guarantors under the Indenture. Up to a maximum of once per fiscal quarter, the Company shall cause each Subsidiary thereof that is required to become a Future Guarantor pursuant to paragraph (a) or above to (1) execute and deliver to the Trustee a supplemental indenture (in substantially the form attached to the Indenture) pursuant to which such Subsidiary shall become a party to the Indenture and thereby unconditionally guarantee all of the Company’s obligations under the Exchange

Notes and the Indenture on the terms set forth therein and (2) deliver to the Trustee an Opinion of Counsel that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary of the Company and constitutes a valid, binding and enforceable obligation of such Subsidiary (which opinion may be subject to customary assumptions and qualifications). Thereafter, such Subsidiary of the Company shall (unless released in accordance with the terms of the Indenture) be a Guarantor for all purposes of the Indenture.

(d)         Notwithstanding the foregoing, each Guarantee by a Guarantor of the Exchange Notes shall provide by its terms that it shall be automatically and unconditionally released and discharged upon:

(1)          any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all or a majority of the Company’s Capital Stock in, or all or substantially all the assets of, such Guarantor, which transaction is in compliance with the terms of the Indenture and pursuant to which transaction such Guarantor is released from all guarantees, if any, by it of other Debt of the Company or any of its Subsidiaries;

(2)          the release by the holders of the other Debt of the Company of their guarantee of Debt by such Subsidiary (including any deemed release upon payment in full of all obligations under such Debt), at such time as (A) no other Debt of the Company has been guaranteed by such Subsidiary, or (B) the holders of all such other Debt of the Company or another Subsidiary which is guaranteed by such Subsidiary also release their guarantee by such Subsidiary (including any deemed release upon payment in full of all obligations under such Debt);

(3)          the Company properly designating such Guarantor as a Non-Guarantor Restricted Subsidiary; provided that such Restricted Subsidiary is not required to issue a Guarantee of the Exchange Notes pursuant to paragraph (a) or (b) above;

(4)          the Company properly designating such Subsidiary as an Unrestricted Subsidiary in accordance with the applicable provisions of the Indenture; or

(5)          the Company exercising its legal defeasance option or covenant defeasance option as described under “Defeasance or Covenant Defeasance” or the Company’s obligations under the Indenture being discharged in accordance with the terms of the Indenture as described under “Satisfaction and Discharge.”

Limitation on Senior Subordinated Debt

The Company will not, and will not permit or cause any Guarantor to, directly or indirectly, incur or otherwise permit to exist any Debt that is subordinate in right of payment to any Debt of the Company or such Guarantor, as the case may be, unless such Debt is also pari passu with the Exchange Notes or the Guarantee of such Guarantor or subordinated in right of payment to the Exchange Notes or such Guarantee at least to the same extent as the Exchange Notes or such Guarantee are subordinated in right of payment to Senior Debt or Senior Debt of such Guarantor, as the case may be, as set forth in the Indenture. For purposes of the foregoing, no Debt shall be deemed to be subordinated in right of payment to any other Debt solely by virtue of being unsecured or secured by a junior priority lien or by virtue of the fact that the holders of such Debt have entered into intercreditor agreements or other arrangements giving one or more such holders priority over the other holders in the collateral held by them.

Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries

The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)         pay dividends or make any other distribution on its Capital Stock or any other interest or participation in or measured by its profits,

(2)         pay any Debt owed to the Company or any other Restricted Subsidiary,

(3)         make any Investment in the Company or any other Restricted Subsidiary, or

(4)         transfer any of its properties or assets to the Company or any other Restricted Subsidiary;

except:

(a)            any encumbrance or restriction pursuant to an agreement in effect on the Issue Date (including without limitation the Credit Agreement and U.K. Credit Agreement in effect on the Issue Date);

(b)            any encumbrance or restriction, with respect to a Restricted Subsidiary that is not a Restricted Subsidiary of the Company on the Issue Date in existence at the time such Person becomes a Restricted Subsidiary of the Company and not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary, provided that such encumbrances and restrictions are not applicable to the Company or any Restricted Subsidiary or the properties or assets of the Company or any Restricted Subsidiary other than such Subsidiary which is becoming a Restricted Subsidiary;

(c)             customary provisions contained in an agreement that has been entered into for the sale or other disposition of all or substantially all of the Capital Stock or assets of a Restricted Subsidiary; provided, however that the restrictions are applicable only to such Restricted Subsidiary or assets;

(d)            any encumbrance or restriction existing under or by reason of applicable law or any requirement of any regulatory body;

(e)             customary provisions restricting subletting or assignment of any lease governing any leasehold interest of any Restricted Subsidiary;

(f)              any encumbrance or restriction pursuant to agreements with Manufacturers, dealerships or franchisees customary for agreements in the automobile industry;

(g)             any encumbrance or restriction contained in any Purchase Money Obligations for property to the extent such restriction or encumbrance restricts the transfer of such property;

(h)            any encumbrances or restrictions in security agreements securing Debt of a Subsidiary (including any Inventory Facility) (to the extent that such Liens are otherwise incurred in accordance with the covenant described under the caption “—Limitation on Liens”) that restrict the transfer of property subject to such agreements, provided that any such encumbrance or restriction is released to the extent the underlying Lien is released or the related Debt is repaid;

(i)                any encumbrance or restriction pursuant to Inventory Facilities customary for inventory and floor plan financing in the automobile industry;

(j)               any encumbrance related to assets acquired by or merged into or consolidated with the Company or any Restricted Subsidiary so long as such encumbrance was not entered into in contemplation of the acquisition, merger or consolidation transaction;

(k)            customary non-assignment provisions contained in (1) any lease governing a leasehold interest or (2) any supply, license or other agreement entered into in the ordinary course of business of the Company or any of its Restricted Subsidiaries;

(l)                Liens securing Debt otherwise permitted to be incurred under the provisions of the covenant described above under the caption “—Limitation on Liens” that limit the right of the debtor to dispose of the assets subject to such Liens;

(m)        restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(n)            restrictions contained in other Debt or Preferred Stock of the Company or any Restricted Subsidiary permitted to be incurred after the Issue Date pursuant to the provisions of the covenant described under “—

Limitation on Debt” or other agreements arising in the ordinary course of business and not related to Debt, provided that such restrictions will not materially affect the ability of the Company to make principal and interest payments on the Exchange Notes, as determined in good faith by a senior officer or the board of directors of the Company;

(o)            any encumbrance or restriction existing under any agreement that extends, renews, refinances or replaces the agreements containing the encumbrances or restrictions in the foregoing clauses (a), (b), (j) and (p) or in this clause (o), provided that the terms and conditions of any such encumbrances or restrictions are no more restrictive in any material respect than those under or pursuant to the agreement evidencing the Debt so extended, renewed, refinanced or replaced;

(p)            restrictions related solely to Foreign Subsidiaries and created in connection with Debt of such Foreign Subsidiaries incurred pursuant to clauses (12) and (20) of paragraph (b) of the covenant described under the caption “—Limitation on Debt”;

(q)            encumbrances pursuant to the subordination provisions of any Debt permitted to be incurred by clause (5) of paragraph (b) of the covenant described under the caption “—Limitation on Debt”; and

(r)               customary provisions in joint venture agreements and other similar agreements relating solely to such joint venture or similar entity.

Provision of Financial Statements

(a)         Whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, the Company shall deliver to the Trustee on behalf of, and upon request make available to, the holders of Exchange Notes, within 30 days after the date by which the Company would have been required by the Commission’s rules and regulations to file such documents if the Company were so subject, copies of all annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to Sections 13(a) or 15(d) if the Company were so subject; provided that any such reports and documents filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) shall be deemed to be delivered to the Trustee and the holders of Exchange Notes.

(b)         Delivery of such reports and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s or any Guarantor’s, as the case may be, compliance with any of its covenants under the Indenture (as to which the Trustee is entitled to rely exclusively on officer’s certificates of the Company). The Trustee may assume that any reports required to be filed under paragraph (a) above have been filed with the Commission and shall have no obligation to verify any such filing.

(c)          So long as any of the Exchange Notes remain outstanding, if at any time the Company is not subject to Section 13 or 15(d) under the Exchange Act, the Company will make available to any prospective purchaser of Exchange Notes or beneficial owner of Exchange Notes in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act, until such time as the Company has either exchanged the Exchange Notes for securities identical in all material respects which have been registered under the Securities Act or until such time as the holders of the Exchange Notes have disposed of such Exchange Notes pursuant to an effective registration statement under the Securities Act or until such time when the holders of the Exchange Notes, other than holders that are Affiliates of the Company, are able to sell all such Exchange Notes immediately without restriction pursuant to the provisions of Rule 144 under the Securities Act or any successor thereto.

(d)         Any failure to comply with this covenant shall be automatically cured when the Company provides all required reports to the Trustee on behalf of the holders of Exchange Notes.

Additional Covenants

The Indenture also contains covenants with respect to the following matters:

(1)         payment of principal, premium and interest;

(2)         maintenance of an office or agency;

(3)         arrangements regarding the handling of money held in trust;

(4)         maintenance of corporate existence; and

(5)         payment of taxes and other claims.

Consolidation, Merger, Sale of Assets

The Company

The Company will not, in a single transaction or through a series of related transactions directly or indirectly, (x) consolidate with or merge with or into any other Person; or (y) sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a Consolidated basis to any other Person or group of Persons, unless at the time and after giving effect thereto:

(1)         either (a) the Company will be the continuing corporation (in the case of a consolidation or merger involving the Company) or (b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a Consolidated basis (the “Surviving Entity”) will be a corporation, limited liability company, partnership, limited liability partnership or similar entity duly organized and validly existing under the laws of the United States of America, any state of the United States of America or the District of Columbia, and such Person expressly assumes, by a supplemental indenture, in a form reasonably satisfactory to the Trustee, all of the obligations of the Company under the Exchange Notes and the Indenture and the Registration Rights Agreement (as that term is defined under “Exchange Offer; Registration Rights”), as the case may be, and the Exchange Notes and the Indenture and the Registration Rights Agreement will remain in full force and effect as so supplemented;

(2)         immediately after giving effect to such transaction on a pro forma basis (and treating any Debt not previously an obligation of the Company or any of its Restricted Subsidiaries which becomes the obligation of the Company or any of its Restricted Subsidiaries as a result of such transaction as having been incurred at the time of such transaction), no Default or Event of Default will have occurred and be continuing;

(3)         immediately after giving effect to such transaction on a pro forma basis (on the assumption that the transaction occurred on the first day of the four-quarter period for which financial statements are available ending immediately prior to the consummation of such transaction with the appropriate adjustments with respect to the transaction being included in such pro forma calculation), either (A) the Company (or the Surviving Entity if the Company is not the continuing obligor under the Indenture) could incur $1.00 of additional Debt (other than Permitted Debt) under the covenant described under the caption “—Certain Covenants—Limitation on Debt;” or (B) the Consolidated Fixed Charge Coverage Ratio for the Company (or the Surviving Entity if the Company is not the continuing obligor under the Indenture) would be equal to or greater than such ratio for the Company immediately prior to such transaction;

(4)         at the time of the transaction, each Guarantor, if any, unless it is the other party to the transactions described above, will have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under the Indenture and under the Exchange Notes;

(5)         at the time of the transaction if any of the property or assets of the Company or any of its Restricted Subsidiaries would thereupon become subject to any Lien, the provisions of the covenant described under the caption “—Certain Covenants—Limitation on Liens” are complied with;

(6)         if the Surviving Entity is not organized as a corporation after such transaction, a Restricted Subsidiary that is a corporation shall be a co-obligor of the Exchange Notes pursuant to a supplemental indenture to the Indenture in a form reasonably satisfactory to the Trustee; and

(7)         at the time of the transaction the Company or the Surviving Entity will have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an officer’s certificate and an opinion of counsel, each to the effect that such consolidation, merger, sale, assignment, conveyance, transfer, lease or other transaction and the supplemental indenture in respect of such transaction comply with the Indenture and that all conditions precedent in the Indenture provided for relating to such transaction have been complied with.

An assumption of our obligations under the Exchange Notes and the Indenture by any such Persons might be deemed for U.S. federal income tax purposes to be an exchange of the Exchange Notes for new Exchange Notes by the beneficial owners thereof, resulting in recognition of gain or loss for such purposes and possibly other adverse tax consequences to the beneficial owner. You should consult your own tax advisors regarding the tax consequences of such an assumption.

The Guarantors

Each Guarantor will not, and the Company will not permit a Guarantor to, in a single transaction or through a series of related transactions directly or indirectly, (x) consolidate with or merge with or into any other Person (other than the Company or any Guarantor); or (y) sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of the properties and assets of the Guarantor and its Restricted Subsidiaries on a Consolidated basis to any Person or group of Persons (other than the Company or any Guarantor), unless at the time and after giving effect thereto:

(1)         either:

(a)         either (x) the Guarantor will be the continuing corporation, in the case of a consolidation or merger involving the Guarantor or (y) the Person (if other than the Guarantor) formed by such consolidation or into which such Guarantor is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all of the properties and assets of the Guarantor and its Restricted Subsidiaries on a Consolidated basis (the “Surviving Guarantor Entity”) is duly organized and validly existing under the laws of the United States of America, any state of the United States of America or the District of Columbia, and such Person expressly assumes, by a supplemental indenture, in a form reasonably satisfactory to the Trustee, all the obligations of such Guarantor under its Guarantee of the Exchange Notes, the Indenture and the Registration Rights Agreement and such Guarantee, Indenture and Registration Rights Agreement will remain in full force and effect; or

(b)         such consolidation or merger or such sale, assignment, conveyance, transfer, lease or other disposition complies with the covenant described under the caption “—Certain Covenants— Limitation on Sale of Assets;”

(2)         immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default will have occurred and be continuing; and

(3)         at the time of the transaction the Company, such Guarantor or the Surviving Guarantor Entity will have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an officer’s certificate and an opinion of counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, conveyance, lease or other transaction and the supplemental indenture in respect thereof (if applicable) comply with the Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with.

However, the foregoing limitations do not apply to any Guarantor whose Guarantee of the Exchange Notes is unconditionally released and discharged in accordance with paragraph (d) under the provisions of the covenant described under the caption “—Certain Covenants—Future Guarantees.”

In the event of any transaction (other than a transfer by lease) described in and complying with the conditions listed in the two immediately preceding subsections in which the Company or any Guarantor, as the case may be, is not the continuing corporation, the successor Person formed or remaining or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor, as the case may be, and the Company or any Guarantor, as the case may be, shall be discharged from all obligations and covenants under the Indenture and the Exchange Notes or its Guarantee, as the case may be.

Clauses (2) and (3) of the paragraph under “—The Company” and clause (2) of the paragraph under “—The Guarantors” shall not apply to (a) any consolidation or merger or sale, assignment, conveyance, transfer, lease or other disposition of assets between or among the Company and any of its Restricted Subsidiaries, or any consolidation or merger of the Company or any of the Guarantors with or into an Affiliate incorporated in the United States, solely for the purpose of changing the entity’s jurisdiction of incorporation or tax status.

An assumption of the obligations of a Guarantor under its Guarantee by a successor Person might be deemed for U.S. federal income tax purposes to cause an exchange of the Exchange Notes for new Exchange Notes by the beneficial owners thereof, resulting in recognition of gain or loss for such purposes and possibly other adverse tax consequences to the beneficial owner. You should consult your own tax advisors regarding the tax consequences of such an assumption.

Events of Default

An Event of Default will occur under the Indenture if:

(1)         there shall be a default in the payment of any interest on any Note when it becomes due and payable, and such default shall continue for a period of 30 days, whether or not prohibited by the subordination provisions of the Indenture;

(2)         there shall be a default in the payment of the principal of (or premium, if any, on) any Note at its Maturity (upon acceleration, optional or mandatory redemption, if any, required repurchase or otherwise), whether or not prohibited by the subordination provisions of the Indenture;

(3)         (a) there shall be a default in the performance, or breach, of any covenant or agreement of the Company or any Guarantor under the Indenture or any Guarantee (other than a default in the performance, or breach, of a covenant or agreement which is specifically dealt with in clause (1), (2) or in clause (b) of this clause (3)) and such default or breach shall continue for a period of 60 days after written notice has been given, by certified mail, (x) to the Company by the Trustee or (y) to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the outstanding Exchange Notes; or

(b)   there shall be a default in the performance or breach of the provisions described under the caption “—Consolidation, Merger, Sale of Assets;”

(4)         one or more defaults, individually or in the aggregate, shall have occurred under any of the agreements, indentures or instruments under which the Company or any Significant Restricted Subsidiary then has outstanding Debt in excess of $50 million in principal amount, individually or in the aggregate, and either

(a)         such default results from the failure to pay such Debt at its stated final maturity or

(b)         such default or defaults have resulted in the acceleration of the final stated maturity of such Debt;

(5)         any Guarantee by any Significant Restricted Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid, or such Significant Restricted Subsidiary, or any Person acting on its behalf, shall deny or disaffirm in writing its obligations under its Guarantee, except to the extent contemplated by the Indenture and any such Guarantee;

(6)         one or more final judgments, orders or decrees (not subject to appeal) of any court or regulatory or administrative agency for the payment of money in excess of $50 million, either individually or in the aggregate (exclusive of any portion of any such payment covered by insurance), shall be rendered against the Company or any Significant Restricted Subsidiary or any of their respective properties and shall not be discharged or fully bonded and there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of an appeal or otherwise, shall not be in effect;

(7)         there shall have been the entry by a court of competent jurisdiction of (a) a decree or order for relief in respect of the Company or any Significant Restricted Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or (b) a decree or order:

(i)             adjudging the Company or any Significant Restricted Subsidiary bankrupt or insolvent;

(ii)          seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Restricted Subsidiary under any applicable federal or state law;

(iii)       appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any Significant Restricted Subsidiary or of any substantial part of their respective properties;

(iv)      ordering the winding up or liquidation of their respective affairs,

and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 consecutive days; or

(8)   (a) the Company or any Significant Restricted Subsidiary commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent,

(b)         the Company or any Significant Restricted Subsidiary consents to the entry of a decree or order for relief in respect of the Company or such Significant Restricted Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it,

(c)          the Company or any Significant Restricted Subsidiary files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law,

(d)         the Company or any Significant Restricted Subsidiary:

(i)             consents to the filing of such petition or the appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or such Significant Restricted Subsidiary or of any substantial part of their respective properties,

(ii)          makes an assignment for the benefit of creditors,

(iii)       admits in writing its inability to pay its debts generally as they become due; or

(e)          the Company or any Significant Restricted Subsidiary takes any corporate action in furtherance of any such actions in this clause (8).

Result of Events of Default

If an Event of Default (other than as specified in clauses (7) and (8) of the prior paragraph with respect to the Company) shall occur and be continuing with respect to the Indenture, the Trustee or the holders of not less than 25% in aggregate principal amount of the Exchange Notes then outstanding may, and the Trustee at the request of such holders shall, declare all unpaid principal of, premium, if any, and accrued interest on all Exchange Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the holders of the Exchange Notes). Upon any such declaration, such principal, premium, if any, and interest (1) shall become due and payable immediately or (2) if the Credit Agreement is in effect, shall become due and payable upon the first to occur of an acceleration under the Credit Agreement or five business days after receipt of written notice of such declaration by the Company and the Senior Representative with respect to the Credit Agreement. If an Event of Default specified in clause (7) or (8) of the prior paragraph with respect to the Company occurs and is continuing, then all the Exchange Notes shall ipso facto become and be due and payable immediately in an amount equal to the principal amount of the Exchange Notes, together with accrued and unpaid interest, if any, to the date the Exchange Notes become due and payable, without any declaration or other act on the part of the Trustee or any holder. Thereupon, the Trustee may, at its discretion, proceed to protect and enforce the rights of the holders of Exchange Notes by appropriate judicial proceedings.

After a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in aggregate principal amount of Exchange Notes outstanding, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

(a)         the Company has paid or deposited with the Trustee a sum sufficient to pay:

(1)            all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel,

(2)            all overdue interest on all Exchange Notes then outstanding,

(3)            the principal of and premium, if any, on any Exchange Notes then outstanding which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Exchange Notes, and

(4)            to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Exchange Notes;

(b)         the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

(c)          all Events of Default, other than the non-payment of principal of, premium, if any, and interest on the Exchange Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in the Indenture.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Waiver of Default by Noteholders

The holders of not less than a majority in aggregate principal amount of the Exchange Notes outstanding may on behalf of the holders of all outstanding Exchange Notes waive any past default under the Indenture and its consequences, except a default (i) in the payment of the principal of, premium, if any, or interest on any Note, which may only be waived with the consent of each holder of Exchange Notes affected or (ii) in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holders of all Exchange Notes affected by such modification or amendment.

Legal Rights of Noteholders

No holder of any of the Exchange Notes has any right to institute any proceedings with respect to the Indenture or any remedy thereunder, unless:

(1)         the holders of at least 25% in aggregate principal amount of the outstanding Exchange Notes have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as Trustee under the Exchange Notes and the Indenture;

(2)         the Trustee has failed to institute such proceeding within 15 days after receipt of such notice; and

(3)         the Trustee, within such 15-day period, has not received directions inconsistent with such written request by holders of a majority in aggregate principal amount of the outstanding Exchange Notes.

Such limitations do not, however, apply to a suit instituted by a holder of a Note for the enforcement of the payment of the principal of, premium, if any, or interest on such Note on or after the respective due dates expressed in such Note.

Notice to the Trustee

The Company is required to notify the Trustee within five business days of the obtaining knowledge of any Default. The Company is required to deliver to the Trustee, on or before a date not more than 120 days after the end of each fiscal year, a written statement as to compliance with the Indenture, including whether or not any Default has occurred.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Exchange Notes, the Indenture, the Guarantees, the Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Exchange Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Exchange Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Defeasance or Covenant Defeasance

The Company may, at its option and at any time, elect to have the obligations of the Company, any Guarantor and any other obligor upon the Exchange Notes discharged with respect to the outstanding Exchange Notes (“defeasance”). Such defeasance means that the Company, any such Guarantor and any other obligor under the Indenture shall be deemed to have paid and discharged the entire Debt represented by the outstanding Exchange Notes, except for:

(i)    the rights of holders of such outstanding Exchange Notes to receive payments in respect of the principal of, premium, if any, and interest on such Exchange Notes when such payments are due,

(ii)   the Company’s obligations with respect to the Exchange Notes concerning issuing temporary Exchange Notes, registration of Exchange Notes, mutilated, destroyed, lost or stolen Exchange Notes, and the maintenance of an office or agency for payment and money for security payments held in trust,

(iii)  the rights, powers, trusts, duties and immunities of the Trustee, and

(iv)  the defeasance provisions of the Indenture.

In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and any Guarantor released with respect to certain covenants that are described in the Indenture (“covenant defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default or an Event of Default with respect to the Exchange Notes. In the event covenant defeasance occurs, certain events (not including non-payment, bankruptcy and insolvency events) described under “—Events of Default” will no longer constitute an Event of Default with respect to the Exchange Notes.

In order to exercise either defeasance or covenant defeasance,

(i)         the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Exchange Notes, cash in United States dollars, U.S. Government Obligations (as defined in the Indenture), or a combination of cash and U.S. Government Obligations, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm, to pay and discharge the principal of, premium, if any, and interest on the outstanding Exchange Notes on the Stated Maturity (or on any date after October 1, 2017 (such date being referred to as the “Defeasance Redemption Date”), if at or prior to electing either defeasance or covenant defeasance, the Company has delivered to the Trustee an irrevocable notice to redeem all of the outstanding Exchange Notes on the Defeasance Redemption Date);

(ii)        in the case of defeasance, the Company shall have delivered to the Trustee an opinion of independent counsel in the United States stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of independent counsel in the United States shall confirm that, the beneficial owners of the outstanding Exchange Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

(iii)       in the case of covenant defeasance, the Company shall have delivered to the Trustee an opinion of independent counsel in the United States to the effect that the beneficial owners of the outstanding Exchange Notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

(iv)      no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as clauses (7) or (8) with respect to the Company under the first paragraph under the caption “—Events of Default” are concerned, at any time during the period ending on the 91st day after the date of deposit (other than a Default which results from the borrowing of amounts to finance the defeasance and which borrowing does not result in a breach or violation of, or constitute a default under, any other material agreement or instrument to which the Company or any Restricted Subsidiary is a party or to which it is bound);

(v)       such defeasance or covenant defeasance shall not cause the Trustee for the Exchange Notes to have a conflicting interest as defined in the Indenture and for purposes of the Trust Indenture Act with respect to any securities of the Company or any Guarantor;

(vi)      such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default under, the Indenture or any other material agreement or instrument to which the Company, any Guarantor or any Restricted Subsidiary is a party or by which it is bound;

(vii)     the Company will have delivered to the Trustee an opinion of independent counsel in the United States to the effect that (assuming that no holder of any Exchange Notes would be considered an insider of the Company under any applicable bankruptcy or insolvency law and assuming no intervening bankruptcy or insolvency of the Company between the date of deposit and the 91st day following the deposit) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally;

(viii)    the Company shall have delivered to the Trustee an officer’s certificate stating that the deposit was not made by the Company with the intent of preferring the holders of the Exchange Notes or any Guarantee over the other creditors of the Company or any Guarantor with the intent of defeating, hindering, delaying or defrauding creditors of the Company, any Guarantor or others;

(ix)      no event or condition shall exist that would prevent the Company from making payments of the principal of, premium, if any, and interest on the Exchange Notes on the date of such deposit or at any time ending on the 91st day after the date of such deposit; and

(x)       the Company will have delivered to the Trustee an officer’s certificate and an opinion of independent counsel, each stating that all conditions precedent provided for relating to either the defeasance or the covenant defeasance, as the case may be, have been complied with.

Modifications and Amendments

With Noteholder Consent

Modifications and amendments of the Indenture may be made by the Company, each Guarantor, if any, and the

Trustee with the consent of the holders of at least a majority in aggregate principal amount of the Exchange Notes then outstanding; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding Note affected thereby:

(i)    change the Stated Maturity of the principal of, or any installment of interest on, or change to an earlier date any redemption date of, or waive a default in the payment of the principal of, premium, if any, or interest on, any such Note or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which the principal of any such Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the redemption date);

(ii)   reduce the percentage in principal amount of such outstanding Exchange Notes, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver or compliance with certain provisions of the Indenture;

(iii)  modify any of the provisions relating to supplemental indentures requiring the consent of holders or relating to the waiver of past defaults or relating to the waiver of certain covenants, except to increase the percentage of such outstanding Exchange Notes required for such actions or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each such Note affected thereby;

(iv)  except as otherwise permitted under the caption “—Consolidation, Merger, Sale of Assets,” consent to the assignment or transfer by the Company or any Guarantor of any of its rights and obligations under the Indenture;

(v)   amend or modify any of the provisions of the Indenture relating to the subordination of the Exchange Notes or any Guarantee in any manner adverse to the holders of the Exchange Notes or any Guarantee; or

(vi)  after the Company’s obligation to purchase Exchange Notes arises under the Indenture, amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with the covenant described under the caption “—Purchase of Exchange Notes Upon a Change of Control” or make and consummate an Offer with respect to any Asset Sale or Asset Sales in accordance with the covenant described under the caption “—Certain Covenants—Limitation on Sale of Assets,” including, in each case, amending, changing or modifying any definitions related thereto, but only to the extent such definitions relate thereto.

Without Noteholder Consent

Notwithstanding the foregoing, without the consent of any holders of the Exchange Notes, the Company, any Guarantor, any other obligor under the Exchange Notes and the Trustee may modify or amend the Indenture:

(a)   to evidence the succession of another Person to the Company or a Guarantor or any other obligor upon the Exchange Notes, and the assumption by any such successor of the covenants of the Company or such Guarantor or obligor in the Indenture and in the Exchange Notes and in any Guarantee in accordance with the covenant described under the caption “—Consolidation, Merger, Sale of Assets;”

(b)   to add to the covenants of the Company, any Guarantor or any other obligor upon the Exchange Notes for the benefit of the holders of the Exchange Notes or to surrender any right or power conferred upon the Company or any Guarantor or any other obligor upon the Exchange Notes, as applicable, in the Indenture, in the Exchange Notes or in any Guarantee;

(c)    to cure any ambiguity, or to correct or supplement any provision in the Indenture or in any supplemental indenture, the Exchange Notes or any Guarantee which may be defective or inconsistent with any other provision in the Indenture, the Exchange Notes or any Guarantee;

(d)   to make any change that would provide any additional rights or benefits to the holders of the Exchange Notes;

(e)    to make any other provisions with respect to matters or questions arising under the Indenture, the Exchange Notes or any Guarantee; provided that, in each case, such provisions shall not adversely affect the interest of the holders of the Exchange Notes in any material respect;

(f)    to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(g)    to add a Guarantor under the Indenture;

(h)   to evidence and provide the acceptance of the appointment of a successor Trustee under the Indenture;

(i)     to mortgage, pledge, hypothecate or grant a security interest in favor of the Trustee for the benefit of the holders of the Exchange Notes as additional security for the payment and performance of the Company’s and any Guarantor’s obligations under the Indenture, in any property, or assets, including any of which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted to the Trustee pursuant to the Indenture or otherwise;

(j)    to provide for the issuance of additional Exchange Notes under the Indenture in accordance with the limitations set forth in the Indenture;

(k)   to provide for the issuance of exchange notes pursuant to the terms of the Indenture and the Registration Rights Agreement;

(l)     to comply with the rules of any applicable securities depositary; or

(m)  to conform the text of the Indenture or the Exchange Notes to any provision of this “Description of Exchange Notes” section of this prospectus.

The holders of a majority in aggregate principal amount of the Exchange Notes outstanding may waive compliance with certain restrictive covenants and provisions of the Indenture.

No amendment, modification or waiver of the Indenture shall adversely affect the rights of any holder of Senior Debt or Senior Guarantor Debt under the subordination provisions of the Indenture without the consent of such holder.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Exchange Notes as expressly provided for in the Indenture) as to all outstanding Exchange Notes under the Indenture when:

(a)   either (i) all such Exchange Notes previously authenticated and delivered (except lost, stolen or destroyed Exchange Notes which have been replaced or paid or Exchange Notes whose payment has been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust as provided for in the Indenture) have been delivered to the Trustee for cancellation or (ii) all Exchange Notes not previously delivered to the Trustee for cancellation:

(x)   have become due and payable by reason of the mailing of a notice or redemption or otherwise,

(y)   will become due and payable at their Stated Maturity within one year, or

(z)   have been or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense of the Company;

and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust an amount in United States dollars sufficient to pay and discharge the entire Debt on the Exchange Notes not theretofore delivered to the Trustee for cancellation, including the principal of, premium, if any, and accrued interest on, such Exchange Notes at such Maturity, Stated Maturity or redemption date;

(b)   the Company or any Guarantor has paid or caused to be paid all other sums payable under the Indenture by the Company and any Guarantor; and

(c)    the Company has delivered to the Trustee an officer’s certificate and an opinion of independent counsel reasonably satisfactory to the Trustee each stating that (i) all conditions precedent under the Indenture relating to the satisfaction and discharge of such Indenture have been complied with and (ii) such satisfaction and discharge will not result in a breach or violation of, or constitute a default under, the Indenture (other than that resulting from the borrowing of funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Debt and, in each case, the granting of Liens in connection therewith) or any other material agreement or instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound (except for such agreements or instruments which will be terminated or otherwise discharged substantially contemporaneously with, other than with respect to notice provisions, such deposit).

Governing Law

The Indenture, the Exchange Notes and any Guarantee will be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the conflicts of law principles thereof.

Concerning the Trustee

The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee with such conflict or resign as Trustee.

The holders of a majority in principal amount of the then outstanding Exchange Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default occurs, which has not been cured, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of Exchange Notes unless such holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Certain Definitions

“Acquired Debt” means Debt of a Person:

(1)   existing at the time such Person becomes a Restricted Subsidiary, or

(2)   assumed in connection with the acquisition of assets from such Person, in each case, other than Debt incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, as the case may be and is not recourse to any Person or assets other than such Person or its assets (including its Subsidiaries and their assets).

Acquired Debt shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Restricted Subsidiary, as the case may be.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Premium” means, with respect to any Note on any redemption date, the greater of:

(1)   1.0% of the principal amount of such Note; and

(2)   the excess, if any, of:

(a)   the present value at such redemption date of (i) the redemption price of such Note at October 1, 2017 (such redemption price being set forth in the table appearing above under “Optional Redemption”), plus (ii) all scheduled interest payments due on such Note from the redemption date through October 1, 2017 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate at such redemption date, plus 50 basis points over

(b)   the principal amount of such Note.

“Asset Sale” means any sale, issuance, conveyance, transfer, lease or other disposition, including, without limitation, by way of merger, consolidation or sale and leaseback transaction (collectively, a “transfer”), directly or indirectly, in one or a series of related transactions, of:

(1)   any Capital Stock of any Restricted Subsidiary (other than directors’ qualifying shares and transfers of Capital Stock required by a Manufacturer to the extent the Company does not receive cash or Cash Equivalents for such Capital Stock);

(2)   all or substantially all of the properties and assets of any division or line of business of the Company or any Restricted Subsidiary; or

(3)   any other properties or assets of the Company or any Restricted Subsidiary other than in the ordinary course of business.

For the purposes of this definition, the term “Asset Sale” shall not include any transfer of properties and assets:

(A)  that is governed by the provisions described under the caption “—Consolidation, Merger, Sale of Assets,”

(B)  that is by the Company to any Restricted Subsidiary, or by any Restricted Subsidiary to the Company or any Restricted Subsidiary in accordance with the terms of the Indenture,

(C)  that is of obsolete or unusable equipment or assets that are not useful in the business,

(D)  that consists of defaulted receivables for collection or any sale, transfer or other disposition of defaulted receivables for collection,

(E)   arising from foreclosures, condemnation or any similar action on assets or the granting of Liens not prohibited by the Indenture,

(F)   the Fair Market Value of which in the aggregate does not exceed $15 million in any transaction or series of related transactions,

(G)  that consists of any Permitted Investment or Restricted Payment permitted under the caption “Certain Covenants—Limitation on Restricted Payments,”

(H)  that constitutes a “Change of Control,”

(I)    that is of cash or Cash Equivalents,

(J)    that is of Capital Stock in, or Debt or other securities of, an Unrestricted Subsidiary,

(K)  arising from any financing transaction with respect to property built or acquired by the Company or any Restricted Subsidiary after the Issue Date, including without limitation any sale and leaseback transaction or asset securitization.

“Average Life to Stated Maturity” means, as of the date of determination with respect to any Debt, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from the date of determination to the date or dates of each successive scheduled principal payment of such Debt multiplied by (b) the amount of each such principal payment by (ii) the sum of all such principal payments.

“Bankruptcy Law” means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law or foreign law relating to bankruptcy, insolvency, receivership, winding up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

“Capital Lease Obligation” of any Person means any obligation of such Person and its Restricted Subsidiaries on a Consolidated basis under any capital lease of real or personal property which, in accordance with GAAP, is required to be recorded as a capitalized lease obligation on the books of the lessee.

“Capital Stock” of any Person means any and all shares, interests, participations, rights in or other equivalents, however designated, of such Person’s capital stock or other equity interests, partnership interests (whether general or limited), any other interest or participation that confers on a Person that right to receive a share of the profits and losses of, or distributions of assets of (other than a distribution in respect of Debt), the issuing Person and any rights, warrants or options exchangeable for or convertible into such Capital Stock (other than debt securities convertible into Capital Stock).

“Cash Equivalent” means:

(1)   United States Dollars or such local currencies held by the Company or any Restricted Subsidiary from time to time in the ordinary course of business;

(2)   any evidence of Debt, maturing not more than one year after the date of acquisition (unless such securities are deposited to defease or satisfy and discharge any Debt), issued by the United States of America, or an instrumentality or agency thereof, and guaranteed fully as to principal, premium, if any, and interest by the United States of America;

(3)   certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $500 million in the case of U.S. banks and $100 million (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks;

(4)   commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate or Subsidiary of the Company) organized and existing under the laws of the United States of America with a rating, at the time as of which any investment therein is made, of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P;

(5)   any money market deposit accounts issued or offered by a domestic commercial bank having capital and surplus in excess of $500 million or a non-U.S. bank having capital and surplus in excess of $100 million; provided that the short term debt of such commercial bank has a rating, at the time of Investment, of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P;

(6)   in the case of any investment by a Foreign Subsidiary or investments made in a country outside the United States of America, “Cash Equivalents” will also include (A) direct obligations of the sovereign nation (or any agency thereof) in which such Foreign Subsidiary is organized and is conducting business or obligations fully and unconditionally guaranteed by such sovereign nation (or agency thereof) and (B) investments denominated in the currency of the jurisdiction in which such Foreign Subsidiary is organized or has its principal place of business which are similar to the items specified in clauses (1) through (5) above, including, without limitation, any deposit with a bank that is a lender to such Foreign Subsidiary;

(7)   any repurchase agreement entered into with Mercedes-Benz Financial Services USA LLC (or with a commercial banking institution of the stature referred to in clause (3) above) which (A) is secured by a fully perfected security interest in any obligation of the type described in any of clauses (2) through (4) above and (B) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of Mercedes-Benz Financial Services USA LLC (or such commercial banking institution) thereunder;

(8)   repurchase obligations for underlying securities of the types described in clauses (2) and (3) entered into with any financial institution meeting the qualifications specified in clause (3) above; and

(9)   shares of money market mutual funds within the definition of Rule 2a-7 issued by the Commission under the Investment Company Act of 1940.

“Change of Control” means the occurrence of any of the following events:

(1)   any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions) other than the Company, any of its subsidiaries, any of its employee benefit plans, any of the Permitted Holders or any holding company which owns, directly or indirectly, 100% of the Voting Stock of the Company (so long as no Change of Control would otherwise have occurred in respect of the Voting Stock of such holding company), is or becomes the beneficial owner, directly or indirectly, through a purchase, merger or other acquisition transaction, of 50% or more of the total voting power of all classes of Voting Stock of the Company;

(2)   the Company consolidates with, or merges with or into, another person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) or any person consolidates with or merges with or into the Company, or the Company conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person (other than a direct or indirect wholly owned subsidiary of the Company), other than:

(a)   any transaction pursuant to which holders of the Company’s capital stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all classes of Voting Stock of (i) the continuing or surviving person immediately after the transaction or (ii) any holding company which owns, directly or indirectly, 100% of the Voting Stock of the continuing or surviving person immediately after the transaction (so long as no Change of Control would otherwise have occurred in respect of the Voting Stock of such holding company); or

(b)   any merger solely for the purpose of changing the Company’s jurisdiction of formation and resulting in a reclassification, conversion or exchange of outstanding shares of common stock solely into shares of common stock of the surviving entity;

(3)   during any consecutive two-year period, individuals who at the beginning of that two-year period constituted the board of directors of the Company (together with any new directors whose election to such board of directors, or whose nomination for election by stockholders, was approved by one or more Permitted Holders or by a vote of a majority of the directors then in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason (other than death) to constitute a majority of the board of directors of the Company then in office; or

(4)   the Company approves a plan of liquidation or dissolution.

Beneficial ownership will be determined in accordance with Rule 13d-3 promulgated by the Commission under the Exchange Act. The term “person” includes any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of the Indenture such Commission is not existing and performing the duties now assigned to it under the Securities Act, Exchange Act and Trust Indenture Act then the body performing such duties at such time.

“Commodity Price Protection Agreement” means any forward contract, commodity swap, commodity option or other similar financial agreement or arrangement relating to, or the value of which is dependent upon, fluctuations in commodity prices.

“Common Stock” means the Company’s voting common stock, par value $0.0001, or any successor common stock thereto.

“Company” means Penske Automotive Group, Inc., a corporation incorporated under the laws of Delaware, until a successor Person shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Company” shall mean such successor Person.

“Consolidated Equity” of any Person means

(a)   the Consolidated Tangible Assets of such Person, less

(b)   the amount of any Debt of such Person incurred pursuant to a Floor Plan Facility.

“Consolidated Fixed Charge Coverage Ratio” of any Person means, for any period, the ratio of:

(a)   the sum of Consolidated Net Income (Loss), and in each case to the extent deducted in computing Consolidated Net Income (Loss) for such period, Consolidated Interest Expense, Consolidated Income Tax Expense and Consolidated Non-cash Charges for such period, of such Person and its Restricted Subsidiaries on a Consolidated basis, less all noncash items increasing Consolidated Net Income for such period in any prior period to

(b)   the sum of Consolidated Interest Expense for such period and cash dividends paid on any Preferred Stock of such Person during such period,

in each case after giving pro forma effect to:

(i)    the incurrence of the Debt giving rise to the need to make such calculation and (if applicable) the application of the net proceeds therefrom, including to refinance other Debt, as if such Debt was incurred, and the application of such proceeds occurred, on the first day of such period;

(ii)   the incurrence, repayment or retirement of any other Debt by the Company and its Restricted Subsidiaries since the first day of such period as if such Debt was incurred, repaid or retired at the beginning of such period (except that, in making such computation, the amount of Debt under any revolving credit facility shall be computed based upon the average daily balance of such Debt during such period);

(iii)  in the case of Acquired Debt or any acquisition occurring at the time of the incurrence of such Debt, the related acquisition (and any Consolidated Net Income (Loss) of such Person), assuming such acquisition had been consummated on the first day of such period; and

(iv)  any acquisition or disposition by the Company and its Restricted Subsidiaries of any company or any business or any assets (including the Consolidated Net Income (Loss) of such Person), whether by merger, stock purchase or sale or asset purchase or sale, or any related repayment of Debt, in each case since the first day of such period, assuming such acquisition or disposition had been consummated on the first day of such period, including giving effect to any Pro Forma Cost Savings;

provided that

(i)     in making such computation, the Consolidated Interest Expense attributable to interest on any Debt computed on a pro forma basis and (A) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period (subject to any applicable Interest Rate Agreement) and (B) which was not outstanding during the period for which the computation is being made but which bears, at the option of such Person, a fixed or floating rate of interest, shall be computed by applying at the option of such Person either the fixed or floating rate and

(ii)    in making such computation, the Consolidated Interest Expense of such Person attributable to interest on any Debt under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Debt during the applicable period.

“Consolidated Income Tax Expense” of any Person means, for any period, the provision for federal, state, local and foreign income taxes of such Person and its Consolidated Restricted Subsidiaries for such period as determined in accordance with GAAP.

“Consolidated Interest Expense” of any Person means, without duplication, for any period, the sum of

(a)   the interest expense of such Person and its Restricted Subsidiaries for such period, on a Consolidated basis (other than interest expense under any Inventory Facility), including, without limitation,

(1)   amortization of debt discount,

(2)   the net cash costs paid under Interest Rate Agreements (including amortization of discounts),

(3)   the interest portion of any deferred payment obligation,

(4)   all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers acceptance financing, and

(5)   accrued interest, plus

(b)   (1) the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period and (2) all capitalized interest of such Person and its Restricted Subsidiaries; plus

(c)    the interest expense under any Debt guaranteed by such Person and any Restricted Subsidiary to the extent not included under clause (a)(4) above, whether or not paid by such Person or its Restricted Subsidiaries, but excluding, in the case of (a), (b) and (c), the amortization or write-off of deferred financing costs, plus

(d)   dividend requirements of the Company and the Restricted Subsidiaries with respect to Redeemable Capital Stock, and with respect to Preferred Stock of Restricted Subsidiaries, in each case whether in cash or otherwise (except dividends payable solely in shares of Capital Stock (other than any Preferred Stock or Redeemable Capital Stock) of the Company or any Restricted Subsidiary).

“Consolidated Net Income (Loss)” of any Person means, for any period, the Consolidated net income (or loss) of such Person and its Restricted Subsidiaries for such period on a Consolidated basis as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income (or loss), by excluding, without duplication,

(1)   all extraordinary, non-recurring or unusual gains or losses net of taxes (less all fees and expenses relating thereto),

(2)   the portion of net income (or loss) of such Person and its Restricted Subsidiaries on a Consolidated basis allocable to minority interests in unconsolidated Persons or Unrestricted Subsidiaries to the extent that cash dividends or distributions have not actually been received by such Person or one of its Consolidated Restricted Subsidiaries,

(3)   any impairment charge or asset write-off pursuant to Accounting Standards Codification (“ASC”) Topic 350 and ASC Topic 360 and the amortization of intangibles arising pursuant to ASC Topic 350,

(4)   any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan,

(5)   the cumulative effect of a change in accounting principles,

(6)   gains or losses, net of taxes (less all fees and expenses relating thereto), in respect of dispositions of assets other than in the ordinary course of business,

(7)         solely for purposes of the covenant described under “—Certain Covenants—Limitation on Restricted Payments,” the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders,

(8)         non-cash gains and losses due solely to fluctuations in currency values or unrealized gains and losses with respect to hedging obligations or other derivative instruments pursuant to ASC 815 or otherwise,

(9)         any non-cash compensation charge arising from the grant of or issuance of stock, stock options or other equity based awards,

(10)  any restoration to net income of any contingency reserve, except to the extent provision for such reserve was made out of income accrued at any time following the Issue Date,

(11)  the amortization or write-off of deferred financing fees and any expenses of bridge or other financing fees,

(12)  any net gain arising from the acquisition of any securities or extinguishment, under GAAP, of any Debt of such Person, and

(13)  any gain or loss, net of taxes, attributable to disposed, abandoned, transferred or closed assets or operations and any gain or loss, net of taxes, on disposal of disposed, abandoned, transferred or closed assets or operations (including, without limitation, assets or operations disposed of during such period).

For the sake of clarity, (x) any amounts restated for discontinued operations in the Company’s consolidated financial statements shall not be recalculated under this definition and (y) any gain or loss, net of taxes, attributable to discontinued operations and any gain or loss, net of taxes, on disposal of discontinued operations (including, without limitation, operations disposed of during such period) shall be excluded from the calculation of Consolidated Net Income.

“Consolidated Non-cash Charges” of any Person means, for any period, the aggregate depreciation, amortization and other non-cash charges of such Person and its subsidiaries on a Consolidated basis for such period, as determined in accordance with GAAP, excluding any non-cash charge which requires an accrual or reserve for cash charges for any future period.

“Consolidated Tangible Assets” of any Person means (a) all the Consolidated Total Assets of such Person, less (b) the amount thereof constituting goodwill and other intangible assets as calculated in accordance with GAAP.

“Consolidated Total Assets” of any Person means all amounts that would be shown as assets on a consolidated balance sheet of such Person and its Restricted Subsidiaries prepared in accordance with GAAP.

“Consolidation” means, with respect to any Person, the consolidation of the accounts of such Person and each of its subsidiaries if and to the extent the accounts of such Person and each of its subsidiaries would normally be consolidated with those of such Person, all in accordance with GAAP. The term “Consolidated” shall have a similar meaning.

“Credit Agreement” means the Third Amended and Restated Credit Agreement, dated as of October 30, 2008, among the Company, various financial institutions and Mercedes-Benz Financial Services USA LLC as agent for the lenders, as amended, as such agreement, in whole or in part, may have been or may be amended, renewed, extended, increased, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time, including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing.

“Credit Facility” means one or more debt facilities (including, without limitation, the Credit Agreement and the U.K. Credit Agreement), financings, commercial paper facilities or other debt instruments, indentures or agreements providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), notes or letters of credit, bank products or other debt obligations and, in each case, as such agreements may be amended, amended and restated, supplemented, modified, renewed, refunded, refinanced, replaced or otherwise restructured, in whole or in part from time to time (including increasing the amount of available borrowings thereunder or adding Restricted Subsidiaries of the Company as additional borrowers or guarantors thereunder) with respect to all or any portion of the Debt under such agreement or agreements or any successor or replacement agreement or agreements and whether by the same or any other agent, lender or group of lenders or other party.

“Currency Hedging Agreements” means one or more of the following agreements which shall be entered into by one or more financial institutions: foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values.

“Debt” means, with respect to any Person, without duplication,

(1)         all debt of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities arising in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit issued under letter of credit facilities, acceptance facilities or other similar facilities,

(2)         all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments,

(3)         all debt created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business,

(4)         all net obligations of such Person under Interest Rate Agreements, Currency Hedging Agreements or Commodity Price Protection Agreements of such Person,

(5)         all Capital Lease Obligations of such Person,

(6)         all Debt referred to in clauses (1) through (5) above of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien, upon or with respect to property, including, without limitation, accounts and contract rights owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt,

(7)         to the extent not otherwise included, any guarantee, other than by endorsement for collection or deposit in the ordinary course of business, of all or any part of any Debt of another Person,

(8)         all Redeemable Capital Stock issued by such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends,

(9)         Preferred Stock of any Restricted Subsidiary of such Person which is not a Guarantor, and

(10)  any amendment, supplement, modification, deferral, renewal, extension, refunding or refinancing of any liability of the types referred to in clauses (1) through (9) above.

For purposes hereof, the “maximum fixed repurchase price” of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Debt shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Redeemable Capital Stock, such Fair Market Value to be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock.

For the sake of clarity, “Debt” shall not include (x) any operating lease or residual liabilities or guarantees with respect to such operating lease or property subject to such operating lease, any sublease or any assigned leasehold or any payments in connection therewith (including, without limitation, any liabilities for lease payments relating to properties which have been sold by the Company or any Restricted Subsidiary to a third party), (y) any obligation, commitment, liability or payment made in connection with the purchase or sale of installment contracts or leases involving vehicles to financial institutions, or any guarantee in respect thereof, in each case, arising in the ordinary course of any business of the Company or any of its Restricted Subsidiaries, or (z) any obligation, commitment, liability or payment made in connection with the purchase or repurchase of inventory, vehicles, vehicle parts and/or supplies or signage (or the residual value related to any of the foregoing), or any guarantee in respect thereof, in each case, to the extent required by or arising from any law or regulation or in the ordinary course of any distribution business of the Company or any of its Restricted Subsidiaries.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Designated Noncash Consideration” means the Fair Market Value of non-cash consideration received by the Company or any of its Restricted Subsidiaries in connection with an Asset Sale that is so designated pursuant to an officer’s certificate delivered to the Trustee, setting forth the basis of the valuation. The aggregate Fair Market Value of the Designated Noncash Consideration, taken together with the Fair Market Value at the time of receipt of all other Designated Noncash Consideration received, may not exceed $35 million in the aggregate outstanding at any one time (with the Fair Market Value being measured at the time received and without giving effect to subsequent changes in value).

“Disinterested Director” means, with respect to any transaction or series of related transactions, a member of the board of directors of the Company who does not have any material direct or indirect financial interest in or with respect to such transaction or series of transactions.

“Domestic Subsidiary” means any Restricted Subsidiary that is not a Foreign Subsidiary.

“Equity Offering” means an offering by the Company of its common stock, Preferred Stock (other than Redeemable Capital Stock) or options, warrants or rights with respect to its common stock or Preferred Stock (other than Redeemable Capital Stock) (other than offerings registered on Form S-8 or issuances to a Subsidiary of the Company).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.

“Exchange Notes” means the 5.75% Senior Subordinated Exchange Notes due 2022 to be issued in the exchange offer.

“Fair Market Value” means, with respect to any asset or property, the sale value that would be obtained in an arm’s-length free market transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, determined in good faith by senior management or the board of directors of the Company, whose determination will be conclusive for all purposes under the Indenture.

“Floor Plan Facility” means an agreement from Ally Financial, Inc., Ally Bank, BMW Financial Services NA, LLC, Ford Motor Credit Company LLC, Toyota Motor Credit Corporation, World Omni Financial Corp., American Honda Finance Corporation, U.S. Bank National Association, First Hawaiian Bank, VW Credit, Inc., Nissan Motor Acceptance Corporation, Mercedes-Benz Financial Services USA LLC or any other bank or asset-based lender pursuant to which the Company or any Restricted Subsidiary incurs Debt substantially all of the net proceeds of which are used to purchase, finance or refinance vehicles and/or vehicle parts and supplies to be sold or otherwise used in the ordinary course of business of the Company and its Restricted Subsidiaries.

“Foreign Subsidiary” means any Restricted Subsidiary that (x) is not organized under the laws of the United States of America or any state thereof or the District of Columbia or (y) was organized under the laws of the United States of America or any State thereof or the District of Columbia that has no material assets other than Capital Stock of one or more foreign entities of the type described in clause (x) above.

“Generally Accepted Accounting Principles” or “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the opinions and pronouncements of the Public Company Accounting Oversight Board and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect

(i)             with respect to periodic reporting requirements, from time to time, and

(ii)          otherwise on the date of the Indenture.

“Guarantee” means the guarantee by any Guarantor of the Company’s Indenture Obligations.

“Guarantor” means any Subsidiary which is a guarantor of the Exchange Notes, including any Person that is required after the Issue Date to execute a guarantee of the Exchange Notes pursuant to the covenant described under the caption “—Certain Covenants—Future Guarantees” until a successor replaces such party pursuant to the applicable provisions of the Indenture and, thereafter, shall mean such successor.

“Indenture Obligations” means the obligations of the Company and any other obligor under the Indenture or under the Exchange Notes, including any Guarantor, to pay principal of, premium, if any, and interest when due and payable, and all other amounts due or to become due under or in connection with the Indenture and the Exchange Notes (including Additional Interest) and the performance of all other obligations to the Trustee and the holders under the Indenture and the Exchange Notes and the Registration Rights Agreement, according to the respective terms thereof; provided that the term “Indenture Obligations” shall not include the compensation, expenses or indemnity of the Trustee, its affiliates or its counsel.

“Interest Rate Agreements” means one or more of the following agreements which shall be entered into by one or more financial institutions: interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) and/or other types of interest rate hedging agreements from time to time.

“Inventory Facility” means any Floor Plan Facility or any other agreement, including pursuant to a commercial paper program, pursuant to which the Company or any Restricted Subsidiary incurs Debt, the net proceeds of which are used to purchase, finance or refinance vehicles and/or vehicle parts and supplies to be sold or otherwise used in the ordinary course of business of the Company and its Restricted Subsidiaries.

“Investment” means, with respect to any Person, directly or indirectly, any advance, loan, or other extension of credit (including guarantees) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities issued by any other Person and all other items that would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Capital Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company (other than the sale of all of the outstanding Capital Stock of such Restricted Subsidiary), the Company will be deemed to have made an Investment on the date of such sale or disposition equal to the Fair Market Value of the Company’s Investments in such Subsidiary that were not sold or disposed. For the sake of clarity, “Investment” shall not include (x) any guarantee with respect to an operating lease or property subject to such operating lease, sublease or assigned leasehold or any payments in connection therewith (including, without limitation, any liabilities for lease payments relating to properties which have been sold by the Company or any Restricted Subsidiary to a third party), (y) any guarantee of an obligation, commitment, liability or payment made in connection with the purchase or sale of installment contracts or leases involving vehicles to financial institutions, in each case, arising in the ordinary course of any business of the Company or any of its Restricted Subsidiaries, or (z) any guarantee of an obligation, commitment, liability or payment made in connection with the purchase or repurchase of inventory, vehicles, vehicle parts and/or supplies or signage (or the residual value related to any of the foregoing), in each case, to the extent required by or arising from any law or regulation or in the ordinary course of any distribution business of the Company or any of its Restricted Subsidiaries.

“Issue Date” means August 28, 2012.

“Lien” means any mortgage or deed of trust, charge, pledge, lien (statutory or otherwise), privilege, security interest, assignment, deposit, easement, hypothecation, claim, preference, priority or other encumbrance upon or with respect to any property of any kind (including any conditional sale, capital lease or other title retention agreement, any leases in the nature thereof, and any agreement to give any security interest), real or personal, movable or immovable, now owned or hereafter acquired. A Person will be deemed to own subject to a Lien any property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease Obligation or other title retention agreement. For the sake of clarity, “Lien” shall not include any operating lease or residual liabilities or guarantees with respect to such operating lease or property subject to such operating lease, any sublease or any assigned leasehold or any payments in connection therewith (including, without limitation, any liabilities for lease payments relating to properties which have been sold by the Company or any Restricted Subsidiary to a third party).

“Manufacturer” means a vehicle manufacturer which is a party to an agreement with the Company or any Restricted Subsidiary.

“Maturity” means, when used with respect to the Exchange Notes, the date on which the principal of the Exchange Notes becomes due and payable as provided in the Exchange Notes or as provided in the Indenture, whether at Stated Maturity, the Offer Date or the redemption or purchase date and whether by declaration of acceleration, Offer in respect of Excess Proceeds, Change of Control Offer in respect of a Change of Control, call for redemption or otherwise.

“Moody’s” means Moody’s Investors Service Inc., and any successor to the rating agency business thereto.

“Net Cash Proceeds” means

(a)         with respect to any Asset Sale by any Person, the proceeds from that sale (without duplication in respect of all Asset Sales) in the form of cash or Cash Equivalents including by way of sale or discounting of a note, installment receivable or other receivable (but excluding any other consideration received in the form of assumption by the acquirer of Debt or other obligations relating to such properties or assets), including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) net of:

(1)         brokerage commissions and other reasonable fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale,

(2)         provisions for all taxes payable as a result of such Asset Sale,

(3)         payments made to retire Debt where payment of such Debt is secured by the assets or properties the subject of such Asset Sale,

(4)         amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale, and

(5)         appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post- employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an officer’s certificate, and

(b)         with respect to any issuance or sale of Capital Stock or options, warrants or rights to purchase Capital Stock, or debt securities or Capital Stock that have been converted into or exchanged for Capital Stock as referred to under the caption “—Certain Covenants—Limitation on Restricted Payments,” the proceeds of such issuance or sale in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of attorney’s fees, accountant’s fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale.

“Non-Guarantor Restricted Subsidiary” means any Restricted Subsidiary that is designated by the Company as a Non-Guarantor Restricted Subsidiary, as evidenced by an officer’s certificate of the Company delivered to the Trustee.

“Pari Passu Debt” means (a) any Debt of the Company that is pari passu in right of payment to the Exchange Notes, and (b) with respect to any Guarantee, Debt which ranks pari passu in right of payment to such Guarantee.

“Permitted Holders” means:

(1)         Mr. Roger S. Penske, his estate, guardians, conservators, administrators, committees or personal representatives;

(2)         immediate family members and lineal descendants of Mr. Roger S. Penske and their respective guardians, conservators, administrators, committees or personal representatives;

(3)         trusts or other entities created for the benefit of any of the persons listed in (1) or (2) above or for the benefit of a trust covered by this clause (3);

(4)         any of Penske Capital Partners LLC, International Motor Car Group I LLC, International Motor Car Group II LLC, Penske Corporation, Penske Automotive Holdings Corp., Transportation Resource Partners, LP, Transportation Resource Partners III, LP, Penske Truck Leasing Co., L.P., LJ VP Holdings LLC and their respective subsidiaries, in each case so long as the persons or entities covered by clauses (1), (2) or (3), directly or indirectly, control such entities;

(5)         entities that are, directly or indirectly, controlled by any of the persons or entities listed in clauses (1) through (4) above; and

(6)         Mitsui & Co., U.S.A., Inc. and Mitsui & Co., Ltd. and any of their affiliates.

For purposes of this definition, “control” when used with respect to any entity means the power to direct the management and policies of such entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Permitted Investment” means:

(1)         Investments in the Company or in a Restricted Subsidiary of the Company;

(2)         Investments in any Person which, as a result of such Investment, (a) becomes a Restricted Subsidiary or (b) is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or any Restricted Subsidiary;

(3)         Debt of the Company or a Restricted Subsidiary described under clauses (1), (2), (5), (6), (7) and (8) of the definition of “Permitted Debt;”

(4)         Investments in any of the Exchange Notes or the Exchange Notes;

(5)         Investments in cash and Cash Equivalents;

(6)         Investments acquired by the Company or any Restricted Subsidiary in connection with an asset sale permitted under the caption “—Certain Covenants—Limitation on Sale of Assets” to the extent such Investments are non-cash proceeds as permitted under such covenant;

(7)         any Investment to the extent the consideration therefor consists of Qualified Capital Stock of the Company or any Unrestricted Subsidiary;

(8)         Investments representing Capital Stock or obligations issued to the Company or any Restricted Subsidiary in the course of the good faith settlement of claims against any other Person by reason of a composition or readjustment of debt or a reorganization of any debtor or any Restricted Subsidiary;

(9)         prepaid expenses advanced to employees in the ordinary course of business or other loans or advances to employees in the ordinary course of business not to exceed $1 million in the aggregate at any one time outstanding;

(10)  Investments in existence on the Issue Date and an Investment in any Person to the extent such Investment replaces or refinances an Investment in such Person existing on the Issue Date in an amount not exceeding the amount of the Investment being replaced or refinanced;

(11)  Investments in Unrestricted Subsidiaries and joint ventures, not to exceed 2% of the Company’s Consolidated Total Assets at any one time outstanding;

(12)  deposits, including interest-bearing deposits, maintained in the ordinary course of business in banks or with floor plan lenders; trade receivables and prepaid expenses, in each case arising in the ordinary course of business; provided, however, that such receivables and prepaid expenses would be recorded as assets of such Person in accordance with GAAP; endorsements for collection or deposit in the ordinary course of business by such Person of bank drafts and similar negotiable instruments of such other Person received as payment for ordinary course of business trade receivables;

(13)  Investments acquired with the Net Cash Proceeds received by the Company after the date of the Indenture from the issuance and sale of Capital Stock (other than Redeemable Stock or Preferred Stock); provided that such Net Cash Proceeds are used to make such Investment within 10 days of the receipt thereof and the amount of all such Net Cash Proceeds will be excluded from clause (3)(B) of the first paragraph of the covenant described under the caption “—Certain Covenants—Limitation on Restricted Payments;”

(14)  Investments acquired in connection with (and not created in anticipation of) an acquisition otherwise permitted by the Indenture;

(15)  Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and worker’s compensation, performance and other similar deposits provided to third parties in the ordinary course of business;

(16)  any Investment acquired by the Company or any Restricted Subsidiary (a) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the Person in which such other Investment is made or which is the obligor with respect to such accounts receivable, or (b) as a result of a foreclosure by the Company or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(17)  consumer loans and leases entered into, purchased or otherwise acquired by the Company or its Subsidiaries, as lender, lessor or assignee, as applicable, in the ordinary course of business;

(18)  guarantees of Debt of the Company or any Restricted Subsidiary which Debt is permitted under the covenant described under the caption “—Certain Covenants—Limitation on Debt;” and

(19)  in addition to the Investments described in clauses (1) through (18) above, Investments in an amount not to exceed 2.5% of Consolidated Tangible Assets.

(20)  In connection with any assets or property contributed or transferred to any Person as an Investment, such property and assets shall be equal to the Fair Market Value at the time of Investment.

(21)  “Permitted Junior Payment” means any payment or other distribution to the holders of the Exchange Notes of securities of the Company or any other corporation that are equity securities (other than Preferred Stock or Redeemable Capital Stock) or are subordinated in right of payment to all Senior Debt, to substantially the same extent as, or greater extent than, the holders of the Indenture Obligations are so subordinated.

“Permitted Liens” means, with respect to any Person:

(1)         Liens securing any Debt which became Debt pursuant to a transaction permitted under the caption “—Consolidation, Merger, Sale of Assets” or securing Acquired Debt which was created prior to (and not created in connection with, or in contemplation of) the incurrence of such Debt (including any assumption, guarantee or other liability with respect thereto by any Restricted Subsidiary) and which Debt is permitted under the provisions of the covenant described under the caption “—Certain Covenants—Limitation on Debt;”

(2)         Liens securing Debt in the aggregate amount outstanding at any time not to exceed 1% of the Company’s Consolidated Tangible Assets;

(3)         Liens imposed by law, including carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made in respect thereof;

(4)         Liens for taxes, assessments or other governmental charges not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings provided appropriate reserves required pursuant to GAAP have been made in respect thereof;

(5)         Liens under the Company’s joint collateral accounts, concentration accounts, deposit accounts or other funds maintained with a depositary institution or bank; provided that such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations issued by the Federal Reserve Board;

(6)         Liens on property at the time the Company or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;

(7)         encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(8)         leases, licenses, subleases and sublicenses of assets (including, without limitation, real property and intellectual property rights) which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

(9)         Liens existing on the Issue Date;

(10)  pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case incurred in the ordinary course of business;

(11)  judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired; and

(12)  Liens securing Debt incurred to refinance Debt that was previously so secured, provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Debt being refinanced or is in respect of property that is the security for a Permitted Lien hereunder.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Preferred Stock” means, with respect to any Person, any Capital Stock of any class or classes, however designated, which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over the Capital Stock of any other class in such Person.

“Pro Forma Cost Savings” means, with respect to any period, the reductions in costs that (1) occurred during the period that are attributable to an asset or stock acquisition and calculated on a basis that is consistent with Article 11 of Regulation S-X under the Securities Act or (2) are implemented, committed to be implemented, the commencement of implementation of which has begun or reasonably expected to be implemented in good faith with respect to the Company or any Restricted Subsidiary and the business that was the subject of any such asset or stock acquisition within twelve months of the date of the asset or stock acquisition and that are quantifiable, as if, in the case of each of clauses (1) and (2), all such reductions in costs had been effected as of the beginning of such period, decreased by any non-one-time incremental cash expenses incurred or to be incurred during the period in order to achieve such reduction in costs.

“Purchase Money Obligation” means any Debt secured by a Lien on assets related to the business of the Company and any additions and accessions thereto, which are purchased or constructed by the Company at any time after the Issue Date of the Exchange Notes; provided that

(1)          the security agreement or conditional sales or other title retention contract pursuant to which the Lien on such assets is created (collectively a “Purchase Money Security Agreement”) shall be entered into within 180 days after the purchase or substantial completion of the construction of such assets and shall at all times be confined solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom,

(2)          at no time shall the aggregate principal amount of the outstanding Debt secured thereby be increased, except in connection with the purchase of additions and accessions thereto and except in respect of fees and other obligations in respect of such Debt, and

(3)          (A) the aggregate outstanding principal amount of Debt secured thereby (determined on a per asset basis in the case of any additions and accessions) shall not at the time such Purchase Money Security Agreement is entered into exceed 100% of the purchase price or cost of construction to the Company of the assets subject to such purchase or construction, or

(B)        the Debt secured thereby shall be with recourse solely to the assets so purchased, acquired or constructed, any additions and accessions thereto and any proceeds therefrom.

“Qualified Capital Stock” of any Person means any and all Capital Stock of such Person other than Redeemable Capital Stock.

“Redeemable Capital Stock” means any Capital Stock that, either by its terms or by the terms of any security into which it is convertible or exchangeable or otherwise,

(1)          is or upon the happening of an event or passage of time would be, required to be redeemed prior to the final Stated Maturity of the principal of the Exchange Notes,

(2)          is redeemable at the option of the holder of such Capital Stock at any time prior to the final Stated Maturity of the principal of the Exchange Notes (other than upon a change of control of the Company in circumstances where the holders of the Exchange Notes would have similar rights), or

(3)          is convertible into or exchangeable for debt securities at any time prior to the final Stated Maturity of the principal of the Exchange Notes at the option of the holder of such Capital Stock.

“Reference Date” means March 18, 2002.

“Replacement Assets” means properties and assets (other than cash or any Capital Stock or other security) that will be used in a business of the Company or its Restricted Subsidiaries existing on the Issue Date or in a business reasonably related, complementary, similar, incidental, supplemental or ancillary thereto, or a reasonable extension, development or expansion thereof.

“Restricted Subsidiary” means any Subsidiary of the Company that has not been designated by the board of directors of the Company by a board resolution delivered to the Trustee as an Unrestricted Subsidiary pursuant to and in compliance with the Indenture.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor to the rating agency business thereto.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated by the Commission under that act.

“Significant Restricted Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the date of the Indenture.

“Stated Maturity” means, when used with respect to any Debt or any installment of interest on such Debt, the dates specified in such Debt as the fixed date on which the principal of such Debt or such installment of interest, as the case may be, is due and payable.

“Subordinated Debt” means Debt of the Company or a Guarantor subordinated in right of payment to the Exchange Notes or the Guarantee of such Guarantor, as the case may be.

“Subsidiary” of a Person means:

(1)         any corporation more than 50% of the outstanding voting power of the Voting Stock of which is owned or controlled, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries of such Person,

(2)         any limited partnership of which such Person or any Subsidiary of such Person is a general partner, or

(3)         any other Person in which such Person, or one or more other Subsidiaries of such Person, or such Person and one or more other Subsidiaries, directly or indirectly, has more than 50% of the outstanding partnership or similar interests or has the power, by contract or otherwise, to direct or cause the direction of the policies, management and affairs of such Person.

“Treasury Rate” means, with respect to any redemption date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two business days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to October 1, 2017; provided, however, that if the period from such redemption date to October 1, 2017 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from such redemption date to October 1, 2017 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, or any successor statute.

“U.K. Credit Agreement” means (i) the credit facility, dated as of December 16, 2011, between Sytner Group Limited and Royal Bank of Scotland plc and BMW Financial Services (GB) Limited and (ii) the credit facility, dated as of January 10, 2012, between Sytner Group Limited and Royal Bank of Scotland plc, as agent for National Westminster Bank plc, in each case, as such agreements, in whole or in part, may have been or may be amended, renewed, extended, increased, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time, including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing.

“Unrestricted Subsidiary” means (i) any Subsidiary of the Company that at the time of determination shall have been designated an Unrestricted Subsidiary by the Company (a “Designation”) and (ii) any Subsidiary of an Unrestricted Subsidiary.

The board of directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary only if such Unrestricted Subsidiary does not own any Capital Stock in any Restricted Subsidiary of the Company which is not simultaneously being designated an Unrestricted Subsidiary; provided that:

(a)         no Default has occurred and is continuing or would occur as a consequence thereof;

(b)         the Company could incur $1.00 of additional Debt (other than Permitted Debt) under paragraph (a) of the “Limitation on Debt” covenant;

(c)          either (x) the Subsidiary to be so designated has total assets of $1,000 or less or (y) if such Subsidiary has assets greater than $1,000, such Designation would be permitted under the “Limitation on Restricted Payments” covenant, treating the Fair Market Value of the Company’s Investments in such Subsidiary on such date as an Investment at the time of such Designation (“Designation Amounts”); and

(d)         such Subsidiary is not a party to any agreement, contract, arrangement or understanding at such time with the Company or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company or, in the event such condition is not satisfied, the value of such agreement, contract, arrangement or understanding to such Subsidiary shall be deemed a Restricted Payment.

Any designation of a Restricted Subsidiary as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a resolution of the board of directors giving effect to such designation and an officers’ certificate certifying that such designation complies with the preceding conditions.

The Company may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that:

(a)         no Default has occurred and is continuing at the time of and after giving effect to such redesignation; and

(b)         all Debt of such Unrestricted Subsidiary and all Liens on any asset of such Unrestricted Subsidiary outstanding immediately following such redesignation would, if incurred at such time, be permitted to be incurred under the Indenture and shall be deemed an incurrence at such time.

“Voting Stock” means Capital Stock of the class or classes pursuant to which the holders of such Capital Stock have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

“Wholly Owned Restricted Subsidiary” means a Restricted Subsidiary all the Capital Stock of which is owned by the Company or another Wholly Owned Restricted Subsidiary.

Book-entry Settlement and Clearance

The Global Exchange Notes

The exchange notes will be issued in the form of several registered exchange notes in global form, without interest coupons (the “global exchange notes”).

Upon issuance, each of the global exchange notes will be deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.

Ownership of beneficial interests in each global exchange note will be limited to persons who have accounts with DTC (“DTC participants”) or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

•             upon deposit of each global exchange note with DTC’s custodian, DTC will credit portions of the principal amount of each global exchange note to the accounts of the DTC participants designated by the exchange agent; and

•             ownership of beneficial interests in each global exchange note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in any of the global exchange notes).

Beneficial interests in the global exchange notes may not be exchanged for exchange notes in physical, certificated form except in the limited circumstances described below under “—Certificated Exchange Notes”.

Each global note and beneficial interests in each global note will be subject to restrictions on transfer as described below.

Book-entry Procedures for the Global Exchange Notes

All interests in the global exchange notes will be subject to the operations and procedures of DTC. We provide the following summary of those operations and procedures solely for the convenience of investors. DTC controls its own operations and procedures and may change them at any time. Neither we nor anyone else are responsible for those operations or procedures.

DTC has advised us that it is:

•             a limited purpose trust company organized under the laws of the State of New York;

•             a “banking organization” within the meaning of the New York State Banking Law;

•             a member of the Federal Reserve System;

•             a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•             a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC’s nominee is the registered owner of an exchange global note, that nominee will be considered the sole owner or holder of the exchange notes represented by that exchange global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in an exchange global note:

•             will not be entitled to have exchange notes represented by the exchange global note registered in their names;

•             will not receive or be entitled to receive physical, certificated exchange notes; and

•             will not be considered the owners or holders of the exchange notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee under the indenture.

As a result, each investor who owns a beneficial interest in an exchange global note must rely on the procedures of DTC to exercise any rights of a holder of exchange notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

Payments of principal, premium (if any) and interest with respect to the exchange notes represented by an exchange global note will be made by the Trustee to DTC’s nominee as the registered holder of the exchange global note. Neither we nor the Trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in an exchange global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds.

DTC has agreed to the above procedures to facilitate transfers of interests in the global exchange notes among participants in its settlement system. However, DTC is not obligated to perform these procedures and may discontinue or change these procedures at any time. Neither we nor the Trustee or exchange agent will have any responsibility for the performance by DTC or its direct or indirect participants of their obligations under the rules and procedures governing their operations.

Certificated exchange notes

Except as set forth above, exchange notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related exchange notes only if:

•             DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global exchange notes and a successor depositary is not appointed within 90 days;

•             DTC ceases to be registered as a clearing agency under the Securities Exchange Act of 1934 and a successor depositary is not appointed within 90 days;

•             we, at our option, notify the Trustee that we elect to cause the issuance of certificated exchange notes; or

•             certain other events provided in the indenture should occur.

Material United States Federal Income Tax Considerations

The following discussion summarizes the material U.S. federal income tax considerations relating to the exchange of old notes for exchange notes pursuant to the exchange offer. This summary applies only to those persons holding old notes and exchange notes as capital assets and does not address considerations that may be relevant to you if you are an investor that is subject to special tax rules, such as a bank, thrift, retirement plan, real estate investment trust, regulated investment company, pass-through entity, insurance company, controlled foreign company, passive foreign investment company, dealer in securities or currencies, trader in securities or commodities that elects mark to market treatment, a person that holds old notes or exchange notes as a position in a “straddle,” conversion or other integrated transaction, tax-exempt organization, partnership or other entity (or arrangement) classified as a partnership for U.S. federal income tax purposes, certain former citizens and residents, non-U.S. trust or estate having U.S. beneficiaries, a person who is liable for the alternative minimum tax, or a person whose “functional currency” is not the U.S. dollar. If an entity (or arrangement) that is treated as a partnership for U.S. federal income tax purposes holds the exchange notes, the tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. If you own an interest in such an entity (or arrangement), you should consult your tax advisor. In addition, this discussion does not describe any tax consequences arising out of the tax laws of any state, local or foreign jurisdiction, or any possible applicability of U.S. federal gift or estate tax.

This summary is based on laws, regulations, rulings and decisions now in effect, all of which may change. Any change could apply retroactively and could affect the continued validity of this summary.

You should consult your tax advisor about the tax consequences of purchasing or holding old notes and exchange notes, including the relevance to your particular situation of the considerations discussed below, as well as the relevance to your particular situation of state, local, foreign or other tax laws.

The exchange of old notes for exchange notes in the exchange offer generally will not constitute a taxable exchange for U.S. federal income tax purposes. As a result, (1) you will not recognize taxable gain or loss as a result of exchanging your old notes for exchange notes in the exchange offer; (2) the holding period of your exchange notes will include the holding period of your old notes; and (3) the tax basis of the exchange notes you receive will be the same as the tax basis of your old notes.

THE PRECEDING PARAGRAPH DOES NOT DESCRIBE ALL OF THE U.S. FEDERAL INCOME TAX CONSEQUENCES THAT MAY BE RELEVANT TO A HOLDER IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES OR TO HOLDERS SUBJECT TO SPECIAL RULES. IF YOU ARE CONSIDERING AN EXCHANGE OF YOUR OLD NOTES FOR THE EXCHANGE NOTES, YOU SHOULD CONSULT YOUR OWN TAX ADVISOR(S) CONCERNING THE TAX CONSEQUENCES ARISING UNDER U.S. FEDERAL, STATE, LOCAL, OR FOREIGN LAWS OF SUCH AN EXCHANGE.

Plan of Distribution

Any broker-dealer who holds old notes that were acquired for its own account as a result of market-making activities or other trading activities (other than old notes acquired directly from us), may exchange such old notes pursuant to the exchange offer; however, such broker-dealer may be deemed to be an “underwriter” within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the exchange notes received by such broker-dealer in the exchange offer, which prospectus delivery requirement may be satisfied by such broker-dealer by delivering this prospectus.

We have agreed that, for a period of as long as 180 days after the expiration date of the exchange offer, we will amend or supplement this prospectus in order to expedite or facilitate the disposition of any exchange notes by such broker-dealers. In addition, until up to 180 days after the effective date of the exchange offer registration statement, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account in the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of these methods of resale. These resales may be made at market prices prevailing at the time of resale, at prices related to these prevailing market prices or negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer and/or the purchasers of any of the exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account in the exchange offer and any broker or dealer that participates in a distribution of the exchange notes may be deemed to be an underwriter within the meaning of the Securities Act, and any profit on the resale of exchange notes and any commission or concessions received by those persons may be deemed to be underwriting compensation under the Securities Act. Any such broker-dealer must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, including the delivery of a prospectus that contains information with respect to any selling holder required by the Securities Act in connection with any resale of the exchange notes. By delivering a prospectus, however, a broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act.

Furthermore, any broker-dealer that acquired any of its old notes directly from us:

•           may not rely on the applicable interpretations of the staff of the SEC contained in Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan, Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1993); and

•           must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes.

We have agreed to pay all expenses incident to the performance of our obligations in relation to the exchange offer other than commissions or concessions of any brokers or dealers. We will indemnify the holders of the exchange notes against certain liabilities, including liabilities under the Securities Act.

Legal Matters

The validity and enforceability of the exchange notes and the guarantees thereof will be passed upon for us by Shane M. Spradlin, Esq., our Executive Vice President, General Counsel, and Secretary. In rendering his opinion, Mr. Spradlin will rely upon the opinion of Dykema Gossett PLLC as to all matters governed by the laws of each of the jurisdictions where the subsidiary guarantors are organized, other than New York and Delaware.

“Experts”

The financial statements of Penske Automotive Group, Inc. and its consolidated subsidiaries (the “Company”), except for UAG UK Holdings Limited and its subsidiaries (“UAG UK”), as of December 31, 2012 and 2011 and for each of the three years in the period ended December 31, 2012, and the related financial statement schedule, incorporated by reference in this prospectus from the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2012, except for UAG UK, have been audited by Deloitte & Touche LLP as stated in their report which is incorporated herein by reference.  The consolidated financial statements and schedule of UAG UK (a consolidated subsidiary of the Company) as of December 31, 2012 and 2011 and for each of the three years in the period ended December 31, 2012, (which are not included or incorporated by reference in this prospectus), and the effectiveness of UAG UK’s internal control over financial reporting as of December 31, 2012 have been audited by KPMG Audit Plc as stated in their report which is incorporated by reference in this prospectus from the Company’s Annual Report on Form 10-K for the year ended December 31, 2012. Such financial statements and financial statement schedule of the Company are incorporated by reference herein in reliance upon the respective reports of such firms given upon their authority as experts in accounting and auditing.  All of the foregoing firms are independent registered public accounting firms.

Where You Can Find Additional Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. Our filings with the SEC are available to the public on the SEC’s website at www.sec.gov. Those filings are also available to the public free of charge on our corporate website at www.penskeautomotive.com. The information contained on our corporate website is not part of or incorporated into this prospectus. You may also read and copy, at SEC prescribed rates, any document we file with the SEC, at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room.

Incorporation of Certain Documents By Reference

We can disclose important information to you by referring to another document filed separately with the SEC. The information that we incorporate by reference is considered to be part of this prospectus. Information incorporated by reference from earlier documents is superseded by the information set forth in this prospectus and by information incorporated by reference from more recent documents. Any statement so superseded shall not be deemed to constitute a part of this prospectus. Specifically, we incorporate by reference (except to the extent the information contained therein has been updated or superseded by the information contained in this prospectus):

1.              Our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed on February 28, 2013 (including those portions of our definitive proxy statement, dated March 13, 2013, incorporated by reference therein).

2.              Our Current Reports on Form 8-K filed on January 14, 2013 and January 29, 2013.

3.              All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of the initial registration statement and prior to the effectiveness of the registration statement and after the date of this prospectus and prior to the completion of the offering of the exchange notes offered by this prospectus. We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.

We will provide, at no cost to you, a copy of all documents incorporated by reference into this prospectus to each person, including any beneficial owner, to whom we deliver this prospectus, upon written or oral request. You may request a copy of these filings by writing or telephoning us at the following address or telephone number:

Corporate Secretary

Penske Automotive Group, Inc.

2555 Telegraph Road

Bloomfield Hills, Michigan 48302-0954

(248) 648-2500

You should rely only on the information contained in this prospectus directly or incorporated by reference. We have authorized no one to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus. Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance investors are referred to the copy of the applicable contract or other document, and each such statement is qualified in all respects by such reference.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Penske Automotive Group, Inc.

The following summary is qualified in its entirety by reference to the complete text of the statutes referred to below and the Certificate of Incorporation and the Bylaws of Penske Automotive.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of such corporation. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any certificate of incorporation, bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

The Certificate of Incorporation and the By-laws of Penske Automotive provide that the Penske Automotive will indemnify its directors and officers to the fullest extent permitted by law and that no director shall be liable for monetary damages to Penske Automotive or its stockholders for any breach of fiduciary duty, except to the extent provided by applicable law.  Penske Automotive maintains standard policies of directors’ and officers’ liability insurance.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for payments of unlawful dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transactions from which the director derived an improper personal benefit.

While these provisions give directors protection from awards for monetary damages for breaches of their duty of care, they do not eliminate the duty. Accordingly, Penske Automotive’s certificate of incorporation will have no effect on the availability of equitable remedies such as injunction or rescission based on a director’s breach of his or her duty of care.

Penske Automotive maintains insurance against liabilities under the Securities Act for the benefit of its officers and directors.

Arizona Registrants:

(a)         SA Automotive, Ltd., SAU Automotive, Ltd., Scottsdale Jaguar, Ltd., Scottsdale Management Group, Ltd. and Sigma Motors Inc. are incorporated under the laws of Arizona.

The registrants organized as corporations under Arizona law are subject to the provisions of the Arizona Corporations and Associations Act (“ACAA”).  Section 10-851 of the ACAA provides that, subject to certain limitations, a corporation may indemnify a director against liability incurred in the proceeding if all of certain specified conditions exist, or as provided in the corporation’s articles of incorporation.  A corporation may not indemnify a director who was adjudged liable on the basis that financial benefit was improperly received by the director.  Indemnification is limited to reasonable expenses incurred in connection with the proceeding.

Section 10-851 of the ACAA permits an Arizona corporation to eliminate or limit in its articles of incorporation the liability of a director to the corporation or its shareholders for money damages for any action taken or any failure to take any action as a director, except under certain specified circumstances and permits an Arizona corporation to include in its articles of incorporation a provision permitting or making obligatory indemnification of a director for liability to any person for any action taken, or any failure to take any action, as a director, except for certain exceptions.

The articles of incorporation of SA Automotive, Ltd., Scottsdale Jaguar, Ltd., and Scottsdale Management Group, Ltd., and Sigma Motors Inc. provide that no director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, subject to certain limitations.  In addition, these articles of incorporation provide that each corporation shall indemnify any and all of its existing and former directors, officers, employees, and agents for expenses incurred in any legal action brought or threatened against them for any action or omission alleged to have been committed while acting within the scope of their position at the corporation, subject to certain limitations.

The articles of incorporation of Sigma Motors Inc. provide that the corporation shall indemnify any person who incurs expenses or liabilities by reason of the fact he or she is or was an officer, director, employee or agent of the corporation, and is mandatory in all circumstances in which indemnification is permitted by law.  The articles of incorporation further provide that, to the fullest extent permitted by Arizona law, a director of the corporation shall not be liable to the corporation or its shareholders for monetary damages for any action taken or any failure to take any action as a director.

(b)         Scottsdale Ferrari, LLC is organized as a limited liability company under the laws of Arizona.

Scottsdale Ferrari, LLC is subject to the Arizona Limited Liability Company Act (“ALLCA”).  Section 29-610(A)(13) of the ALLCA permits a limited liability company to indemnify a member, manager, employee, officer, agent or any other person.

Arkansas Registrants:

Central Ford Center, Inc., Landers Buick-Pontiac, Inc., Landers Ford North, Inc. and Landers United Auto Group No. 2, Inc. are incorporated under the laws of Arkansas.

The registrants organized as corporations under Arkansas law are subject to the provisions of the Arkansas Business Corporation Act (“ABCA”).  Under Section 4-27-850 of the ABCA, a corporation has power to indemnify a director, officer, employee, or agent of the corporation against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  If the director, officer, employee, or agent is found to be liable to the corporation, indemnification is not permitted unless the court in which such action or suit was brought determines that the person is fairly and reasonably entitled to indemnity for such expenses which the court deems proper.

Section 4-27-202(b)(3) of the ABCA permits an Arkansas corporation to eliminate or limit in its articles of incorporation the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, subject to certain limitations.

The articles of incorporation of Landers Buick-Pontiac, Inc. provide that to the fullest extent permitted by the ABCA, a director of the corporation shall not be liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director.  The articles of incorporation further provide that the corporation may indemnify any person who was, or is, a party, or is threatened to be made a party, to a proceeding to the fullest extent permitted by the ABCA.

The articles of incorporation of Landers Ford North, Inc. and Landers United Auto Group No. 2, Inc.  provide that to the fullest extent permitted by law, a director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director except under certain circumstances.  The articles of incorporation and the bylaws of both registrants provide that the corporation shall indemnify, to the fullest extent permitted by Arkansas law, any person who was or is a party or is threatened to be made a party to a proceeding by reason of the fact that he is or was a  director, officer, employee or agent of the corporation, under certain circumstances and subject to certain limitations, and these rights are not exclusive of any other indemnification rights granted by law or in other organizational documents.

California Registrants:

Europa Auto Imports, Inc., GMG Motors, Inc., KMT/UAG, Inc., Peter Pan Motors, Inc., Relentless Pursuit Enterprises, Inc. and Tri-City Leasing, Inc. are incorporated under the laws of California.

The registrants organized as corporations under California law are subject to the provisions of the California Corporations Code (“CCC”). Section 317 of the CCC authorizes a court to award, or a corporation’s board of directors to grant, indemnity to any agent of the corporation under certain circumstances and subject to certain limitations.

Section 204(a)(10) of the CCC permits a corporation to provide in its articles of incorporation that a director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of such director’s duties, subject to certain limitations.

The articles of incorporation of Relentless Pursuit Enterprises, Inc. and Tri-City Leasing, Inc. provide that the liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.  The articles of incorporation further provide that each corporation is authorized to provide indemnification of agents for breach of duty to the corporation and its stockholders through bylaw provisions or through agreements with agents or both, in excess of the indemnification otherwise permitted by the CCC, subject to the limits of the CCC.

The bylaws of KMT/UAG, Inc. and Relentless Pursuit Enterprises, Inc. permit each corporation to indemnify any director, officer, agent or employee as to those liabilities and on those terms and conditions that are specified in the CCC.

Connecticut Registrant:

Danbury Auto Partnership is organized as a general partnership under the laws of Connecticut.

Connecticut has no statute governing indemnification or limitation of liability for controlling persons, directors, or officers of general partnerships, and Danbury Auto Partnership’s organizational documents do not provide for indemnification or limitation of liability.

Delaware Registrants:

(a)         Atlantic Auto Funding Corporation, Atlantic Auto Second Funding Corporation, Atlantic Auto Third Funding Corporation, Brett Morgan Chevrolet-Geo, Inc., Covington Pike Dodge, Inc., National City Ford, Inc., PAG Atlanta Management, Inc., PAG Clovis T1, Inc., PAG Marin M1, Inc., PAG Northern California Management, Inc., PAG Ontario B1, Inc., PAG Orange County Management Company, Inc., PAG Orange County RR1, Inc., PAG Orlando General, Inc., PAG Orlando Limited, Inc., PAG San Francisco N1, Inc., PAG San Jose S1, Inc., PAG Santa Ana AVW, Inc., PAG Santa Ana B1, Inc., PAG West Acquisition 7, Inc., PAG West Acquisition 8, Inc., PAG West Acquisition 9, Inc., UAG Capitol, Inc., UAG Carolina, Inc., UAG Classic, Inc., UAG Clovis, Inc., UAG Escondido A1, Inc., UAG Escondido H1, Inc., UAG Escondido M1, Inc., UAG Finance Company, Inc., UAG Graceland II, Inc., UAG International Holdings, Inc., UAG Kissimmee Motors, Inc., UAG Los Gatos, Inc., UAG Marin, Inc., UAG Memphis II, Inc., UAG Memphis IV, Inc., UAG Memphis Management, Inc., UAG San Diego A1, Inc., UAG San Diego AU, Inc., UAG San Diego H1, Inc., UAG San Diego JA, Inc., UAG San Diego Management, Inc., UAG Stevens Creek II, Inc., UAG Sunnyvale, Inc., UAG Texas II, Inc., UAG Young II, Inc. UAG-Caribbean, Inc., UnitedAuto Dodge of Shreveport, Inc., UnitedAuto Fifth Funding, Inc., UnitedAuto Finance Inc. and UnitedAuto Fourth Funding, Inc. are incorporated under the laws of Delaware.

The registrants organized as corporations under Delaware law are subject to the provisions of the Delaware General Corporation Law. Section 145 of the Delaware General Corporation Law (“DGCL”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors, officers, employees and agents of the corporation under certain circumstances and subject to certain limitations.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, subject to certain limitations.

The certificates of incorporation of Brett Morgan Chevrolet-Geo, Inc., National City Ford, Inc., PAG Atlanta Management, Inc., PAG Marin M1, Inc., PAG Northern California Management, Inc., PAG Ontario B1, Inc., PAG Orange County Management Company,

Inc., PAG Orange County RR1, Inc., PAG Orlando General, Inc., PAG Orlando Limited, Inc., PAG San Francisco N1, Inc., PAG San Jose S1, Inc., PAG Santa Ana AVW, Inc., PAG Santa Ana B1, Inc., UAG Capitol, Inc., UAG Carolina, Inc., UAG Classic, Inc. UAG Clovis, Inc., UAG Kissimmee Motors, Inc., UAG Los Gatos, Inc., UAG Marin, Inc., UAG Memphis II, Inc., UAG Memphis IV, Inc., UAG Memphis Management, Inc., UAG San Diego JA, Inc., UAG Stevens Creek II, Inc., UAG Sunnyvale, Inc., UAG Texas II, Inc., UAG Young II, Inc. UAG-Caribbean, Inc., and UnitedAuto Dodge of Shreveport, Inc., generally provide for limitation of liability for directors or officers.  The certificate of incorporation of Covington Pike Dodge, Inc., provides for indemnification, and the certificates of Atlantic Auto Funding Corporation, Atlantic Auto Second Funding Corporation, Atlantic Auto Third Funding Corporation, UAG Finance Company, Inc., UAG Graceland II, Inc., UAG International Holdings, Inc., UnitedAuto Fifth Funding, Inc., UnitedAuto Finance Inc. and UnitedAuto Fourth Funding, Inc. generally provide for both limitation of liability and indemnification.  The bylaws of the Delaware registrants generally provide for indemnification of directors and officers.

(b)  Automotive Media Holdings, LLC, CJNS, LLC, Classic Enterprises, LLC, Classic Motor Sales, LLC, Classic Nissan of Turnersville, LLC, Cycle Holdings, LLC, D. Young Chevrolet, LLC, Dan Young Motors, LLC, Dealer Accessories, LLC, DiFeo Partnership, LLC, FRN of Tulsa, LLC, Goodson North, LLC, Goodson Pontiac-GMC, LLC, Goodson Spring Branch, LLC, HBL, LLC, HT Automotive, LLC, JS Imports, LLC, KMPB, LLC, Landers Auto Sales, LLC, Late Acquisition I, LLC, Late Acquisition II, LLC, Motorcars Acquisition II, LLC, Motorcars Acquisition III, LLC, Motorcars Acquisition IV, LLC, Motorcars Acquisition V, LLC, Motorcars Acquisition VI, LLC, Motorcars Acquisition, LLC, PAG Acquisition 27, LLC, PAG Acquisition 28, LLC, PAG Acquisition 36, LLC, PAG Acquisition 40, LLC, PAG Acquisition 41, LLC,  PAG Arkansas F1, LLC, PAG Arkansas F2, LLC, PAG Arkansas MIT, LLC, PAG Austin H1, LLC, PAG Austin S1, LLC, PAG Avondale H1, LLC, PAG AZ Properties, LLC, PAG Bedford A1, LLC, PAG Bedford P1, LLC, PAG Bedford Properties, LLC, PAG Chantilly M1, LLC, PAG Distributor S1, LLC, PAG East, LLC, PAG Edison B1, LLC, PAG Goodyear F1, LLC, PAG Greenwich M1, LLC, PAG Investments, LLC, PAG Madison L1, LLC, PAG Madison T1, LLC, PAG Michigan Holdings, LLC, PAG Michigan S1, LLC, PAG North Scottsdale BE, LLC, PAG Tempe M1, LLC, PAG Texas Management Company, LLC, PAG Surprise T1, LLC, PAG Turnersville AU, LLC, PAG West Bay MIT, LLC, PAG West, LLC, Palm Auto Plaza, LLC, Penske Car Rental Holdings, LLC, Penske Car Rental Indiana, LLC, Penske Car Rental Memphis, LLC, Penske Direct, LLC, Penske Wholesale Outlet, LLC, PMRC, LLC, Scottsdale 101 Management, LLC, Scottsdale Paint & Body, LLC, SK Motors, LLC, SL Automotive, LLC, Sun Motors, LLC, Turnersville Auto Outlet, LLC, UAG Arkansas FLM, LLC, UAG Atlanta H1, LLC, UAG Central NJ, LLC, UAG Chantilly AU, LLC, UAG Citrus Motors, LLC, UAG Connecticut, LLC, UAG East, LLC, UAG Fayetteville I, LLC, UAG Fayetteville II, LLC, UAG Fayetteville III, LLC, UAG Hudson CJD, LLC, UAG Landers Springdale, LLC, UAG Mentor Acquisition, LLC, UAG Michigan Cadillac, LLC, UAG Michigan H1, LLC, UAG Michigan H2, LLC, UAG Michigan Pontiac-GMC, LLC, UAG Michigan T1, LLC, UAG Michigan TMV, LLC, UAG Minneapolis B1, LLC, UAG Nanuet II, LLC, UAG Nevada Land, LLC, UAG Northeast, LLC, UAG Phoenix VC, LLC, UAG Realty, LLC, UAG Royal Palm M1, LLC, UAG Royal Palm, LLC, UAG Spring, LLC, UAG Texas, LLC, UAG Tulsa Holdings, LLC, UAG Turnersville Motors, LLC, UAG Turnersville Realty, LLC, UAG VK, LLC, UAG West Bay AM, LLC, UAG West Bay FM, LLC, UAG West Bay IA, LLC, UAG West Bay IAU, LLC, UAG West Bay IB, LLC, UAG West Bay II, LLC, UAG West Bay IL, LLC, UAG West Bay IM, LLC, UAG West Bay IN, LLC, UAG West Bay IP, LLC, UAG West Bay IV, LLC, UAG West Bay IW, LLC, United Auto Licensing, LLC, United Auto Scottsdale Property Holdings, LLC, United AutoCare Products, LLC, United Ford Broken Arrow, LLC, United Ford North, LLC, United Ranch Automotive, LLC, West Palm Nissan, LLC, West Palm S1, LLC and Young Automotive Holdings, LLC are organized as limited liability companies under the laws of Delaware.

Section 18-108 of the Delaware Limited Liability Company Act (“DLLCA”) permits a limited liability company to indemnify any member or manager of the company from and against any and all claims and demands whatsoever.

Section 18-1101 of the DLLCA permits a limited liability company to provide in its limited liability company agreement that a member, manager or other person shall not be liable for breach of contract and breach of duties to the limited liability company or to another member or manager or to another person that is a party to or is otherwise bound by the limited liability company agreement, subject to certain limitations.

The operating agreements of Automotive Media Holdings, LLC, UAG Central NJ, LLC, and UAG Citrus Motors, LLC provide that a manager shall not be liable to the company or any other person for actions on behalf of the company or in furtherance of the company’s business, subject to certain limitations.  The operating agreements further provide that the company shall indemnify any manager, member or other specified persons to the fullest extent provided or allowed by the DLLCA, subject to certain limitations.

Florida Registrants:

(a)         Auto Mall Payroll Services, Inc., Florida Chrysler Plymouth, Inc. and West Palm Auto Mall, Inc. are incorporated under the laws of Florida.

Section 607.0850 of the Florida Business Corporation Act (“FBCA”) authorizes a court to award, or a Florida incorporated registrant’s board of directors to grant, indemnity to officers, directors, employees or other agents of the corporation under certain circumstances and subject to certain limitations. In addition, Section 607.0831 of the FBCA provides that a director shall not be personally liable for monetary damages to the corporation or any other person for any statement, vote, decision or failure to act regarding corporate management or policy by such director, subject to certain limitations.

The bylaws of each of the Florida corporate registrants provide that the corporation shall indemnify directors, officers, employees, or agents to the extent and in the manner permitted by the FBCA, and that each corporation has the power to make further indemnification as permitted by the FBCA except to indemnify any person against gross negligence or willful misconduct.

(b)         PAG Orlando Partnership, Ltd. is organized as a limited partnership under the laws of Florida.

Section 620.1303 of the Florida Revised Uniform Limited Partnership Act provides that a limited partner is not personally liable, directly or indirectly, by way of contribution or otherwise, for an obligation of the limited partnership solely by reason of being a limited partner, even if the limited partner participates in the management and control of the limited partnership.

Georgia Registrants:

Peachtree Nissan, Inc., UAG Atlanta IV Motors, Inc. and United Nissan, Inc. are incorporated under the laws of Georgia.

The registrants organized as corporations under Georgia law are subject to the provisions of the Georgia Business Corporation Code (“GBCC”). Section 14-2-851 of the GBCC permits a corporation to indemnify an individual who is a party to a proceeding because he or she is or was a director against liability incurred in the proceeding under certain circumstances.  A corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation, except for reasonable expenses if certain requirements are met, or if the director is found liable on the basis that personal benefit was improperly received by him or her, unless such indemnification is permitted by the articles of incorporation or bylaws, pursuant to Section 14-2-856 of the GBCC.  Under Section 14-2-852 of the GBCC, a corporation is required to indemnify a director who was wholly successful in the defense of any proceeding to which he or she was a party because he or she was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.  Section 14-2-854 permits a court to order indemnification or advance for expenses if it determines that the director is entitled to indemnification under specified circumstances.  Section 14-2-857 permits indemnification of officers, if specified requirements are met.

In addition, Section 14-2-202(b)(4) of the GBCC provides that the articles of incorporation of a Georgia corporation may include a provision eliminating or limiting the liability of a director to the corporation or its shareholders for monetary damages for any action taken, or any failure to take any action, as a director, except for certain types of liability.

The articles of incorporation of United Nissan, Inc. provide that no director of the corporation shall have personal liability to the corporation or to its shareholders for monetary damages for breach of fiduciary duty of care or other duty as a director, subject to certain limitations.

The bylaws of Peachtree Nissan, Inc. and United Nissan, Inc. provide that each corporation shall indemnify and hold harmless directors, officers, employees and agents of the corporation in actions by persons other than the corporation and in actions by or in the name of the corporation, under certain circumstances and subject to certain limitations.  The bylaws further provide that this indemnification is not exclusive of any other right to which the person indemnified is entitled.  In addition, the United Nissan, Inc. bylaws provide that unless the articles of incorporation provide otherwise, a director or officer of the corporation may apply to court for indemnification, which the court may order if specified requirements are met, and that if authorized by the articles of incorporation or resolution approved by the shareholders, the corporation may indemnify or obligate itself to indemnify a director or officer regardless of the other limitations provided in the bylaws, subject to specified requirements.

Indiana Registrants:

(a)         Dan Young Chevrolet, Inc. and Young Management Group, Inc. are incorporated under the laws of Indiana.

The registrants organized as corporations under Indiana law are subject to the provisions of the Indiana Business Corporation Law (“IBCL”).  Section 23-1-37-8 of the IBCL permits an Indiana corporation to indemnify directors against liability incurred in the proceeding if certain requirements are met.  Section 23-1-37-9 of the IBCL requires a corporation to indemnify a director who was wholly successful in the defense of any proceeding to which the director was a party because the director is or was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.  Under IBCL Section 23-1-37-11, unless a corporation’s articles of incorporation provide otherwise, a director may apply for indemnification to the court, which may order indemnification if it determines that the specified requirements are met.  Unless the corporation’s articles of incorporation provide otherwise, officers and other employees may also be indemnified under Section 23-1-37-13 of the IBCL, under specified circumstances.  Section 23-1-37-15 of the IBCL expressly permits a corporation to include additional indemnification rights in its articles of incorporation or bylaws.

The articles of incorporation of Dan Young Chevrolet, Inc. provide that the corporation shall indemnify directors, officers, employees, or agents of the corporation under specified circumstances, except if such person is found to be liable for negligence or misconduct in the performance of a duty to the corporation.  The indemnification provided in the articles of incorporation is not exclusive of any rights to which such person may otherwise be entitled.  The articles of incorporation of Young Management Group, Inc. provide that directors, officers, employees and agents of the corporation shall be indemnified if specified requirements are met, subject to certain limitations.

(b)         UAG Central Region Management, LLC and UAG Oldsmobile of Indiana, LLC are organized under the laws of Indiana.

The registrants organized as limited liability companies under Indiana law are subject to the provisions of the Indiana Business Flexibility Act (“IBFA”).  Section 23-18-4-4 of the IBFA provides that a limited liability company’s operating agreement may eliminate or limit the personal liability of a member or manager for monetary damages for breach of certain duties, and provide for indemnification of a member or manager for judgments, settlements, penalties, fines, or expenses incurred in a proceeding to which a person is a party because the person is or was a member or manager.

Nevada Registrant:

Tamburro Enterprises, Inc. is incorporated under the laws of Nevada.

Section 78.7502 of the General Corporation Law of Nevada (“GCLN”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to officers and directors of the corporation under certain circumstances and subject to certain limitations. In addition, Section 78.138(7) of the GCLN provides that, unless the articles of incorporation or an amendment thereto filed after October 1, 2003 provide for greater individual liability, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in such person’s capacity as a director or officer unless it is proven that (i) such person’s act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and (ii) such person’s breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

The articles of incorporation of Tamburro Enterprises, Inc. provide that no director or officer shall have personal liability to the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, subject to certain limitations.  The bylaws of Tamburro Enterprises, Inc. provide that the corporation must indemnify, to the maximum extent permitted by the GCLN, directors, officers, employees or agents of the corporation, under specified circumstances.  The bylaws further provide that this right does not exclude any other rights to which a person seeking indemnification may be entitled under any article of incorporation, agreement, or otherwise.

New Jersey Registrants:

(a)         Classic Auto Group, Inc., Classic Imports, Inc., Classic Management Company, Inc., Classic Turnersville, Inc., Somerset Motors, Inc., UAG CHCC, Inc., UAG Chevrolet, Inc. and UAG Hudson, Inc. are incorporated under the laws of New Jersey.

The New Jersey Business Corporation Act (“NJBCA”) governs the corporations organized in New Jersey.  Section 14A:3-5 of the NJBCA permits a New Jersey corporation to indemnify a corporate agent (which includes directors, officers, employees or agents) against expenses and liabilities in connection with any proceeding involving the corporate agent by reason of his being or having been such a corporate agent, other than a proceeding by or in the right of the corporation, if certain requirements are met.  In addition, a corporation may indemnify a corporate agent against expenses in connection with any proceeding by or in the right of the corporation which involves the corporate agent, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. However, in such proceeding no indemnification may be provided if the corporate agent has been adjudged to be liable to the corporation, except to the extent that the court determines that the corporate agent is fairly and reasonably entitled to indemnity.  A New Jersey corporation must indemnify a corporate agent against expenses to the extent the corporate agent has been successful on the merits or otherwise in any proceeding referred to above.  Section 14A:3-5(8) of the NJBCA also expressly permits a corporation to include additional indemnification provisions in its organizational documents.  Section 14A:2-7(3) of the NJBCA further states that the certificate of incorporation of a New Jersey corporation may provide that a director or officer shall not be personally liable, or shall be liable only to the extent provided, to the corporation or its shareholders for damages for breach of any duty owed to the corporation or its shareholders, except in certain circumstances.

The articles of incorporation of Classic Auto Group, Inc., Classic Management Company, Inc., and UAG CHCC, Inc. provide that no director or officer of the corporation shall be personally liable to the corporation or its shareholders for damages for breach of any duty owed to the corporation or its shareholders, except in accordance with the NJBCA.

The bylaws of the New Jersey registrants generally provide that each corporation shall indemnify any corporate agent to the fullest extent permitted by the NJBCA, subject to specified limitations.  The bylaws of Classic Auto Group, Inc., Classic Turnersville, Inc., UAG CHCC, Inc., and UAG Chevrolet, Inc. also permit the board of directors to similarly indemnify any corporation agent in connection with specified proceedings.

(b)         County Auto Group Partnership, DiFeo Chrysler Plymouth Jeep Eagle Partnership, DiFeo Hyundai Partnership, DiFeo Leasing Partnership, DiFeo Nissan Partnership, DiFeo Tenafly Partnership, Hudson Motors Partnership, OCT Partnership and Somerset Motors Partnership are organized as general partnerships under the laws of New Jersey.

The New Jersey Uniform Partnership Act (1996) contains no provisions for indemnification or limitation of liability, and the New Jersey general partnership registrants’ organizational documents do not provide for indemnification or limitation of liability.

New York Registrant:

Westbury Superstore, Ltd. is incorporated under the laws of New York.

Westbury Superstore, Ltd. is subject to the provisions of the New York Business Corporation Law (“NYBCL”). Section 722 of the NYBCL provides that a corporation may indemnify its directors or officers, if certain requirements are met and subject to certain limitations.  Section 724 of the NYBCL provides that, notwithstanding   the   failure  of  a  corporation  to  provide indemnification, and despite any contrary resolution of the board or shareholders, indemnification  shall  be  awarded   by  a  court  to  the  extent  authorized  under  the NYBCL, upon application of the director or officer, subject to certain limitations.  Section 721 provides that the indemnification provisions of the NYBCL are not exclusive of any other  rights to  which  a  director  or  officer  seeking  indemnification  may  be  entitled,  subject to certain limitations.

Ohio Registrants:

(a)         PAG Mentor A1, Inc. is incorporated under the laws of Ohio.

PAG Mentor A1, Inc. is subject to the provisions of the Ohio General Corporation Law (“OGCL”). Section 1701.13(E) of the OGCL authorizes a court to award, or a corporation’s board of directors to grant, indemnity to an officer, director, employee or agent of the corporation under certain circumstances and subject to certain limitations. In addition, Section 1701.59(E) provides that, unless otherwise provided in the articles of incorporation or bylaws, a director shall be liable in damages for any action that the director takes or fails to take as a director only if it is proved by clear and convincing evidence in a court of competent jurisdiction that the director’s action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation.

The certificate of incorporation of PAG Mentor A1, Inc. provides that the corporation may indemnify or agree to indemnify directors, officers, employees, or agents of the corporation under certain circumstances and subject to certain limitations.  The certificate of incorporation provides that a director, officer, employee, or agent who has been successful in a proceeding shall be indemnified, if specified conditions are met.  The indemnification provided in the certificate of incorporation is not exclusive of any other rights to which the person seeking indemnification may be entitled.  The bylaws of PAG Mentor A1, Inc. further provide that the corporation shall indemnify directors, officers, employees and agents to the fullest extent permitted by law, and that this right is not exclusive of any other rights to which the person seeking indemnification may be entitled.

(b)         SDG Automotive Investments, LLC is organized as a limited liability company under the laws of Ohio.

SDG Automotive Investments, LLC is subject to the provisions of the Ohio Revised Code (“ORC”). Section 1705.32 of the ORC permits a limited liability company to indemnify any person. Furthermore, Section 1705.29(D) of the ORC provides that, unless otherwise provided in the articles of incorporation or operating agreement, a manager of a limited liability company shall be liable for damages for any action that such manager takes or fails to take as a manager only if it is proved by clear and convincing evidence in a court with jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the company or undertaken with reckless disregard for the best interests of the company.

South Carolina Registrants:

Gene Reed Chevrolet, Inc. and Michael Chevrolet-Oldsmobile, Inc. are incorporated under the laws of South Carolina.

The registrants organized as corporations under South Carolina law are subject to the provisions of the South Carolina Code of Laws (“SCCL”). In particular, Article 5 of Chapter 8 of the SCCL authorizes a corporation to indemnify a director against liability incurred in the proceeding if certain conditions are met and, unless the corporation’s articles of incorporation provide otherwise, authorizes a corporation to indemnify an officer, employee, or agent of the corporation who is not a director under specified circumstances.  Unless the corporation’s articles of incorporation provide otherwise, a South Carolina corporation must indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation.  However, a South Carolina corporation may not indemnify a director under Article 5 of Chapter 8 of the SCCL (1) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (2) in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.  Unless a corporation’s articles of incorporation provide otherwise, a director may apply for indemnification to a court of competent jurisdiction, which may order indemnification if it determines that the director is entitled to it.  In addition, Section 33-2-102(e) of the SCCL permits a South Carolina corporation that meets certain specified criteria to include in its articles of incorporation provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that the provision may not eliminate or limit the liability of a director under certain circumstances.

The bylaws of Gene Reed Chevrolet, Inc. provide that the corporation shall indemnify and save harmless all directors, officers, employees or agents of the corporation to the fullest extent permitted by the SCCL.  The bylaws of Michael Chevrolet-Oldsmobile, Inc. provide that unless otherwise provided in the articles of incorporation, the corporation shall indemnify its directors under certain specified circumstances, and subject to certain limitations, and may indemnify officers, employees or agents of the corporation, as determined by the board of directors.

Tennessee Registrant:

United Nissan, Inc. is incorporated under the laws of Tennessee.

United Nissan, Inc. is subject to the provisions of Title 48 of the Tennessee Code (“TC”). In particular, Section 48-18-502 of the TC authorizes a court to award, or a corporation’s board of directors to grant, indemnity to an officer, director, employee or agent of the corporation under certain circumstances and subject to certain limitations.  Section 48-18-503 provides that, unless limited by its charter, a corporation must indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party under specified circumstances.   Additionally, Section 48-12-102(b) permits a Tennessee corporation to include in its charter a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, subject to certain limitations.

The charter of United Nissan, Inc. provides that no director shall be liable to the corporation or to its shareholders for monetary damages for breach of fiduciary duty, subject to certain limitations.  The charter further provides that the directors, officers, employees and agents of the corporation shall be entitled to indemnification in accordance with the TC and in certain specified circumstances, and that these rights do not affect any rights to indemnification to which directors, officers, employees or agents may be entitled by contract or under the TC.  The bylaws of United Nissan, Inc. provide that the corporation shall indemnify officers and directors under certain circumstances and subject to certain limitations.

Texas Registrants:

(a)         Classic Special Advertising, Inc. and UAG Duluth are incorporated under the laws of Texas.

Section 8.003 of Title 1 of the Texas Business Organizations Code (“TBOC”) provides that the certificate of formation of a corporation may restrict the circumstances under which the corporation must or may indemnify a person.  Sections 8.051 and 8.101 of the TBOC provides that a corporation must indemnify a governing person, former governing person, or delegate in connection with a proceeding in which the person is a respondent because the person is or was a governing person or delegate if the person is wholly successful in the defense of the proceeding, and may indemnify such a person under certain other circumstances and subject to certain limitations.  Section 8.052 permits a court to order a corporation to indemnify a governing person, former governing person, or delegate to the extent the court determines that the person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances.  In addition, Section 7.001 of Title 1 of the TBOC allows a Texas corporation in its certificate of formation to provide that a governing person of the organization is not liable, or is liable only to the extent provided by the certificate of formation or similar instrument, to the organization or its owners or members for monetary damages for an act or omission by the person in the person’s capacity as a governing person, except under certain circumstances.

The bylaws of Classic Special Advertising, Inc. provide that the corporation shall indemnify its directors and officers to the maximum extent permitted by the TBOC, subject to certain limitations, and that this provision is not exclusive of any other rights to which an officer or director may be entitled under any bylaw, agreement, insurance policy, or otherwise.

(b)         Classic Oldsmobile-Pontiac-GMC Truck, Ltd., Classic Special Automotive, Ltd., Classic Special Hyundai, Ltd., Hill Country Imports, Ltd., UAG GD, Ltd., UAG GN, Ltd., UAG GP, Ltd., UAG GW, Ltd., UAG Houston Acquisition, Ltd. and WTA Motors, Ltd. are organized as limited partnerships under the laws of Texas and Classic Special, LLC and Classic Special Automotive GP, LLC are organized as limited liability companies under the laws of Texas.

Sections 8.051 and 8.101 of Title 1 of the TBOC provides that a limited partnership must indemnify a governing person, former governing person, or delegate in connection with a proceeding in which the person is a respondent because the person is or was a governing person or delegate if the person is wholly successful in the defense of the proceeding, and may indemnify such a person under certain other circumstances and subject to certain limitations.  Section 8.052 permits a court to order a limited partnership to indemnify a governing person, former governing person, or delegate to the extent the court determines that the person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances.  In addition, Section Sec. 8.003.  allows the written partnership agreement of a limited partnership to restrict the circumstances under which the limited partnership must or may indemnify or may advance expenses to a person.

The partnership agreements or limited liability company agreements of Classic Oldsmobile-Pontiac-GMC Truck, Ltd., Classic Special Automotive, Ltd., Classic Special Hyundai, Ltd., Hill Country Imports, Ltd., Classic Special, LLC and Classic Special Automotive GP, LLC provide for limitation of liability of the partners to the partnership or members.

Item 21. Exhibits and Financial Statement Schedules

The following exhibits are being furnished herewith or incorporated by reference herein:

Exhibit Number	Description

4.1

Indenture regarding our 5.75% senior subordinated notes due 2022 dated August 28, 2012, by and among us, as Issuer, the subsidiary guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to exhibit 4.1 to our current report on Form 8-K filed on August 28, 2012).

4.2

Registration Rights Agreement, dated August 28, 2012, by and among us, the subsidiary guarantors named therein, Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBS Securities Inc., J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, U.S. Bancorp Investments, Inc. Stephens Inc. and BNP Paribas Securities Corp., relating to the 5.75% senior subordinated notes due 2022 (incorporated by reference to Exhibit 4.3 to our Form 8-K filed August 28, 2012).

5.1*	Opinion of Shane M. Spradlin, Executive Vice President, General Counsel and Secretary of Penske Automotive Group, Inc.
5.2**	Opinion of Dykema Gossett PLLC
12*	Computation of Ratio of Earnings to Fixed Charges
23.1**	Consent of Deloitte & Touche LLP
23.2**	Consent of KPMG Audit plc
23.3*	Consent of Shane M. Spradlin, Executive Vice President, General Counsel and Secretary of Penske Automotive Group, Inc. (contained in the Opinion filed as Exhibit 5.1 hereto)
23.4**	Consent of Dykema Gossett PLLC (contained in the Opinion filed as Exhibit 5.2 hereto)
24*	Power of Attorney (contained on the signature page hereto)
25*	Statement of Eligibility of the Trustee on Form T-1
99.1*	Form of Letter of Transmittal
99.2*	Form of Notice of Guaranteed Delivery
99.3*	Form of Letter from Penske Automotive Group, Inc. to Brokers, Dealers
99.4*	Form of Letter to Clients

* Previously filed.

** Filed herewith.

Item 22.  Undertakings.

The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

(4)  That, for purposes of determining any liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

That, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will each be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or its securities provided by or on behalf of the undersigned registrants; and

(iv) any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrant hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on April 29, 2013.

Penske Automotive Group, Inc.

By:	/s/ David K. Jones
David K. Jones
Chief Financial Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

*	Chairman of the Board and Chief	April 29, 2013
Roger S. Penske	Executive Officer (Principal Executive Officer)

*	Executive Vice President and Chief	April 29, 2013
David K. Jones	Financial Officer (Principal Financial Officer)

*	Senior Vice President and Corporate Controller	April 29, 2013
John D. Carlson, Jr.	(Principal Accounting Officer)

*	Director	April 29, 2013
John D. Barr
*	Director	April 29, 2013
Michael R. Eisenson
*	Director	April 29, 2013
Robert H. Kurnick, Jr.
*	Director	April 29, 2013
William J. Lovejoy
*	Director	April 29, 2013
Kimberly J. McWaters
*	Director	April 29, 2013
Yoshimi Namba
*	Director	April 29, 2013
Lucio A. Noto
*	Director	April 29, 2013
Richard J. Peters

*	Director	April 29, 2013
Sandra E. Pierce
*	Director	April 29, 2013
Ronald G. Steinhart
*	Director	April 29, 2013
H. Brian Thompson

*By:	/s/ Shane M. Spradlin
Shane M. Spradlin
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on April 29, 2013.

Classic Auto Group, Inc.
Classic Enterprises, LLC
Classic Imports, Inc.
Classic Management Company, Inc.
Classic Motor Sales, LLC
Classic Nissan of Turnersville, LLC
Classic Turnersville, Inc.
Cycle Holdings, LLC
DiFeo Partnership LLC
HBL, LLC
PAG Chantilly M1, LLC
PAG East, LLC
PAG Greenwich M1, LLC
PAG Turnersville AU, LLC
Somerset Motors, Inc.
UAG Chantilly AU, LLC
UAG Hudson CJD, LLC
UAG Central NJ, LLC
UAG Classic, Inc.
UAG Connecticut, LLC
UAG Hudson, Inc.
UAG Nanuet II, LLC
UAG Northeast, LLC
UAG Turnersville Realty, LLC
UAG West Bay AM, LLC
UAG West Bay FM, LLC
UAG West Bay IA, LLC
UAG West Bay IAU, LLC
UAG West Bay IB, LLC
UAG West Bay II, LLC
UAG West Bay IL, LLC
UAG West Bay IM, LLC
UAG West Bay IN, LLC
UAG West Bay IP, LLC
UAG West Bay IW, LLC

By: *
John Cragg,
Chairman of the Board

*By:	/s/ Shane M. Spradlin
Shane M. Spradlin
Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

*	Chairman of the Board	April 29, 2013
John Cragg	(Principal Executive Officer)

*	Assistant Treasurer and Director	April 29, 2013
David K. Jones	(Principal Accounting Officer and Principal Financial Officer)

*	Director	April 29, 2013
Robert H. Kurnick, Jr.

*By:	/s/ Shane M. Spradlin
Shane M. Spradlin
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, each of the has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on April 29, 2013.

PAG Atlanta Management, Inc.

By:	*
R. Whitfield Ramonat
President

*By:	/s/ Shane M. Spradlin
Shane M. Spradlin
Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

*	President	April 29, 2013
R. Whitfield Ramonat	(Principal Executive Officer)

*	Assistant Treasurer and Director	April 29, 2013
David K. Jones	(Principal Accounting Officer and Principal Financial Officer)

*	Director	April 29, 2013
Robert H. Kurnick, Jr.

*By:	/s/ Shane M. Spradlin
Shane M. Spradlin
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, each of the Registrant’s has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on April 29, 2013.

County Auto Group Partnership
Danbury Auto Partnership
DiFeo Chrysler Plymouth Jeep Eagle Partnership
DiFeo Hyundai Partnership
DiFeo Leasing Partnership
DiFeo Nissan Partnership
DiFeo Tenafly Partnership
OCT Partnership

By: DiFeo Partnership, LLC

By: *
John Cragg,
Chairman of the Board

*By:	/s/ Shane M. Spradlin
Shane M. Spradlin
Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

*	Chairman of the Board	April 29, 2013
John Cragg	(Principal Executive Officer)

*	Assistant Treasurer and Director	April 29, 2013
David K. Jones	(Principal Accounting Officer and Principal Financial Officer)

*	Director	April 29, 2013
Robert H. Kurnick, Jr.

*By:	/s/ Shane M. Spradlin
Shane M. Spradlin
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, each of the Registrant’s has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on April 29, 2013.

Hudson Motors Partnership

By: DiFeo Partnership, LLC

By: *
John Cragg,
Chairman of the Board

*By:	/s/ Shane M. Spradlin
Shane M. Spradlin
Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

*	Chairman of the Board	April 29, 2013
John Cragg	(Principal Executive Officer)

*	Assistant Treasurer and Director	April 29, 2013
David K. Jones	(Principal Accounting Officer and Principal Financial Officer)

*	Director	April 29, 2013
Robert H. Kurnick, Jr.

*By:	/s/ Shane M. Spradlin
Shane M. Spradlin
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, each of the Registrant’s has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on March 19, 2013.

Somerset Motors Partnership

By: DiFeo Partnership, LLC

By: *
John Cragg,
Chairman of the Board

*By:	/s/ Shane M. Spradlin
Shane M. Spradlin
Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

*	Chairman of the Board	April 29, 2013
John Cragg	(Principal Executive Officer)

*	Assistant Treasurer and Director	April 29, 2013
David K. Jones	(Principal Accounting Officer and Principal Financial Officer)

*	Director	April 29, 2013
Robert H. Kurnick, Jr.

*By:	/s/ Shane M. Spradlin
Shane M. Spradlin
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, each of the Registrant’s has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on April 29, 2013.

UAG East, LLC
United Auto Finance, Inc.

By: *
John Cragg,
President

*By:	/s/ Shane M. Spradlin
Shane M. Spradlin
Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

*	President (Principal Executive Officer)	April 29, 2013
John Cragg

*	Assistant Treasurer and Director	April 29, 2013
David K. Jones	(Principal Accounting Officer and Principal Financial Officer)

*	Director	April 29, 2013
Robert H. Kurnick, Jr.

*By:	/s/ Shane M. Spradlin
Shane M. Spradlin
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, each of the Registrant’s has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on April 29, 2013.

Late Acquisition I, LLC

By:	*
Walter P. Czarnecki, Jr.,
President

*By:	/s/ Shane M. Spradlin
Shane M. Spradlin
Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

*	President	April 29, 2013
Walter P. Czarnecki, Jr.	(Principal Executive Officer)

*	Treasurer and Director	April 29, 2013
David K. Jones	(Principal Accounting Officer and Principal Financial Officer)

*	Director	April 29, 2013
Robert H. Kurnick, Jr.

*By:	/s/ Shane M. Spradlin
Shane M. Spradlin
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, each of the Registrant’s has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on April 29, 2013.

UAG International Holdings, Inc.

By:	*
Roger S. Penske,
Chairman of the Board

*By:	/s/ Shane M. Spradlin
Shane M. Spradlin
Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

*	Chairman of the Board	April 29, 2013
Roger S. Penske	(Principal Executive Officer)

*	Treasurer and Director	April 29, 2013
David K. Jones	(Principal Accounting Officer and Principal Financial Officer)

*	President and Director	April 29, 2013
Robert H. Kurnick, Jr.

*By:	/s/ Shane M. Spradlin
Shane M. Spradlin
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, each of the Registrant’s has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on April 29, 2013.

UAG Realty, LLC

By:	*
Roger S. Penske,
Chairman of the Board and President

*By:	/s/ Shane M. Spradlin
Shane M. Spradlin
Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

*	Chairman of the Board and President	April 29, 2013
Roger S. Penske	(Principal Executive Officer)

*	Treasurer and Director	April 29, 2013
David K. Jones	(Principal Accounting Officer and Principal Financial Officer)

*	Director	April 29, 2013
Robert H. Kurnick, Jr.

*By:	/s/ Shane M. Spradlin
Shane M. Spradlin
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, each of the Registrant’s has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on April 29, 2013.

CJNS, LLC
Classic Special Advertising, Inc.
Classic Special Automotive GP, LLC
Classic Special, LLC
Europa Auto Imports, Inc.
GMG Motors, Inc.
Goodson North, LLC
Goodson Spring Branch, LLC
HT Automotive, LLC
KMT/UAG, Inc.
Late Acquisition II, LLC
PAG Austin H1, LLC
PAG AZ Properties, LLC
PAG Clovis T1, Inc.
PAG Marin M1, Inc.
PAG North Scottsdale BE, LLC
PAG Northern California Management, Inc.

PAG Ontario B1, Inc.
PAG Orange County Management Company, Inc.
PAG Orange County RR1, Inc.
PAG San Francisco N1, Inc.
PAG Santa Ana AVW, Inc.
PAG Santa Ana B1, Inc.
PAG Surprise T1, LLC
PAG Tempe M1, LLC
PAG West Acquisition 7, Inc.
PAG West Acquisition 8, Inc.
PAG West Acquisition 9, Inc.
Peter Pan Motors, Inc.
PMRC, LLC
Relentless Pursuit Enterprises, Inc.
SA Automotive, Ltd.
SAU Automotive, Ltd.
Scottsdale 101 Management, LLC
Scottsdale Ferrari, LLC
Scottsdale Management Group, Ltd.
Scottsdale Paint & Body, LLC
Sigma Motors, Inc.
SK Motors, LLC
SL Automotive, LLC
Sun Motors, LLC
Tamburro Enterprises, Inc.
UAG Capitol, Inc.
UAG Clovis, Inc.
UAG Escondido A1, Inc.
UAG Escondido H1, Inc.
UAG Escondido M1, Inc.
UAG Los Gatos, Inc.
UAG Marin, Inc.
UAG San Diego A1, Inc.
UAG San Diego AU, Inc.
UAG San Diego H1, Inc.
UAG San Diego Management, Inc.
UAG Stevens Creek II, Inc.
UAG Texas II, Inc.
UAG Texas, LLC
UAG VK, LLC
United Ranch Automotive, LLC

By: *
Bernard W. Wolfe,
Chairman of the Board

*By:	/s/ Shane M. Spradlin
Shane M. Spradlin
Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

*	Chairman of the Board	April 29, 2013
Bernard W. Wolfe	(Principal Executive Officer)

*	Assistant Treasurer and Director	April 29, 2013
David K. Jones	(Principal Accounting Officer and Principal Financial Officer)

*	Director	April 29, 2013
Robert H. Kurnick, Jr.

*By:	/s/ Shane M. Spradlin
Shane M. Spradlin
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, each of the Registrant’s has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on April 29, 2013.

PAG Texas Management Company, LLC
PAG West, LLC

By: *
Bernard W. Wolfe,
President

*By:	/s/ Shane M. Spradlin
Shane M. Spradlin
Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

*	President	April 29, 2013
Bernard W. Wolfe	(Principal Executive Officer)

*	Assistant Treasurer and Director	April 29, 2013
David K. Jones	(Principal Accounting Officer and Principal Financial Officer)

*	Director	April 29, 2013
Robert H. Kurnick, Jr.

*By:	/s/ Shane M. Spradlin
Shane M. Spradlin
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, each of the Registrant’s has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on April 29, 2013.

Automotive Media Holdings, LLC
Central Ford Center, Inc.
Covington Pike Dodge, Inc.
Florida Chrysler Plymouth, Inc.
Gene Reed Chevrolet, Inc.
Goodson Pontiac-GMC, LLC
JS Imports, LLC

KMPB, LLC
Landers Buick-Pontiac, Inc.
Landers Ford North, Inc.
Landers United Auto Group No. 2, Inc.
Michael Chevrolet-Oldsmobile, Inc.
Motorcars Acquisition II, LLC
Motorcars Acquisition VI, LLC
National City Ford, Inc.
PAG Acquisition 27, LLC
PAG Acquisition 28, LLC
PAG Acquisition 36, LLC
PAG Acquisition 40, LLC
PAG Acquisition 41, LLC
PAG Austin S1, LLC
PAG Avondale H1, LLC
PAG Distributor S1, LLC
PAG Edison B1, LLC
PAG Goodyear F1, LLC
PAG Michigan S1, LLC
PAG San Jose S1, LLC
PAG West Bay MIT, LLC
Peachtree Nissan, Inc.
Penske Direct, LLC
Penske Wholesale Outlet, LLC
UAG Carolina, Inc.
UAG CHCC, Inc.
UAG Chevrolet, Inc.
UAG Citrus Motors, LLC
UAG Graceland II, Inc.
UAG Memphis IV, Inc.
UAG Michigan H2, LLC
UAG Michigan Pontiac-GMC, LLC
UAG Michigan T1, LLC
UAG Michigan TMV, LLC
UAG Nevada Land, LLC
UAG Oldsmobile of Indiana, LLC
UAG Phoenix VC, LLC
UAG San Diego JA, Inc.
UAG Spring, LLC
UAG Sunnyvale, Inc.
UAG Turnersville Motors, LLC
UAG West Bay IV, LLC
UnitedAuto Dodge of Shreveport, Inc.
United Ford Broken Arrow, LLC
United Ford North, LLC
United Nissan, Inc. (GA)
United Nissan, Inc. (TN)
Scottsdale Jaguar, Ltd.
Tri-City Leasing, Inc.
Turnersville Auto Outlet, LLC
West Palm Auto Mall, Inc.
West Palm S1, LLC
Westbury Superstore, Ltd.
Young Automotive Holdings, LLC
Young Management Group, Inc.

By: *
Robert H. Kurnick, Jr.,
Chairman of the Board and President

*By:	/s/ Shane M. Spradlin
Shane M. Spradlin
Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

*	Chairman of the Board, President and Director	April 29, 2013
Robert H. Kurnick, Jr.	(Principal Executive Officer)

*	Treasurer and Director	April 29, 2013
David K. Jones	(Principal Accounting Officer and Principal Financial Officer)

*By:	/s/ Shane M. Spradlin
Shane M. Spradlin
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, each of the Registrant’s has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on April 29, 2013.

United Auto Scottsdale Property Holdings, LLC

By:	*
Bernard W. Wolfe,
President

*By:	/s/ Shane M. Spradlin
Shane M. Spradlin
Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

*	President	April 29, 2013
Bernard W. Wolfe	(Principal Executive Officer)

*	Assistant Treasurer and Director	April 29, 2013
David K. Jones	(Principal Accounting Officer and Principal Financial Officer)

*	Director	April 29, 2013
Robert H. Kurnick, Jr.

*By:	/s/ Shane M. Spradlin
Shane M. Spradlin
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, each of the Registrant’s has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on April 29, 2013.

UAG Houston Acquisition, Ltd.

By: UAG Texas, LLC

By: *
Bernard W. Wolfe,
Chairman of the Board

*By:	/s/ Shane M. Spradlin
Shane M. Spradlin
Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

*	Chairman of the Board	April 29, 2013
Bernard W. Wolfe	(Principal Executive Officer)

*	Assistant Treasurer and Director	April 29, 2013
David K. Jones	(Principal Accounting Officer and Principal Financial Officer)

*	Director	April 29, 2013
Robert H. Kurnick, Jr.

*By:	/s/ Shane M. Spradlin
Shane M. Spradlin
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, each of the Registrant’s has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on March 19, 2013.

UAG GD, Ltd.

By:	UAG Spring, LLC
Its:	General Partner

By:	*
Robert H. Kurnick, Jr.,
Chairman of the Board

*By:	/s/ Shane M. Spradlin
Shane M. Spradlin
Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

*	Chairman of the Board and Director	April 29, 2013
Robert H. Kurnick, Jr.	(Principal Executive Officer)

*	Treasurer and Director	April 29, 2013
David K. Jones	(Principal Accounting Officer and Principal Financial Officer)

*By:	/s/ Shane M. Spradlin
Shane M. Spradlin
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, each of the Registrant’s has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on April 29, 2013.

UAG GN, Ltd.

By: Goodson North, LLC
Its: General Partner

By: *
Bernard W. Wolfe,
Chairman of the Board

*By:	/s/ Shane M. Spradlin
Shane M. Spradlin
Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

*	Chairman of the Board	April 29, 2013
Bernard W. Wolfe	(Principal Executive Officer)

*	Assistant Treasurer and Director	April 29, 2013
David K. Jones	(Principal Accounting Officer and Principal Financial Officer)

*	Director	April 29, 2013
Robert H. Kurnick, Jr.

*By:	/s/ Shane M. Spradlin
Shane M. Spradlin
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, each of the Registrant’s has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on March 19, 2013.

UAG GP, Ltd.

By: Goodson Pontiac-GMC, LLC
Its: General Partner

By: *
Robert H. Kurnick, Jr.,
Chairman of the Board

*By:	/s/ Shane M. Spradlin
Shane M. Spradlin
Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

*	Chairman of the Board and Director	April 29, 2013
Robert H. Kurnick, Jr.	(Principal Executive Officer)

*	Treasurer and Director	April 29, 2013
David K. Jones	(Principal Accounting Officer and Principal Financial Officer)

*By:	/s/ Shane M. Spradlin
Shane M. Spradlin
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, each of the Registrant’s has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on April 29, 2013.

UAG GW, Ltd.

By: Goodson Spring Branch, LLC
Its: General Partner

By: *
Bernard W. Wolfe,
Chairman of the Board

*By:	/s/ Shane M. Spradlin
Shane M. Spradlin
Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

*	Chairman of the Board	April 29, 2013
Bernard W. Wolfe	(Principal Executive Officer)

*	Assistant Treasurer and Director	April 29, 2013
David K. Jones	(Principal Accounting Officer and Principal Financial Officer)

*	Director	April 29, 2013
Robert H. Kurnick, Jr.

*By:	/s/ Shane M. Spradlin
Shane M. Spradlin
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, each of the Registrant’s has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on April 29, 2013.

WTA Motors, Ltd.

By: Late Acquisition II, LLC
Its: General Partner

By: *
Bernard W. Wolfe,
Chairman of the Board

*By:	/s/ Shane M. Spradlin
Shane M. Spradlin
Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

*	Chairman of the Board	April 29, 2013
Bernard W. Wolfe	(Principal Executive Officer)

*	Assistant Treasurer and Director	April 29, 2013
David K. Jones	(Principal Accounting Officer and Principal Financial Officer)

*	Director	April 29, 2013
Robert H. Kurnick, Jr.

*By:	/s/ Shane M. Spradlin
Shane M. Spradlin
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, each of the Registrant’s has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on March 19, 2013.

United Auto Licensing, LLC

By:	*
Robert H. Kurnick, Jr.,
President

*By:	/s/ Shane M. Spradlin
Shane M. Spradlin
Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

*	President, Treasurer and Director	April 29, 2013
Robert H. Kurnick, Jr.	(Principal Executive Officer, Principal Accounting Officer and Principal Financial Officer)

*By:	/s/ Shane M. Spradlin
Shane M. Spradlin
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, each of the Registrant’s has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on April 29, 2013.

Auto Mall Payroll Services, Inc.
Brett Morgan Chevrolet—Geo, Inc.
D. Young Chevrolet, LLC
Dan Young Chevrolet, Inc.
Dan Young Motors, LLC
Dealer Accessories, LLC
FRN of Tulsa, LLC
Landers Auto Sales, LLC
Motorcars Acquisition III, LLC
Motorcars Acquisition IV, LLC
Motorcars Acquisition V, LLC
Motorcars Acquisition, LLC
PAG Arkansas F1, LLC
PAG Arkansas F2, LLC
PAG Arkansas MIT, LLC
PAG Bedford A1, LLC
PAG Bedford P1, LLC
PAG Bedford Properties, LLC
PAG Madison L1, LLC
PAG Madison T1, LLC
PAG Mentor A1, LLC
PAG Michigan Holdings, LLC
PAG Orlando General, Inc.
PAG Orlando Limited, Inc.
Palm Auto Plaza, LLC
SDG Automotive Investments, LLC
UAG Arkansas FLM, LLC
UAG Atlanta H1, LLC
UAG Atlanta IV Motors, Inc.

UAG Central Region Management, LLC
UAG Duluth, Inc.
UAG Fayetteville I, LLC
UAG Fayetteville II, LLC
UAG Fayetteville III, LLC
UAG Kissimmee Motors, Inc.
UAG Landers Springdale, LLC
UAG Memphis II, Inc.
UAG Memphis Management, Inc.
UAG Mentor Acquisition, LLC
UAG Michigan Cadillac, LLC
UAG Michigan H1, LLC
UAG Minneapolis B1, LLC
UAG Royal Palm M1, LLC
UAG Royal Palm, LLC
UAG Tulsa Holdings, LLC
UAG Young II, Inc.
UAG-Caribbean, Inc.
West Palm Nissan, LLC

By: *
R. Whitfield Ramonat,
Chairman of the Board

*By:	/s/ Shane M. Spradlin
Shane M. Spradlin
Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

*	Chairman of the Board	April 29, 2013
R. Whitfield Ramonat	(Principal Executive Officer)

*	Assistant Treasurer and Director	April 29, 2013
David K. Jones	(Principal Accounting Officer and Principal Financial Officer)

*	Director	April 29, 2013
Robert H. Kurnick, Jr.

*By:	/s/ Shane M. Spradlin
Shane M. Spradlin
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, each of the Registrant’s has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on April 29, 2013.

United AutoCare Products, LLC

By:	*
R. Whitfield Ramonat,
President

*By:	/s/ Shane M. Spradlin
Shane M. Spradlin
Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

*	President	April 29, 2013
R. Whitfield Ramonat	(Principal Executive Officer)

*	Assistant Treasurer and Director	April 29, 2013
David K. Jones	(Principal Accounting Officer and Principal Financial Officer)

*	Director	April 29, 2013
Robert H. Kurnick, Jr.

*By:	/s/ Shane M. Spradlin
Shane M. Spradlin
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, each of the Registrant’s has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on April 29, 2013.

PAG Investments, LLC

By:	*
Robert H. Kurnick, Jr.,
President

*By:	/s/ Shane M. Spradlin
Shane M. Spradlin
Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

*	Chairman of the Board	April 29, 2013
Robert H. Kurnick, Jr.	(Principal Executive Officer)

*	Treasurer and Director	April 29, 2013
David K. Jones	(Principal Accounting Officer and Principal Financial Officer)

*By:	/s/ Shane M. Spradlin
Shane M. Spradlin
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, each of the Registrant’s has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on April 29, 2013.

Atlantic Auto Funding Corporation
Atlantic Auto Second Funding Corporation
Atlantic Auto Third Funding Corporation
UAG Finance Company, Inc.
United Auto Fifth Funding, Inc.
United Auto Fourth Funding, Inc.

By: *
David K. Jones,
President and Treasurer

*By:	/s/ Shane M. Spradlin
Shane M. Spradlin
Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

*	President, Treasurer and Director	April 29, 2013
David K. Jones	(Principal Executive Officer, Principal Accounting Officer and Principal Financial Officer)

*	Director	April 29, 2013
Robert H. Kurnick, Jr.

*By:	/s/ Shane M. Spradlin
Shane M. Spradlin
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, each of the Registrant’s has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on April 29, 2013.

Penske Car Rental Holdings, LLC
Penske Car Rental Indiana, LLC
Penske Car Rental Memphis, LLC

By: *
Claude H. Denker,
President

*By:	/s/ Shane M. Spradlin
Shane M. Spradlin
Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

*	President	April 29, 2013
Claude H. Denker	(Principal Executive Officer)

*	Treasurer and Director	April 29, 2013
David K. Jones	(Principal Accounting Officer and Principal Financial Officer)

*	Director	April 29, 2013
Robert H. Kurnick, Jr.

*By:	/s/ Shane M. Spradlin
Shane M. Spradlin
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, each of the Registrant’s has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on April 29, 2013.

Classic Oldsmobile Pontiac-GMC Truck, Ltd.
Classic Special Automotive, Ltd.
Classic Special Hyundai, Ltd.
Hill Country Imports, Ltd.

By: Tamburro Enterprises, Inc. Its: General Partner

By: *
Bernard W. Wolfe,
Chairman of the Board

*By:	/s/ Shane M. Spradlin
Shane M. Spradlin
Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

*	Chairman of the Board	April 29, 2013
Bernard W. Wolfe	(Principal Executive Officer)

*	Assistant Treasurer and Director	April 29, 2013
David K. Jones	(Principal Accounting Officer and Principal Financial Officer)

*	Director	April 29, 2013
Robert H. Kurnick, Jr.

*By:	/s/ Shane M. Spradlin
Shane M. Spradlin
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, each of the Registrant’s has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on April 29, 2013.

PAG Orlando Partnership, Ltd.

By: PAG Orlando General, Inc. Its: General Partner

By: *
R. Whitfield Ramonat,
Chairman of the Board

*By:	/s/ Shane M. Spradlin
Shane M. Spradlin
Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

*	Chairman of the Board	April 29, 2013
R. Whitfield Ramonat	(Principal Executive Officer)

*	Assistant Treasurer and Director	April 29, 2013
David K. Jones	(Principal Accounting Officer and Principal Financial Officer)

*	Director	April 29, 2013
Robert H. Kurnick, Jr.

*By:	/s/ Shane M. Spradlin
Shane M. Spradlin
Attorney-in-fact

EXHIBIT INDEX

Exhibit
Number	Description

5.2	Opinion of Dykema Gossett PLLC
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of KPMG Audit plc
23.4	Consent of Dykema Gossett PLLC (contained in Opinion filed as Exhibit 5.2 hereto)